                               PORTIONS OF BYLAWS
                        RELATING TO SHAREHOLDERS' RIGHTS

                                      * * *

                                   ARTICLE 10
           Provisions Relating to the Conduct of the Trust's Business
                                      * * *

10.4 REPORTS TO SHAREHOLDERS. The Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

                                      * * *

                                   ARTICLE 11
                                  Shareholders

11.1 ANNUAL MEETING. The annual meeting of the shareholders of the Trust shall be held on the last Friday in April in each year or on such other day as may be fixed by the Trustees. The meeting shall be held at such time as the Chairman of the Trustees or the Trustees may fix in the notice of the meeting or otherwise. Purposes for which an annual meeting is to be held, additional to those prescribed by law or these Bylaws, may be specified by the Chairman of the Trustees or by the Trustees.

11.2 RECORD DATES. For the purpose of determining the shareholders of any series or class of shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

11.3 PROXIES. The placing of a shareholder's name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

                                      * * *


                                   ARTICLE 12

                          Shares of Beneficial Interest

12. The Trust has an unlimited number of Common Shares, without par value, which may be issued from time to time by the Trustees of the Trust.

         12.1     STATEMENT CREATING TWO SERIES OF REMARKETED PREFERRED SHARES.

                                     PART I.

                                   DESIGNATION

         SERIES A: A series of 630 shares of preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Remarketed Preferred Shares, Series A" and is referred to below as "Series A RP(R)". Each share of Series A RP shall be issued on a date to be determined by the Trustees of the Trust or a duly authorized committee thereof; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Period and an Initial Dividend Payment Date to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this
Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $50,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this
Section 12.1. Series A RP shall constitute a separate series of preferred shares of the Trust, and each share of Series A RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

         SERIES B: A series of 630 shares of preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or 1not earned or declared), is hereby designated "Remarketed Preferred Shares, Series B" and is referred to below, as "Series B RP(R)". The Series A RP and Series B RP are sometimes referred to below as the "RP(R)". Each share of Series B RP shall be issued on a date to be determined by the Trustees of the Trust or a duly authorized committee thereof; have such initial dividend rate as shall be determined in advance of the issuance thereof by any of the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice
(R)President or the Treasurer of the Trust; have an Initial Dividend Period and Initial Dividend Payment Dates to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $50,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of

---------------------
(R) Registered trademark of Merrill Lynch & Co., Inc.

the Trust, as are set forth in Part I and Part II of this Section 12.1. The Series B RP shall constitute a separate series of preferred shares of the Trust, and each share of Series B RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

         1. (a) DEFINITIONS. Unless the context or use indicates another or different meaning or intent, in this Section 12.1 the following terms have the following meanings, whether used in the singular or plural:

         "AA Composite Commercial Paper Rate," on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Remarketing Agents for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period days (in each case determined without regard to any adjustment in the length of a Dividend Period or in the remarketing schedule in respect of non-Business Days, as provided herein) shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper;
(iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

         "Accountant's Confirmation" has the meaning set forth in paragraph 8(g) of this Part I.

         "Additional Dividend" has the meaning set forth in paragraph 3(k) of this Part I.

         "Adviser" means the Trust's investment manager which is The Putnam Management Company, Inc.

         "Agent Member" means a member of the Securities Depository that will maintain records for a Beneficial Owner of one or more shares of RP.

         "Alternate Treasury Bill Rate" has the meaning set forth under "U.S. Treasury Bill Rate" below.

         "Alternate Treasury Note Rate" has the meaning set forth under "U.S. Treasury Note Rate" below.

         "Anticipation Notes" shall mean the following Municipal Bonds: revenue anticipation notes, tax anticipation notes, tax and revenue anticipation notes, grant anticipation notes and bond anticipation notes.

         "Applicable Dividend Rate" means, with respect to the Initial Dividend Period, the rate of dividend per annum established by the Trustees, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust and, for each subsequent Dividend Period, means the rate of dividend per annum that (i) except for a Dividend Period commencing during a Non-Payment Period, will be equal to the lower of the rate of dividend per annum that the Remarketing Agents advise results on the Remarketing Date preceding the first day of such Dividend Period from implementation of the remarketing procedures set forth in Part II hereof and the Maximum Dividend Rate or (ii) for each Dividend Period commencing during a Non-Payment Period, be equal to the Non-Payment Period Rate.

         "Applicable Percentage" has the meaning set forth under "Maximum Dividend Rate" below.

         "Authorized Newspaper" means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

         "Beneficial Owner" means a person that is listed as the beneficial owner of one or more shares of RP in the records of the Paying Agent or, with respect to any share of RP not registered in the name of the Securities Depository on the share transfer books of the Trust, the person in whose name such share is so registered.

         "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading, and which is not a day on which banks in The City of New York are authorized or obligated by law to close.

         "By-laws" means these By-laws of the Trust, as amended from time to time.

         "Certificate of Minimum Liquidity" has the meaning set forth in paragraph 9(b) of this Part I.

         "Closing Transactions" has the meaning set forth in paragraph 12(a) of this Part I.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

         "Common Shares" means the common shares of beneficial interest, without par value, of the Trust.

         "Date of Original Issue" means, with respect to any share of RP or Other RP, the date on which the Trust originally issues such share.

         "Declaration of Trust" means the Agreement and Declaration of Trust dated October 2, 1992 of the Trust on file with the Secretary of State of The Commonwealth of Massachusetts.

         "Deposit Securities" means cash and Municipal Bonds rated at least AAA, A-1+ or SP-1+ by S&P.

         "Discounted Value" means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody's Eligible Asset, the lower of par and the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor.

         "Dividend Coverage Amount," as of any Valuation Date, means (A)(i) the aggregate amount of cash dividends that will accumulate on all shares of RP and Other RP, in each case to (but not including) the Business Day following the first Dividend Payment Date for any series of RP that follows such Valuation Date plus (ii) the aggregate amount of all liabilities existing on such Valuation Date which are payable on or prior to the Business Day following such first Dividend Payment Date less (B) the sum of (i) the combined Market Value of Deposit Securities irrevocably deposited with the Paying Agent for the payment of cash dividends on all shares of RP and other RP, (ii) the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date, if such receivables are due within five Business Days of such Valuation Date and in any event on or prior to such Dividend Payment Date, and (iii) interest on Municipal Bonds owned by the Trust which is scheduled to be paid on or prior to such Dividend Payment Date.

         "Dividend Coverage Assets," as of any Valuation Date, means Deposit Securities with maturity or tender payment dates not later than the day preceding the Business Day following the first Dividend Payment Date for RP that follows such Valuation Date.

         "Dividend Payment Date," with respect to RP, means, (i) with respect to the Initial Dividend Period for Series A RP, the Initial Dividend Payment Date for such series and with respect to the Initial Dividend Period for Series B RP, the Initial Dividend Payment Dates for such series; (ii) with respect to any 28-day Dividend Period and any Short Term Dividend Period of 35 or fewer days, the day next succeeding the last day thereof; and (iii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, the first day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and the day next succeeding the last day of such period (each such date referred to in clause (i), (ii) or (iii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then (i) the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Saturday, Sunday, Monday, Tuesday, Wednesday or Thursday, or (ii) the Dividend Payment Date shall be the first Business Day next preceding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Friday, and in each case the length of the current Dividend Period will be adjusted accordingly, if necessary. If, however, in the case of clause (ii) in the preceding sentence, the Securities Depository shall make available to its participants and members in funds immediately available in New York City on Dividend Payment Dates the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Trust), and if the Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day and the length of the current Dividend Period will be adjusted accordingly, if necessary. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Trustees shall fix the Dividend Payment Date and the length of the current Dividend Period will be adjusted accordingly, if necessary. The Initial Dividend Period, 28-day Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as "Dividend Periods". Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

         "Dividend Period" means with respect to any share of RP, the initial Dividend Period for such share and thereafter a period which shall commence on each (but not the final) Dividend Payment Date for such share; PROVIDED HOWEVER, that any Dividend Payment Date occurring after commencement of and during a Special Dividend Period of more than 35 days, other than the last Dividend Payment Date during such Dividend Period, will not give rise to a new Dividend Period. Subject to the adjustment of Dividend Payment Dates as provided elsewhere herein, each such subsequent Dividend Period for such share will be comprised of, beginning with and including the day upon which it commences, 28 consecutive days; or in the case of a Special Dividend Period, the number of consecutive days as shall be specified by the Trustees in accordance with the provisions set forth in paragraph 3(j) of this Part I at the time the Trustees designate a Special Dividend Period. Notwithstanding the foregoing, any adjustment of the remarketing schedule or the length of a Dividend Period as provided herein shall also cause an adjustment of the relevant Settlement Date, if necessary, so that such Settlement Date will be the first day of the next Dividend Period.

         "First Initial Dividend Payment Date" means, in the case of Series B RP, March 1, 1993.

         "Forward Commitments" shall have the meaning specified in paragraph 12(c) of this Part I.

         "Gross-Up Tax Rate" has the meaning set forth in paragraph 3(k) of this
Part I.

         "Holder" means, with respect to any share of RP, the person whose name appears on the share transfer books of the Trust as the registered holder of such share.

         "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

         "Initial Dividend Payment Date" means, with respect to Series A RP, March 18, 1993, and with respect to Series B RP, each of the First Initial Dividend Payment Date, the Last Initial Dividend Payment Date and the first day of each calendar month during the Initial Dividend Period.

         "Initial Dividend Period" means, with respect to Series A RP, the period commencing on and including the Date of Original Issue of such series and ending on the day prior to the Initial Dividend Payment Date for such series and, with respect to Series B RP, the period commencing on and including the Date of Original Issue of such series and ending on the day prior to the Last Initial Dividend Payment Date for such series.

         "Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract or an option thereon.

         "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

         "Kenny Index" has the meaning set forth under "Taxable Equivalent of the Short-Term Municipal Bond Rate."

         "Last Initial Dividend Payment Date" means, with respect to Series B RP, January 5, 1995.

         "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

         "Mandatory Redemption Price" means $50,000 per share of RP plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

         "Marginal Tax Rate" means the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate, whichever is greater.

         "Market Value" of any asset of the Trust means the market value thereof determined by the Pricing Service. The Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Trustees.

         "Maximum Dividend Rate" for any Dividend Period shall be the Applicable Percentage of the Reference Rate determined as of the relevant Remarketing Date or the Date of Original Issue, as the case may be. The Applicable Percentage on any date will be determined based on (i) the lower of the credit rating or ratings assigned on such date to shares of RP by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) and (ii) whether the Trust has provided to the Remarketing Agents prior to the Remarketing establishing the Applicable Dividend Rate notification pursuant to paragraph 3(m) hereof that net capital gain or other income subject to regular Federal income tax will be included in a dividend on shares of RP during such Dividend Period as follows:

                                                          Applicable                    Applicable
                                                          Percentage of                 Percentage of
                Credit Ratings                            Reference                     Reference
--------------------------------------------              Rate -                        Rate -
     Moody's                 S  &  P                      No Notification               No Notification
-----------------      ---------------------              ---------------               ---------------
"aa3" or higher          AA- or higher                          110%                         150%
"a3" to "a1"             A- to A+                               125%                         160%
"baa3" to "baa1"         BBB- to BBB+                           150%                         250%
Below "baa3              Below BBB-                             200%                         275%

         The Remarketing Agents shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agents shall not round the Reference Rate as part of their calculation of any Maximum Dividend Rate.

         "Maximum Potential Additional Dividend Liability," as of any Valuation Date, means the aggregate amount of Additional Dividends that would be payable with respect to the RP if the Trust were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gain and other income subject to regular Federal income tax earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Additional Dividends are fully taxable.

         "Minimum Liquidity Level" means, as of any Valuation Date, an aggregate Market Value of Dividend Coverage Assets not less than the Dividend Coverage Amount.

         "Moody's" means Moody's Investors Service, Inc. or its successors.

         "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Municipal Bond which constitutes a Moody's Eligible Asset, the percentage determined by reference to (a) the rating by Moody's or S&P on such Bond and (b) the Moody's Exposure Period, in accordance with the table set forth below:

                                                                       Rating Category
                                    -------------------------------------------------------------------------

Moody's Exposure Period             Aaa*    Aa*      A*       Baa*       Other**     VMIG-1***       SP-1****
-----------------------             ----    ---      --       ----       -------     ---------       --------
7 weeks or less...............      151%    159%     168%     202%       229%        136%            148%
8 weeks or less but
greater than seven weeks......      154     164      173      205        235         137             149
9 weeks or less but
greater than eight weeks......      158     169      179      209        242         138             150

--------------------
*        Moody's rating.
** Municipal Bonds not rated by Moody's but rated BBB-, BBB or BBB+ by S&P.
*** Municipal Bonds rated MIG-1, VMIG-1 or P-1 by Moody's which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a long-term rating. For the purpose of the definition of Moody's Eligible Assets, these securities will have an assumed rating of 'A' by Moody's.
**** Municipal Bonds rated SP-1+ or A-1+ by S&P which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a Long-term rating. For the purposes of the definition of Moody's Eligible Assets, these securities will have an assumed rating of 'A' by Moody's.

         Notwithstanding the foregoing, (i) no Moody's Discount Factor will be applied to short-term Municipal Bonds, so long as such Municipal Bonds are rated at least MIG-1, VMIG-1 or P-1 by Moody's and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and the Moody's Discount Factor for such Bonds will be 125% if such Bonds are not rated by Moody's but are rated A-l+ or SP-l+ or AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and (ii) no Moody's Discount Factor will be applied to cash or to Receivables for Municipal Bonds Sold. "Receivables for Municipal Bonds Sold," for purposes of calculating Moody's Eligible Assets as of any Valuation Date, means no more than the aggregate of the following: (i) the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's or (y) with counterparties having a Moody's long-term debt rating of at least Baa3; and (ii) the Discounted Value of Municipal Bonds sold (applying the relevant Moody's Discount Factor to such Bonds) as of or prior to such Valuation Date which generated such receivables, if such receivables are due within five Business Days of such Valuation Date but do not comply with either of conditions W or (y) of the preceding clause (i).

         "Moody's Eligible Asset" means cash, Receivables for Municipal Bonds Sold, a short-term Municipal Bond rated VMIG-1, MIG-I or P-1 by Moody's or SP-I+ or A-I+ by S&P or a Municipal Bond that (i) pays interest in cash; (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB- by S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Municipal Bond, such Municipal Bond (excluding any short-term Municipal Bond and any Municipal Bond rated BBB-, BBB or BBB+) will be deemed to have a Moody's rating which is one full rating category lower than its S&P rating); (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Municipal Bonds of at least $10,000,000.

In addition, Municipal Bonds in the Trust's portfolio will be included as Moody's Eligible Assets only to the extent they meet the following diversification requirements:


                        Minimum                   Maximum                 Maximum State
                      Issue Size                Underlying                or Territory
Rating               ($ Millions)             Obligor  (%)(1)        Concentration(%)(1)(3)
------               ------------             ---------------        ----------------------
Aaa...............        10                        100                      100
Aa................        10                         20                       60
A.................        10                         10                       40
Baa ..............        10                          6                       20
Other(2)..........        10                          4                       12

--------------------------

(1) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.
(2) Municipal Bonds not rated by Moody's but rated BBB-, BBB or BBB+ by S&P.
(3) Territorial bonds (other than those issued by Puerto Rico and counted collectively) of any territory are limited to 10% of Moody's Eligible Assets.

         For purposes of the maximum underlying obligor requirement described above, any such Bond backed by a guaranty, letter of credit or insurance issued by a third party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Bond.

         When the Trust sells a Municipal Bond and agrees to repurchase it at a future date, such Bond will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such Bond will count as a liability for purposes of calculating the RP Basic Maintenance Amount. When the Trust purchases a Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Trust in connection therewith will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise such Bond will constitute a Moody's Eligible Asset.

         Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Trust for the payment of dividends or redemption.

         "Moody's Exposure Period" means the period commencing on and including a given Valuation Date and ending 48 days thereafter.

         "Moody's Hedging Transaction" has the meaning set forth in paragraph 12(b) of this Part I.

         "Moody's Volatility Factor" means 272% in the case of a Dividend Period of 28 days or less or a Special Dividend Period of greater than 48 days, 287% in the case of a Special Dividend Period of greater than 28 days but less than or equal to 35 days and 302% in the case of a Special Dividend Period of greater than 35 days but less than or equal to 48 days, in each case as long as there has not been enacted an increase to the Marginal Tax Rate. If an increase is enacted to the Marginal Tax Rate but not yet implemented, the Moody's Volatility Factor shall be as follows:

                                          Dividend Period of        Special Dividend
                                          28 days or less or        Period of  > 28           Special Dividend
                                          Special Dividend          days but LESS THAN        Period of  > 35
                                          Period of  > 48 days      OR EQUAL TO 35 days      days but < 48 days

           %  Change in                   Moody's Volatility        Moody's Volatility       Moody's Volatility
         MARGINAL TAX RATE                      FACTOR                    FACTOR                   FACTOR
         -----------------                ----------------          -----------------        ------------------

         LESS THAN OR EQUAL TO  5%               292%                      307%                      323%
 >5% but LESS THAN OR EQUAL TO 10%               313%                      330%                      346%
>10% but LESS THAN OR EQUAL TO l5%               338%                      355%                      372%
>15% but LESS THAN OR EQUAL TO 20%               364%                      382%                      402%
>20% but LESS THAN OR EQUAL TO 25%               396%                      416%                      436%
>25% but LESS THAN OR EQUAL TO 30%               432%                      453%                      474%
>30% but LESS THAN OR EQUAL TO 35%               472%                      495%                      518%
>35% but LESS THAN OR EQUAL TO 40%               520%                      545%                      569%

         Notwithstanding the foregoing, the Moody's Volatility Factor may mean such other potential dividend rate increase factor as Moody's advises the Trust in writing is applicable.

         "Municipal Bonds" means obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of bond counsel or other counsel to the issuer of such securities at the time of issuance, is at the time of issuance not includible in gross income for Federal income tax purposes.

         "Municipal Index" has the meaning set forth in paragraph 12(a) of this
Part I.

         "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

         "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act RP Asset Coverage (as required by paragraph 7 of this Part
I) as of the last Business Day of each month, means the last Business Day of the following month.

         "1940 Act RP Asset coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares, including all outstanding shares of RP and Other RP (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of paying dividends on its common shares).

         "Non-Call Period" has the meaning described under "Specific Redemption Provisions" below.

         "Non-Payment Period" means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to 12:00 noon, New York City time, on any Dividend Payment Date for shares of RP, for payment on or (to the extent permitted below) within three Business Days after such Dividend Payment Date to the Holders of such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or (to the extent permitted below) within three Business Days after any Dividend Payment Date for any shares of RP the full amount of any dividend on such shares (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or (to the extent permitted below) within three Business Days after any redemption date for any shares of RP called for redemption, the Mandatory Redemption Price or Optional Redemption Price, as the case may be, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period shall not end during the first seven days thereof unless the Trust shall have given at least three days' written notice to the Paying Agent, the Remarketing Agents and the Securities Depository and thereafter shall not end unless the Trust shall have given at least fourteen days' written notice to the Paying Agent, the Remarketing Agents, the Securities Depository and all Holders. Any dividend on shares of RP due on any Dividend Payment Date for such shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to shares of RP not paid to Holders when due may (if such non-payment occurs because the Trust is prevented from doing so by these By-laws or applicable law) be paid pro rata to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.

         "Non-Payment Period Rate" means 200% of the applicable Reference Rate (or 275% of such rate if the Trust has provided notification to the Remarketing Agents prior to the Remarketing Date establishing the Applicable Dividend Rate for the relevant dividend pursuant to paragraph 3(m) hereof that net capital gain or other income subject to regular Federal income tax will be included in such dividend on shares of RP), provided that the Trustees shall have the authority to adjust, modify, alter or change from time to time the Non-Payment Period Rate if the Trustees determine and Moody's and S&P (or any Substitute Rating Agency in lieu of Moody's or S&P in the event either of such parties shall not rate the RP) advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect the then-current ratings of the RP.

         "Normal Dividend Payment Date" has the meaning set forth under "Dividend Payment Date".

         "Notice of Redemption" means any notice with respect to the redemption of shares of RP pursuant to paragraph 4 of this Part I.

         "Notice of Revocation" has the meaning set forth in paragraph 3(j) of this Part I.

         "Notice of Special Dividend Period" has the meaning set forth in paragraph 3(j) of this Part I.

         "Optional Redemption Price" shall mean $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium per share attributable to the designation of a Premium Call Period.

         "Other RP" means the remarketed preferred shares of the Trust, other than the RP.

         "Paying Agent" means Bankers Trust Company, or any successor company or entity, which has entered into a Paying Agent Agreement with the Trust to act for the Trust, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications in connection with the shares of RP in accordance with such agreement.

         "Paying Agent Agreement" means an agreement to be entered into between the Trust and the Paying Agent.

         "Preferred Shares" means the preferred shares of the Trust, and includes RP and Other RP.

         "Premium Call Period" has the meaning specified in "Specific Redemption Provisions," below.

         "Pricing Service" means Muller Investdata Corp., or any successor company or entity, or any other entity designated from time to time by the Trustees. Notwithstanding the foregoing, the Trustees will not designate a new Pricing Service unless the Trust has received a written confirmation from Moody's and S&P that such action would not impair the ratings then assigned by Moody's and S&P to shares of RP.

         "Quarterly Valuation Date" means the last Business Day of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing April 30, 1993.

         "Receivables for Municipal Bonds Sold" for Moody's has the meaning set forth under the definition of Moody's Discount Factor, and for S&P has the meaning set forth under the definition of S&P Discount Factor.

         "Reference Rate" means: (i) with respect to a Dividend Period having 28 or fewer days, the higher of the applicable "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate, (ii) with respect to any Short Term Dividend Period having more than 28 but fewer than 183 days, the applicable "AA" Composite Commercial Paper Rate, (iii) with respect to any Short Term Dividend Period having 183 or more but fewer than 365 days, the U.S. Treasury Bill Rate and (iv) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

         "Remarketing" means each periodic operation of the process for remarketing shares of RP as described in Part II hereof.

         "Remarketing Agents" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and any additional or successor companies or entities which have entered into an agreement with the Trust to follow the remarketing procedures for the purpose of determining the Applicable Dividend Rate.

         "Remarketing Agreement" means an agreement to be entered into between the Trust and the Remarketing Agents.

         "Remarketing Date" means any date on which (i) each Beneficial Owner of shares of RP must provide to the Remarketing Agents irrevocable telephonic notice of intent to tender shares in a Remarketing and (ii) the Remarketing Agents (A) determine the Applicable Dividend Rate for the ensuing Dividend Period, (B) notify Holders, purchasers and tendering Beneficial Owners of shares of RP by telephone, telex or otherwise of the results of the Remarketing and (C) announce the Applicable Dividend Rate.

         "Request for Special Dividend Period" has the meaning set forth in paragraph 3(j) of this Part I.

         "Response" has the meaning set forth in paragraph 3(j) of this Part I.

         "Retroactive Taxable Allocation" has the meaning set forth in paragraph 3(k) of this Part I.

         "Right" has the meaning set forth in paragraph 3(k) of this Part I.

         "RP" means, as the case may be, the Remarketed Preferred Shares, Series A and/or the Remarketed Preferred Shares, Series B.

         "RP Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of RP and Other RP outstanding on such Valuation Date multiplied by the sum of (a) $50,000 and (b) any applicable redemption premium per share attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each share of RP and Other RP outstanding, in each case, to (but not including) the end of the current Dividend Period for each series of RP or Other RP that follows such Valuation Date or to (but not including) the 49th day after such Valuation Date, whichever is sooner; (C) the aggregate amount of cash dividends that would accumulate at the Maximum Applicable Rate applicable to a Dividend Period of 28 days on any shares of RP and Other RP outstanding from the end of such Dividend Period through the 49th day after such Valuation Date, multiplied by the larger of the Moody's Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody's and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trust's Maximum Potential Additional Dividend Liability as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through
(i)(E) (including, without limitation, any amounts due and payable by the Trust pursuant to repurchase agreements and any payables for Municipal Bonds purchased as of such Valuation Date) less (ii) either (A) the

Discounted Value of any of the Trust's assets, or (B) the face value of any of the Trust's assets if such assets mature prior to or on the date of redemption of RP or payment of a liability and are either securities issued or guaranteed by the United States Government or, with respect to Moody's, have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 and, with respect to S&P, have a rating assigned by S&P of at least AAA, SP-1+ or A-1+, in both cases irrevocably deposited by the Trust for the payment of the amount needed to redeem shares of RP subject to redemption or any of (i)(B) through (i)(F).

         "RP Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the RP Basic Maintenance Amount (as required by paragraph 8(a) of this Part I) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

         "RP Basic Maintenance Report" means a report signed by the President, Treasurer or any Executive Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in the aggregate), and the RP Basic Maintenance Amount.

         "S&P" means Standard & Poor's Corporation or its successors.

         "S&P Discount Factor" means, for purposes of determining the Discounted Value of any Municipal Bond which constitutes an S&P Eligible Asset, the percentage determined by reference to (a) the rating by S&P or Moody's on such Bond and (b) the S&P Exposure Period, in accordance with the table set forth below:

                                                          S&P RATING CATEGORY

S&P EXPOSURE PERIOD                         AAA               AA                A                BBB
-------------------                         ---               --                -                ---
40 Business Days...........                 190%              195%              210%             250%
22 Business Days...........                 170               175               190              230
10 Business Days...........                 155               160               175              215
7 Business Days............                 150               155               170              210
3 Business Days............                 130               135               150              190

------------------------

         Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Bonds will be 115%, so long as such Municipal Bonds are rated A-l+ or SP-l+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Bonds are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's, and such short-term Municipal Bonds referred to in this clause (i) shall qualify as S&P Eligible Assets; provided, however, such short-term Municipal Bonds rated by Moody's but not rated by S&P having a demand feature exercisable in 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution having a short-term rating of at least A-l+ from S&P and further provided that such short-term Municipal Bonds rated by Moody's but not rated by S&P may comprise no more than 50% of short-term Municipal Bonds that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash or to Receivables for Municipal Bonds Sold. "Receivables for Municipal Bonds Sold," for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date. For purposes of the foregoing, Anticipation Notes rated SP-l+ or, if not rated by S&P, rated VMIG-1 by Moody's, whether or not they mature or have a demand feature exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Bonds and shall qualify as S&P Eligible Assets.

         "S&P Eligible Asset" means cash, Receivables for Municipal Bonds Sold or a Municipal Bond that (i) is issued by any of the 50 states, any territory or possession of the United States, the District of Columbia, and any political subdivision, instrumentality, county, city, town, village, school district or agency (such as authorities and special districts created by the states) of any of the foregoing, and certain federally sponsored agencies such as local housing authorities; (ii) is interest bearing and pays interest at least semi-annually;
(iii) is payable with respect to principal and interest in United States Dollars; (iv) is publicly rated BBB or higher by S&P or, except in the case of Anticipation Notes that are grant anticipation notes or bond anticipation notes which must be rated by S&P to be included in S&P Eligible Assets, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that such Moody's-rated Municipal Bonds will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Municipal Bond, such Municipal Bond will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (v) is not subject to a covered call or covered put option written by the Trust; (vi) is not part of a private placement of Municipal Bonds; and (vii) is part of an issue of Municipal Bonds with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:

                  (1) Municipal Bonds of any one issuer will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Bonds exceeds 5% of the aggregate Market Value of the S&P Eligible Assets; and

                  (2) Municipal Bonds issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets.

         "S&P Exposure Period" means the maximum period of time following a Valuation Date, including the Valuation Date and the RP Basic Maintenance Cure Date, that the Trust has under this Section 12.1 to cure any failure to maintain, as of such Valuation Date, a Discounted Value of its portfolio at least equal to the RP Basic Maintenance Amount (as described in paragraph 8(a) of this Section 12.1).

         "S&P Hedging Transactions" has the meaning set forth in paragraph 12(a) of this Section 12. 1.

         "S&P Volatility Factor" means 277% during the Initial Dividend Period for the Series A RP and 185% during the Initial Dividend Period for the Series B RP. Thereafter, "S&P Volatility Factor" means, depending on the applicable Reference Rate, the following:

                  REFERENCE RATE*
                  --------------

         Taxable Equivalent of the
         Short-Term Municipal
             Bond Rate ..................                     277%
         30-day "AA" Composite
             Commercial Paper Rate.......                     228%
         60-day "AA" Composite
             Commercial Paper Rate.......                     228%
         90-day "AA" Composite
             Commercial Paper Rate.......                     222%
         120-day "AA" Composite
             Commercial Paper Rate.......                     222%
         180-day "AA" Composite
             Commercial Paper Rate.......                     217%
         1-year U.S. Treasury
             Bill Rate...................                     198%
         2-year U.S. Treasury
             Note Rate...................                     185%
         3-year U.S. Treasury
             Note Rate...................                     178%
         4-year U.S. Treasury
             Note Rate...................                     171%
         5-year U.S. Treasury
             Note Rate...................                     169%

-----------------

         *If the applicable Reference Rate requires the average of two "AA" Composite Commercial Paper Rates, then, for purposes of determining the S&P Volatility Factor, the applicable Reference Rate will be deemed to be the "AA" Composite Commercial Paper Rate of such two that results in the highest volatility factor.

Notwithstanding the foregoing, the S&P Volatility Factor may mean such other potential dividend rate increase factor as S&P advises the Trust in writing is applicable.

         "Securities Depository" means The Depository Trust Company or any successor company or other entity selected by the Trust as securities depository of the shares of RP that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of RP.

         "Series A RP" means the Remarketed Preferred Shares, Series A.

         "Series B RP" means the Remarketed Preferred Shares, Series B.

         "Service" means the Internal Revenue Service.

         "Settlement Date" means the first Business Day after a Remarketing Date applicable to a share of RP.

         "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than 28), evenly divisible by seven and not fewer than seven or more than 364.

         "Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than 28), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided herein).

         "Specific Redemption Provisions" means, with respect to a Special Dividend Period of 365 or more days, either, or any combination of, the designation of (i) a period (a "Non-Call Period") determined by the Trustees, after consultation with the Remarketing Agents, during which the shares of RP subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Trustees, after consultation with the Remarketing Agents, during each year of which the shares of RP subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus an applicable premium, as determined by the Trustees after consultation with the Remarketing Agents.

         "Substitute Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

         "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by the Trust to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of RP.

         "Taxable Equivalent of the Short-Term Municipal Bond Rate", on any date means 90% of the quotient of (A) the per annum rate expressed on an Interest Equivalent basis equal to the Kenny S&P 30-day High Grade Index or any comparable index based upon 30-day yield evaluations at par of bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny Information Systems Inc. (or any successor thereto from time to time selected by the Trust in its discretion), which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the "alternative minimum tax," (as defined in the Code) (the "Kenny Index"), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. (or any such successor), divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. (or any such successor), the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an Interest Equivalent basis equal to the most recent Kenny Index so made available, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal). No successor to Kenny Information Systems Inc. shall be chosen without first obtaining written confirmation from Moody's and S&P that the choice of such successor would not impair the rating then assigned to the shares of RP by Moody's or S&P.

         "Tender and Dividend Reset" means the process pursuant to which shares of RP may be tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate determined by the Remarketing Agents in such Remarketing.

         "Treasury Bonds" shall have the meaning set forth in paragraph 12(a) of this Part I.

         "28-day Dividend Period" means, with respect to RP, a Dividend Period consisting of 28 days.

         "Trust" means Putnam Investment Grade Municipal Trust II, a Massachusetts business trust.

         "Trustees" means the Trustees of the Trust.

         "U.S. Treasury Bill Rate" on any date of determination means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Remarketing Agents.

         "U.S. Treasury Note Rate" on any date of determination means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Remarketing Agents.

         "Valuation Date" means, for purposes of determining whether the Trust is maintaining the RP Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day commencing with the Date of Original Issue.

         "Voting Period" has the meaning set forth in paragraph 6(b) of this
Part I.

         "Variation Margin" means, in connection with an outstanding futures contract or option thereon owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract or option fluctuates.

         2. FRACTIONAL SHARES. No fractional shares of RP shall be issued.

         3. DIVIDENDS. (a) The Holders of a particular series of RP as of 5:00 p.m., New York City time, on the date preceding the applicable Dividend Payment Date, shall be entitled to receive, when, as and if declared by the Trustees, out of funds legally available therefor, (i) cumulative dividends, at the Applicable Dividend Rate, (ii) a Right (as defined in paragraph 3(k)) to receive an Additional Dividend or Additional Dividends in certain circumstances, and
(iii) any additional amounts as set forth in paragraph 3(m). Dividends on the shares of each series of RP so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares.

         (b) Dividends on each share of RP shall accumulate from its Date of Original Issue and will be payable, when, as and if declared by the Trustees, on each Dividend Payment Date applicable to such share of RP.

         (c) Each declared dividend shall be payable on the applicable Dividend Payment Date to the Holder or Holders of such shares of RP as set forth in paragraph 3(a). Dividends on shares of RP in arrears with respect to any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, pro rata to the Holders of such shares as of a date not exceeding five Business Days preceding the date of payment thereof as may be fixed by the Trustees. Any dividend payment made on any share of RP shall be first credited against the dividends accumulated but unpaid (whether or not earned or declared) with respect to the earliest Dividend Payment Date on which dividends were not paid.

         (d) Neither Holders nor Beneficial Owners of shares of RP shall be entitled to any dividends on the shares of RP, whether payable in cash, property or stock, in excess of full cumulative dividends thereon (which include any amounts actually due and payable pursuant to paragraph 3(k), 3(l) or 3(m) of this Part I). Except as provided in paragraph 3(h) of this Part I, neither Holders nor Beneficial Owners of shares of RP shall be entitled to any interest, or other additional amount, on any dividend payment on any share of RP which may be in arrears.

         (e) Except as otherwise provided herein, the Applicable Dividend Rate on each share of RP for each Dividend Period with respect to such share shall be equal to the lower of the rate per annum that results from implementation of the remarketing procedures described in Part II hereof and the Maximum Dividend Rate.

         (f) The amount of declared dividends for each share of RP payable on each Dividend Payment Date of the Initial Dividend Period with respect to Series A RP, each 28-day Dividend Period and each Short-Term Dividend Period shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days in such Dividend Period such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the day preceding such Dividend Payment Date, and the denominator of which shall be 365, then multiplying the amount so obtained by $50,000 and rounding the amount so obtained to the nearest cent. During the Initial Dividend Period with respect to Series B RP and any Long Term Dividend Period, the amount of dividends per share payable on any Dividend Payment Date shall be computed by dividing the Applicable Dividend Rate for such Dividend Period by twelve, multiplying the amount so obtained by $50,000, and rounding the amount so obtained to the nearest cent; provided, however, that, if the number of days from and including the Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the day preceding such Dividend Payment Date is less than 30 and such days do not constitute a full calendar month, then the amount of dividends per share payable on such Dividend Payment Date shall be computed by multiplying the Applicable Dividend Rate for such Dividend Period by a fraction, the numerator of which will be such number of days and the denominator of which will be 360, multiplying the amount so obtained by $50,000, and rounding the amount so obtained to the nearest cent.

         (g) No later than 12:00 noon, New York City time, on each Dividend Payment Date, the Trust shall deposit in same-day funds with the Paying Agent the full amount of any dividend declared and payable on such Dividend Payment Date on any share of RP.

         (h) The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate and any share of RP for which a Special Dividend Period would otherwise have commenced on the first day of or during a Non-Payment Period shall have a 28-day Dividend Period. Any amount of any dividend due on any Dividend Payment Date for any shares of RP (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares of RP as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of RP not paid to Holders when due but paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, shall incur a late charge to be paid therewith to such Holders and calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by
365. If the Trust fails to pay a dividend on a Dividend Payment Date or to redeem any shares of RP on the date set for such redemption (otherwise than because it is prevented from doing so by these By-laws or by applicable law), the preceding sentence shall not apply and the Applicable Dividend Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing and paragraphs 3(g) and 4(g) of this Part 1, payment to a person in New York Clearing House (next-day) funds on any Business Day at any time shall be considered equivalent to payment to such person in same-day funds at the same time on the next Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

         (i) Except during a Non-Payment Period, by 12:00 noon, New York City time, on the Remarketing Date in the Remarketing at the end of the Initial Dividend Period applicable to a share of RP, and by 12:00 noon, New York City time, on the Remarketing Date in the Remarketing at the end of each subsequent Dividend Period applicable to a share of RP, the Beneficial Owner of such share of RP may elect to tender, as provided in Part II hereof, such share or hold such share for the next Dividend Period. If the Beneficial Owner of such share of RP elects to hold such share, such Beneficial Owner shall hold such share of RP for a 28-day Dividend Period, or a Special Dividend Period if the succeeding Dividend Period with respect to such share has been designated by the Trustees as a Special Dividend Period, provided that, if (i) there are no Remarketing Agents, (ii) the Remarketing Agents are not required to conduct a Remarketing or
(iii) the Remarketing Agents are unable to remarket on the Remarketing Date all shares of a series of RP tendered (or deemed tendered) to them at a price of $50,000 per share, then the next Dividend Period for all shares of such series of RP shall be a 28-day Dividend Period and the Applicable Dividend Rate therefor shall be the Maximum Dividend Rate. If the Beneficial Owner of such share of RP fails to elect to tender or hold such share by 12:00 noon, New York City time, on such Remarketing Date, such Beneficial Owner shall continue to hold such share at the Applicable Dividend Rate detetemined in such Remarketing for the next Dividend Period for such share; provided that, (i) if there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing or the Remarketing Agents are unable to remarket on the Remarketing Date all shares of a series of RP tendered (or deemed tendered) to them at a price of $50,000 per share, then the next Dividend Period for all shares of such series of RP shall be a 28-day Dividend Period and the Applicable Dividend Rate therefor shall be the Maximum Dividend Rate for a 28-day Dividend Period and
(ii) if such current Dividend Period is a Special Dividend Period of more than 60 days or the succeeding Dividend Period has been designated by the Trustees as a Special Dividend Period of more than 60 days, then such Beneficial Owner is deemed to have elected to tender the shares. If the Remarketing Agents are unable to remarket in such Remarketing all shares of a series of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $50,000 per share, the Beneficial owners of shares of such series of RP tendered (or deemed tendered) but not purchased in such Remarketing shall hold such shares at the Maximum Dividend Rate for a 28-day Dividend Period. If a share of RP is tendered (or deemed tendered) and purchased in a Remarketing, the next Dividend Period for such share shall be a 28-day Dividend Period or a Special Dividend Period with respect to such share, as the case may be, at the Applicable Dividend Rate therefor, except that, if the Remarketing Agents are unable to remarket in such Remarketing at a price of $50,000 per share, all shares of a series of RP tendered (or deemed tendered) to them, no purchaser in such Remarketing shall be permitted to acquire shares having a Special Dividend Period and the next Dividend Period for such share shall be a 28-day

Dividend Period and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate.

         (j) The Trust may, at its sole option and to the extent permitted by law, by telephonic or written notice (a "Request for Special Dividend Period") to the Remarketing Agents, request that the next succeeding Dividend Period for any series of RP be the number of days (other than 28) evenly divisible by seven, and not fewer than seven or more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless the Trust has given written notice thereof to Moody's and S&P and unless, with respect to such series, full cumulative dividends, any amounts due with respect to redemptions, and any Additional Dividends payable prior to such date have been paid in full and, for any Remarketing occurring after the initial Remarketing, all shares tendered were remarketed in the last occurring Remarketing. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the fourth Business Day but not more than seven Business Days prior to a Remarketing Date for the relevant series of RP and, in the case of a Long Term Dividend Period, shall be given on or prior to the 14th day but not more than 28 days prior to a Remarketing Date for such series of RP. Upon receiving such Request for a Special Dividend Period, the Remarketing Agents shall jointly determine (i) whether, given the factors set forth below, it is advisable that the Trust issue a Notice of Special Dividend Period for RP as contemplated by such Request for Special Dividend Period, (ii) the Optional Redemption Price of the relevant series of RP during such Special Dividend Period and (iii) the Specific Redemption Provisions and shall give the Trust written notice (a "Response") of such determination by no later than the third Business Day prior to such Remarketing Date. In making such determination the Remarketing Agents will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the RP, (4) industry and financial conditions which may affect the RP, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential Beneficial Owners of the relevant series of RP would remain or become Beneficial Owners. If the Remarketing Agents shall not give the Trust a Response by such third Business Day or if the Response states that given the factors set forth above it is not advisable that the Trust give a Notice of Special Dividend Period, the Trust may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Trust give a Notice of Special Dividend Period, the Trust may by no later than the second Business Day prior to such Remarketing Date give a notice (a "Notice of Special Dividend Period") to the Remarketing Agents and to the Securities Depository which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic or written notice of its revocation (a "Notice of Revocation") to the Remarketing Agents (in the case of clauses (x) and (y)) and the Securities Depository (in the case of clauses
(x) , (y) and (z) ) on or prior to the Business Day prior to the relevant Remarketing Date if (x) either the 1940 Act RP Asset Coverage is not satisfied or the Trust shall fail to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount, in each case on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Remarketing Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Remarketing Agents shall advise the Trust is an approximately equal rate for securities similar to the RP with an equal dividend period), provided that, in calculating the aggregate Discounted Value of Moody's Eligible Assets for this purpose, the Moody's Exposure Period shall be deemed to be one week longer than the Moody's Exposure Period that would otherwise apply as of the date of the Notice of Special Dividend Period, (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date for such series have not been irrevocably deposited with the Paying Agent by the close of business on the third Business Day preceding the relevant Remarketing Date or (z) the Remarketing Agents jointly advise the Trust that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) of the prior sentence or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of RP, the next succeeding Dividend Period for that series will be a 28-day Dividend Period, provided that if the then current Dividend Period for such series is a Special Dividend Period of less than 28 days, the next succeeding Dividend Period will be the same length as the current Dividend Period. In addition, in the event all shares tendered of the series for which the Trust has given a Notice of Special Dividend Period are not remarketed or a Remarketing for such series is not held for any reason, the Trust may not again give a Notice of Special Dividend Period with respect to such series (and any such attempted notice shall be null and void) until all shares of such series tendered in a subsequent Remarketing with respect to a 28-day Dividend Period have been Remarketed.

         (k) Simultaneously with the declaration of each dividend to a Holder at the Applicable Dividend Rate determined as set forth in paragraph 3(a) above (each, a "Paragraph 3(a) Dividend"), the Trustees shall also declare a dividend to the same Holder consisting of one right (a "Right") to receive an Additional Dividend in respect of such Paragraph 3(a) Dividend. If, after the close of its fiscal year, the Trust characterizes all or a portion of a Paragraph 3(a) Dividend paid on shares of a series of RP during such previous fiscal year as consisting of net capital gain or other income subject to regular Federal income tax, without having either given advance notice to the Remarketing Agents of the inclusion of such taxable income in such Paragraph 3(a) Dividend prior to the setting of the Applicable Dividend Rate for such Paragraph 3(a) Dividend or included an additional amount in the Paragraph 3 (a) Dividend to offset the tax effect of the inclusion therein of such taxable income, in each case as provided in paragraph 3(m) hereof, and the Trust so characterizes all or a portion of the Paragraph 3(a) Dividend solely because (i) the Trust has redeemed all or a portion of the outstanding shares of such series of RP or the Trust has liquidated and (ii) the Trust, in its judgment, believes it is required, in order to comply with a published position of the Internal Revenue Service concerning the allocation of different types of income between different classes and series of shares, Rev. Rul. 89-81, 1989-1 C.B. 226, to allocate such taxable income to that series of RP (the amount so characterized referred to herein as a "Retroactive Taxable Allocation"), the Trust will, within 90 days after the end of such fiscal year, provide notice of the Retroactive Taxable Allocation made with respect to the Paragraph 3(a) Dividend to the Paying Agent and to each Holder who received such

Paragraph 3(a) Dividend and the corresponding Right, at such Holder's address as the same appears or last appeared on the share books of the Trust. The Trust will, within 30 days after such notice is given to the Paying Agent, pay to the Paying Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate of the Additional Dividends payable in respect of such Retroactive Taxable Allocation. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities (provided that such Deposit Securities are also rated at least P-1, MIG-1 or VMIG-1 by Moody's) provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such Additional Dividends. All such funds (to the extent necessary to pay the full amount of such Additional Dividends) shall be held in trust for the benefit of the holders of Rights. An Additional Dividend or Additional Dividends declared in respect of a Right shall be paid to the Holder that received such Right, whether or not such Holder continues to own the shares of RP in respect of which such Right was issued. Rights shall be nontransferable except by operation of law, and no purported transfer of a Right will be recognized by the Trust. No certificates will be issued evidencing Rights.

         An "Additional Dividend" in respect of any Paragraph 3(a) Dividend means payment to a present or former Holder of a share of RP of an amount which, giving effect to the Retroactive Taxable Allocation made with respect to such Paragraph 3(a) Dividend, would cause such Holder's after-tax return (taking into account both the Paragraph 3(a) Dividend and the Additional Dividend and assuming such Holder is taxable at the Gross-Up Tax Rate) to be equal to the after-tax return which the Holder would have realized if the portion of the Paragraph 3(a) Dividend equal to the amount of the Retroactive Taxable Allocation had been excludable from the gross income of such Holder for Federal income tax purposes. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder or former Holder of shares of RP is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that the Holder of the share of RP in respect of which a Retroactive Taxable Allocation was made is taxable at the Gross-Up Tax Rate. An Additional Dividend will not include an amount to compensate for the fact that the Additional Dividend may be subject to state and local taxes. The Gross-Up Tax Rate shall be equal to the sum of (i) the percentage of the taxable income included in the Paragraph 3(a) Dividend that is taxable for Federal income tax purposes as ordinary income, multiplied by the greater of (A) the highest marginal Federal corporate income tax rate (without regard to the phase-out of graduated rates) applicable to ordinary income and (B) the highest marginal Federal individual income tax rate applicable to ordinary income (without regard to any phase-out of personal exemptions or any limitation on itemized deductions), and (ii) the percentage of the taxable income included in the Paragraph 3(a) Dividend that is taxable for Federal income tax purposes as long-term capital gain, multiplied by the greater of (A) the highest marginal Federal corporate income tax rate (without regard to the phase-out of graduated rates) applicable to long-term capital gain and (B) the highest marginal Federal individual income tax rate applicable to long-term capital gain (without regard to any phase-out of personal exemptions or any limitation on itemized deductions) Except as provided above, no Additional Dividend shall for any reason be payable in respect of any Paragraph 3(a) Dividend previously paid to a Holder. In particular, and without limiting the generality of the foregoing, no Additional Dividend shall be payable as a result of any Internal Revenue Service challenge to, among other things, the characterization of the RP as equity, the Trust's method of allocating various types of income between dividends paid on different classes or series of shares or between dividends paid on the same class or series of shares, or the designations made by the Trust relating to distributions made with respect to an earlier taxable year.

         (1) The Trustees may in their sole discretion from time to time declare a special dividend (each, a "special dividend") in an amount determined in their sole judgment to be necessary or desirable to cause the Trust to comply with any distribution requirements of the Code and thereby to avoid the incurrence by the Trust of any income or excise tax under the Code, provided that the Trustees shall not declare a special dividend if the declaration thereof causes the Trust to fail to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage. Any such special dividend shall be payable on a date specified by the Trustees to Holders of record on a date specified by the Trustees consistent with the By-laws. The Trust shall deposit with the Paying Agent sufficient funds for the payment of any such special dividend not later than noon on the Business Day immediately preceding the date on which such special dividend becomes payable and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to payment of such special dividends. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities (provided that such Deposit Securities are also rated at least P-1, MIG-1 or VMIG-1 by Moody's) provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such special dividend. All such funds (to the extent necessary to pay the full amount of such special dividend) shall be held in trust for the benefit of the Holders.

         (m) Whenever the Trust intends to include any net capital gain or other income subject to regular Federal income tax in a dividend on shares of any series of RP solely because the Trust, in its judgment, believes it is required, in order to comply with Rev. Rul. 89-81 described in paragraph 3(k), to allocate taxable income to shares of such series of RP, the Trust will, unless it chooses to follow the procedures described in the following sentence, notify the Remarketing Agents of the amount to be so included at least five Business Days prior to the Remarketing Date on which the Applicable Dividend Rate for such dividend is to be established. Alternatively, if the Trust has not provided the notice referred to in the preceding sentence, and nevertheless intends to include income subject to regular Federal income tax in a dividend on shares of a series of RP solely because the Trust, in its judgment, believes it is required, in order to comply with such Rev. Rul. 89-81, to allocate such income to shares of such series of RP, the Trust will (i) increase the dividend by an amount such that the return to a Holder of that series of RP with respect to such dividend (as so increased and after giving effect to tax at the Gross-Up Tax Rate) equals the Applicable Dividend Rate and (ii) notify the Paying Agent of the additional amount to be included in the dividend at least five Business Days prior to the applicable Dividend Payment Date. The Trust will not be required to notify any Holder of RP of the prospective inclusion of, or to increase any dividend as a result of the inclusion of, any taxable income in any dividend other than as provided in this paragraph 3(m) or in paragraph 3(k) of this Part I.

         4. REDEMPTION: SHARES OF RP SHALL BE REDEEMABLE BY THE TRUST AS PROVIDED BELOW:

         (a) To the extent permitted under the 1940 Act, upon giving a Notice of Redemption, the Trust at its option may redeem shares of one or more series of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Date applicable to those shares of RP called for redemption, out of funds legally available therefor, at the Optional Redemption Price per share; provided that no share of RP shall be subject to redemption pursuant to this paragraph 4(a) on any Dividend Payment Date during (A) the Initial Dividend Period with respect to such share or (B) a Non-Call Period to which such share is subject; and provided further that the Trust shall effect no redemption pursuant to this paragraph 4(a) if as a result of such redemption the Trust shall have failed to maintain S&P Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount or to maintain the 1940 Act RP Asset Coverage. The Trust may not give a Notice of Redemption relating to an optional redemption as described in paragraph 4(a) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Discounted Value not less than the amount due to Holders by reason of the redemption of shares of RP on such redemption date.

         (b) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, certain of the shares of RP, to the extent permitted under the 1940 Act, if the Trust fails to maintain S&P Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount or to maintain the 1940 Act RP Asset Coverage and such failure is not cured on or before the RP Basic Maintenance Cure Date or the 1940 Act Cure Date (each herein referred to as a "Cure Date"), as the case may be. The number of shares of RP to be redeemed shall be equal to the lesser of (i) the minimum number of shares of RP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of RP and other Preferred Shares the redemption of which would have such result, all shares of RP then outstanding shall be redeemed), and (ii) the maximum number of shares of RP, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor. In determining the number of shares of RP required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, pro rata among shares of RP, Other RP and other Preferred Shares subject to redemption provisions similar to those contained in this paragraph 4(b). The Trust shall effect such redemption not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of RP and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those shares of RP and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

         Any share of RP shall be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period, provided that shares of RP subject to a Non-Call Period will only be subject to redemption to the extent that the other shares of RP are not available to satisfy the number of shares required to be redeemed. In such event, such shares subject to a Non-Call Period will be selected for redemption in an ascending order of outstanding Non-Call

Period (with shares with the lowest number of days remaining in the period to be called first) and by lot in the event of equal outstanding Non-Call Periods.

         (c) Subject to paragraph 4(d) of this Part I, if fewer than all the outstanding shares of a series of RP are to be redeemed pursuant to this paragraph 4, the number of such shares of such series of RP so to be redeemed shall be a whole number of shares and shall be determined by the Trustees, and the Trust shall give a Notice of Redemption as provided in paragraph 4(e) of this Part I, provided that no such share of RP will be subject to optional redemption on any Dividend Payment Date during a Non-Call Period to which it is subject and shares of RP subject to a Non-Call Period will be subject to mandatory redemption only on the basis described under paragraph 4(b) of this
Part I. Unless certificates representing shares of the relevant series of RP are held by Holders other than the Securities Depository or its nominee, the Securities Depository, upon receipt of such notice, shall determine by lot (or, otherwise in accordance with procedures in effect at the time) the number of shares of such series of RP to be redeemed from the account of each Agent Member (which may include an Agent Member, including a Remarketing Agent, holding shares for its own account) and notify the Paying Agent of such determination. The Paying Agent, upon receipt of such notice, shall in turn determine by lot the number of shares of such series of RP to be redeemed from the accounts of the Beneficial Owners of the shares of RP whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agents. In doing so, the Paying Agent may determine that shares of RP shall be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agents, without shares of RP being redeemed from the accounts of other Beneficial Owners.

         (d) Notwithstanding paragraph 4(c) of this Part I, if any certificates representing shares of a series of RP are held by Holders other than the Securities Depository or its nominee, then the shares of such series of RP to be redeemed shall be selected by the Paying Agent by lot.

         (e) Any Notice of Redemption with respect to shares of a series of RP shall be given (A) in the case of a redemption pursuant to paragraph 4(a) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m. New York City time (and later confirmed in writing) not less than 20 nor more than 30 days prior to the earliest date upon which any such redemption may occur and (B) in the case of a mandatory redemption pursuant to paragraph 4(b) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m., New York City time (and later confirmed in writing) not less than 20 nor more than 30 days prior to the redemption date established by the Trustees and specified in such notice. In the case of a partial redemption of the shares of a series of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in paragraph 4(c) of this Part I (or, during a Non-Payment Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the Trust). Such telephonic notice shall be confirmed promptly in writing to the Remarketing Agents, the Securities Depository and each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which the

Paying Agent determines the shares to be redeemed. In the case of a redemption in whole of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of a series of RP called for redemption not later than the close of business on the Business Day immediately following the day on which it receives a Notice of Redemption from the Trust. Such telephonic notice shall be confirmed promptly in writing to each Beneficial Owner of shares of RP called for redemption, the Remarketing Agents and the Securities Depository not later than the close of business on the second Business Day following the day on which the Paying Agent receives a Notice of Redemption.

         (f) Every Notice of Redemption and other redemption notice shall state:
(i) the redemption date; (ii) the number of shares of each series of RP to be redeemed; (iii) the redemption price; (iv) that dividends on the shares of RP to be redeemed shall cease to accumulate as of such redemption date; and (v) the provision of the Declaration of Trust or the By-laws pursuant to which such shares are being redeemed. In addition, notice of redemption given to a Beneficial Owner by the Paying Agent shall state the CUSIP number, if any, of the shares of RP to be redeemed and the manner in which the Beneficial Owners of such shares may obtain payment of the redemption price. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. The Paying Agent shall use its reasonable efforts to cause the publication of a Notice of Redemption in an Authorized Newspaper within two Business Days of the date of the Notice of Redemption, but failure so to publish such notification shall not affect the validity or effectiveness of any such redemption proceedings.

         (g) On any redemption date, the Trust shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, the Optional Redemption Price or Mandatory Redemption Price, as the case may be, for each share of RP called for redemption.

         (h) In connection with any redemption, upon the giving of a Notice of Redemption and the deposit of the funds necessary for such redemption with the Paying Agent in accordance with this paragraph 4, shares of RP so called for redemption shall no longer be deemed outstanding for any purpose and all rights of the Holders of shares of RP so called for redemption shall cease and terminate, except the right of the Holders thereof to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, but without any interest or other additional amount (except as provided in paragraph 3(k) or 3(l) of this Part I). The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent as aforesaid in excess of the sum of (i) the aggregate redemption price of the shares of RP called for redemption on such date and (ii) all other amounts to which Holders of shares of RP called for redemption may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on any funds deposited in respect of such redemption. Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of shares of RP so called for redemption shall look only to the Trust for payment of the redemption price and all other amounts to which they may be entitled. If any such unclaimed funds are repaid to the

Trust, the Trust shall invest such unclaimed funds in Deposit Securities with a maturity of no more than one Business Day.

         (i) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of RP shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4(g) of this Part I with respect to any shares for which such Notice of Redemption has been given.

         (j) Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agents may, in their sole discretion, modify the procedures set forth above with respect to notification of redemption, provided that any such modification does not adversely affect any Holder of shares of the relevant series of RP or materially alter the obligations of the Paying Agent; and further provided that the Trust receives written confirmation from S&P that any such modification would not impair the ratings then assigned by S&P to shares of RP.

         (k) In effecting any redemption pursuant to this paragraph 4, the Trust shall use all reasonable efforts to satisfy all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law.

         (l) Notwithstanding the foregoing, (i) no share of RP may be redeemed pursuant to paragraph 4(a) of this Part I unless the full amount of accumulated but unpaid dividends to the date fixed for redemption for each such share of RP called for redemption shall have been declared, and (ii) no share of RP may be redeemed unless all outstanding shares of RP are simultaneously redeemed, nor may any shares of RP be purchased or otherwise acquired by the Trust except in accordance with a purchase offer made on substantially equivalent terms by the Trust for all outstanding shares of RP, unless, in each such instance, dividends (other than dividends, if any, to be paid pursuant to paragraph 3(k) or 3(l) of this Part I which have not yet become due and payable) on all outstanding shares of RP through the most recent Dividend Payment Date shall have been paid or declared and sufficient funds for the payment thereof deposited with the Paying Agent.

         (m) Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(l) hereof, nothing contained herein shall limit any legal right of the Trust or any affiliate to purchase or otherwise acquire any share of RP at any price. Any shares of RP which have been redeemed, purchased or otherwise acquired by the Trust or any affiliate thereof may be resold if, after the resale, the Trust has Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount as provided in Paragraph 8(a) of this Part 1. In lieu of redeeming shares called for redemption, the Trust shall have the right to arrange for other purchasers to purchase from Holders all shares of RP to be redeemed pursuant to this paragraph 4, except those shares of RP to be redeemed pursuant to paragraph 4(b) hereof, by their paying to such Holders on or before the close of business on the redemption date an amount equal to not less than the redemption price payable by the Trust on the redemption of such shares, and the obligation of the Trust to pay such redemption price shall be satisfied and discharged to the extent such payment is so made by such purchasers. Prior to the purchase of such shares by such purchasers, the Trust shall notify each purchaser that such shares have been called for redemption.

         5. LIQUIDATION. (a) Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the RP as to liquidation payments, to be paid the amount of $50,000 per share of RP, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to but excluding the date of final distribution, in same-day funds. After any such payment, the Holders shall not be entitled to any further participation in any distribution of assets of the Trust, except as provided in paragraph 3(k) of this Part I.

         (b) If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust shall be insufficient to make such full payments to the Holders and the holders of any Preferred Shares ranking as to liquidation, dissolution or winding up on a parity with the RP (including the Other RP), then such assets shall be distributed among the Holders and such parity holders ratably in accordance with the respective amounts which would be payable on such shares of RP and any other such Preferred Shares if all amounts thereof were paid in full.

         (c) Neither the consolidation nor the merger of the Trust with or into any other entity or entities nor a reorganization of the Trust alone nor the sale, lease or transfer by the Trust of all or substantially all of its assets shall be deemed to be a dissolution or liquidation of the Trust.

         6. VOTING RIGHTS. (a) GENERAL. Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of Trustees, the holders of Preferred Shares, including RP, present in person or represented by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect two Trustees of the Trust, each Preferred Share, including RP, entitling the holder thereof to one vote. Subject to paragraph 6 (b) hereof, the holders of outstanding Common Shares and Preferred Shares, including RP, voting as a single class, shall elect the balance of the Trustees.

         (b) RIGHT TO ELECT MAJORITY OF TRUSTEES. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                  (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of RP equal to at least two full years' dividends shall be due and unpaid and sufficient cash or securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

                  (ii) if at any time holders of any Preferred Shares other than the RP are entitled to elect a majority of the Trustees of the Trust.

         Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b). A Voting Period shall terminate when all dividends in arrears shall have been paid as otherwise provided for.

         (c) OTHER ACTIONS. Except as otherwise provided herein, so long as any shares of RP are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (i) authorize, create or issue, or increase or decrease the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation, or increase or decrease the number of authorized Preferred Shares; (ii) amend, alter or repeal the provisions of the Declaration of Trust and the By-laws, including this Section 12.1, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of such shares of RP or the Holders thereof; or (iii) take any other action (including without limitation bankruptcy proceedings) which pursuant to Section 18 (a) (2) (D) of the 1940 Act requires such approval by the Holders; provided that (i) the issuance of not more than the 1,260 Preferred Shares presently authorized and
(ii) the creation and issuance of series of Preferred Shares ranking junior to the RP with respect to payment of dividends and the distribution of assets on liquidation, will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act RP Asset Coverage or the RP Basic Maintenance Amount. To the extent permitted under the 1940 Act, the Trust shall not take any action which may adversely affect the rights of a Holder of shares of a series of RP differently than a Holder of shares of another series of RP, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP of such potentially affected series outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as a class) . To the extent that such an action may affect the rights of Holders of shares of series of RP in, a substantially similar manner, the Holders of shares of such series shall vote together as one class.

         The foregoing voting provisions shall not apply with respect to shares of RP if, at or prior to the time when a vote is required, such shares of RP shall have been (i) redeemed or (ii) called for redemption and sufficient funds (in the form of cash or Municipal Bonds rated at least P-1, MIG-1 or VMIG-1 by Moody's and which mature prior to the redemption date) shall have been deposited in trust to effect such redemption.

         Notwithstanding the foregoing, the Trustees may, without the vote or consent of the Holders of RP, from time to time amend, alter or repeal any or all of the provisions of paragraphs 12(a), 12(b), 12(c), 13(a) and 13(b) of this
Part I, as well as any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of shares of RP or the Holders thereof, provided the Trustees receive written confirmation from Moody's, in the case of any such action with respect to paragraphs 12(b), 12(c), 13(a) and 13(b), or from S&P, in the case of any such action with respect to paragraphs 12(a), 13(a) and 13(b), or from both Moody's and S&P, in the case of any such action with respect to the definitions of the terms listed below, that any such amendment, alteration or repeal would not impair the ratings then assigned to shares of RP by the rating agency providing such confirmation:

Accountant's Confirmation                                    1940 Act Cure Date
Anticipation Notes                                           1940 Act RP Asset Coverage
Certificate of Minimum                                       Municipal Bonds
   Liquidity                                                 Municipal Index
Closing Transactions                                         Non-Payment Period Rate.
Deposit Securities                                           Other Issues
Discounted Value                                             Quarterly Valuation Date
Dividend Coverage Amount                                     Receivables for Municipal
Dividend Coverage Assets                                       Bonds Sold
Forward Commitments                                          RP Basic Maintenance Amount
Independent Accountant                                       RP Basic Maintenance Cure Date
Initial Margin                                               RP Basic Maintenance Report
Market Value                                                 S&P Discount Factor
Maximum Potential Additional                                 S&P Eligible Asset
  Dividend Liability                                         S&P Hedging Transaction
Minimum Liquidity Level                                      S&P Exposure Period
Moody's Discount Factor                                      S&P Volatility Factor
Moody's Eligible Asset                                       Treasury Bonds
Moody's Hedging Transaction                                  Valuation Date
Moody's Exposure Period                                      Variation Margin
Moody's Volatility Factor

         (d) VOTING PROCEDURES. (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares to elect additional Trustees as described in paragraph 6 (b) above, the Trust shall notify the Paying Agent and the Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of Trustees prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

         (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Section 12.1, by the other provisions of the Declaration of Trust or the By-laws, by statute or otherwise, no Holder shall be entitled to vote and no share of RP shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds (in the form of cash or Municipal Bonds rated at least P-1, MIG-1 or VMIG-1 by Moody's and which mature prior to the redemption date) for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I. No share of RP held by the Trust or any affiliate of the Trust shall have any voting rights or be deemed to be outstanding for voting purposes.

         (iii) The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent Trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected Trustees of the Trust.

         (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional Trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 6(b) above shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders and such other holders to elect additional Trustees pursuant to paragraph 6 (b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b).

         (e) EXCLUSIVE REMEDY. Unless otherwise required by law, the Holders of shares of RP shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of shares of RP shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of RP, the exclusive remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this paragraph 6. In no event shall the Holders of shares of RP have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive any dividends or the proceeds of a redemption.

         (f) Notification to Moody's and S&P. In the event a vote of Holders of RP is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's and

S&P that such vote is to be taken, the nature of the action with respect to which such vote is to be taken and, not later than 10 Business Days following the vote, the results of the vote.

         7. 1940 ACT RP ASSET COVERAGE. The Trust shall maintain, as of the last Business Day of each month in which any share of RP is outstanding, the 1940 Act RP Asset Coverage.

         8. RP BASIC MAINTENANCE AMOUNT. (a) The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to retain the RP Basic Maintenance Amount on or prior to the RP Basic Maintenance Cure Date. If, on any Valuation Date, the Trust shall have Moody's Eligible Assets with a Discounted Value which exceeds the RP Basic Maintenance Amount by not more than 5%, the Adviser shall not alter the composition of the Trust's portfolio unless it determines that such action will not cause the Trust to have Moody's Eligible Assets with a Discounted Value less than the RP Basic Maintenance Amount.

         (b) The Trust will deliver an RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, Moody's and S&P as of (i) each Quarterly Valuation Date, (ii) the first day of a Special Dividend Period, and (iii) any other time when specifically requested by either Moody's or S&P, in each case at or before 5:00 p.m., New York City time, on the third Business Day after such day.

         (c) At or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to maintain Moody's Eligible Assets or S&P Eligible Assets as the case may be, with an aggregate Discounted Value which exceeds the RP Basic Maintenance Amount by 5% or more or to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody's and S&P an RP Basic Maintenance Report as of the date of such failure.

         (d) At or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures any failure to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody's and S&P an RP Basic Maintenance Report as of the date of such cure.

         (e) An RP Basic Maintenance Report or Accountant's Confirmation will be deemed to have been delivered to the Remarketing Agents, the Paying Agent, Moody's and S&P if the Remarketing Agents, the Paying Agent, Moody's and S&P receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Remarketing Agents, the Paying Agent, Moody's and S&P for delivery on the next Business Day the full RP Basic Maintenance Report. A failure by the Trust to deliver an RP Basic Maintenance Report under subparagraph (b), (c) or (d) of this paragraph 8 shall be deemed to be delivery of an RP Basic Maintenance Report indicating that the Discounted Value for all assets of the Trust is less than the RP Basic Maintenance Amount, as of the relevant Valuation Date.

         (f) Whenever the Trust delivers an RP Basic maintenance Report to S&P pursuant to subparagraph (b) of this paragraph 8, it shall also deliver a Certificate of Minimum Liquidity to the Remarketing Agents and the Paying Agent.

         (g) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Remarketing Agents, the Paying Agent, S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report (and in any other RP Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date); (ii) that, in such Report (and in such randomly selected Report), (a) the Trust determined in accordance with this Section 12.1 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report), S&P Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount,
(b) the aggregate amount of Dividend Coverage Assets equals or exceeds the Dividend Coverage Amount, and (c) it has obtained confirmation from the Pricing Service that the Market Value of portfolio securities as determined by the Pricing Service equals the mean between the quoted bid and asked prices or the yield equivalent (when quotations are readily available); (iii) that the Trust has excluded from the RP Basic Maintenance Report assets not qualifying as Eligible Assets; and (iv) with respect to such confirmation to Moody's, that the Trust has satisfied the requirements of clauses (A), (B), (C), (D), (E) and (G) of paragraph 12(b) of this Part I as of the Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report) (such confirmation is herein called the "Accountant's Confirmation"). In preparing the Accountant's Confirmation, the Independent Accountant shall be entitled to rely, without further investigation, on such interpretations of law by the Trust as may have been necessary for the Trust to perform the computations contained in the RP Basic Maintenance Report.

         (h) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(c) above relating to any Valuation Date on which the Trust failed to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody's an Accountant's Confirmation as to such RP Basic Maintenance Report.

         (i) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(d) above relating to any Valuation Date on which the Trust cured any failure to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody's an Accountant's Confirmation as to such RP Basic Maintenance Report.

         (j) If any Accountant's Confirmation delivered pursuant to subparagraph
(g), (h) or (i) of this paragraph 8 shows that an error was made in the RP Basic Maintenance Report for a particular Valuation Date for which such Accountant's confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P

Eligible Assets or Moody's Eligible Assets, as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, S&P and Moody's promptly following receipt by the Trust of such Accountant's Confirmation.

         (k) At or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of RP, the Trust will complete and deliver to Moody's and S&P an RP Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will provide to Moody's and S&P an Accountant's Confirmation as to such RP Basic Maintenance Report.

         (l) At or before 5:00 p.m., New York City time, on the first Business Day following any date on which the Trust repurchases any outstanding Common Shares, the Trust will complete and deliver to Moody's and S&P an RP Basic Maintenance Report as of the close of business on the date of the repurchase.

         9. MINIMUM LIQUIDITY LEVEL. (a) For so long as any shares of RP are rated by S&P, the Trust shall be required to maintain the Minimum Liquidity Level.

         (b) As of each Valuation Date, as long as any shares of RP are rated by S&P, the Trust shall determine (i) the Market Value of the Dividend Coverage Assets owned by the Trust as of that Valuation Date, (ii) the Dividend Coverage Amount on that Valuation Date, and (iii) whether the Minimum Liquidity Level is met as of that Valuation Date. The calculations of the Dividend Coverage Assets, the Dividend Coverage Amount and whether the Minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity") dated as of the Valuation Date and deliverable to S&P as provided herein. The RP Basic Maintenance Report and the Certificate of Minimum Liquidity may be combined in one certificate. The Trust shall cause a Certificate of Minimum Liquidity to be delivered to S&P not later than the close of business on the third Business Day after a Valuation Date with respect to which an RP Basic Maintenance Report must be delivered as required by paragraph 8(b). The Minimum Liquidity Level shall be deemed to be met as of any Valuation Date if the Trust has timely delivered a Certificate of Minimum Liquidity relating to such date which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to S&P when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

         (c) If the Minimum Liquidity Level is not met as of any Valuation Date, then the Trust shall purchase or otherwise acquire Dividend Coverage Assets to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Trust shall, by such fifth Business Day, provide to S&P a Certificate of Minimum Liquidity setting forth the calculations of the Dividend Coverage Assets and the Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Trust's assets confirming the amount of the Trust's Dividend Coverage Assets as of such fifth Business Day.

         10. RESTRICTIONS ON CERTAIN DISTRIBUTIONS. For so long as any share of RP is outstanding, (a) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the shares of RP as to dividends and upon liquidation) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares or parity shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of RP as to dividends and upon liquidation), unless (i) full cumulative dividends on shares of RP and Other RP through the most recent Dividend Payment Date shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent and (ii) the Trust has redeemed the full number of shares of RP and Other RP required to be redeemed by any provision for mandatory redemption pertaining thereto, and (b) the Trust will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of RP as to dividends and upon liquidation) in respect of Common Shares or any other shares of the Trust ranking junior to or on a parity with shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior or parity shares (except by conversion into or exchange for shares of the Trust ranking junior to shares of RP as to dividends and upon liquidation), unless (i) immediately after such transaction the aggregate Discounted Value of Moody's Eligible Assets and S&P Eligible Assets would at least equal the RP Basic Maintenance Amount and
(ii) the Trust meets the applicable requirements of Section 18(a)(2)(B) of the 1940 Act.

         11. NOTICE. All notices or communications, unless otherwise specified in these By-laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

         12. FUTURES AND OPTIONS TRANSACTIONS; FORWARD COMMITMENTS.

         (a) For so long as any shares of RP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the rating then assigned to the shares of RP by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or United States Treasury Bonds with remaining maturities of ten years or more ("Treasury Bonds") and write, purchase or sell put and call options on such contracts (collectively "S&P Hedging Transactions"), subject to the following limitations:

                  (A) the Trust will not engage in any S&P Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust's taking an opposite position thereto ("Closing Transactions")), which would cause the Trust at the time of such transaction to own or have sold (1) 1,001 or more outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index and on Treasury Bonds exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by THE WALL STREET JOURNAL;

                  (B) the Trust will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $100,000 or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the thirty days preceding the time of effecting such transaction as reported by THE WALL STREET JOURNAL;

                  (C) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (i) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount on two consecutive Valuation Dates and (ii) the Trust is required to pay Variation Margin on the second such Valuation Date;

                  (D) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

                  (E) when the Trust writes a futures contract or option thereon (including a futures contract or option thereon which requires delivery of an underlying security), it will either maintain an amount of cash, cash equivalents or short-term, fixed-income securities in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

         For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the RP Basic Maintenance Amount, such Discounted Value shall, unless the Trust receives written confirmation from S&P to the contrary, be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

         (b) For so long as any shares of RP are rated by Moody's, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call or put options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to the shares of RP by Moody's, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Bonds and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively "Moody's Hedging Transactions"), subject to the following limitations:

                  (A) the Trust will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by THE WALL STREET JOURNAL or (2) outstanding futures contracts based on the Municipal Index having a Market Value exceeding the Market Value of Municipal Bonds constituting Moody's Eligible Assets owned by the Trust;

                  (F) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold in the aggregate (1) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 10% of the aggregate Market Value of all Moody's Eligible Assets owned by the Trust and rated Aaa by Moody's, (2) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 50% of the aggregate Market Value of all Moody's Eligible Assets owned by the Trust and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P) or (3) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 90% of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P) (for purposes of the foregoing clauses (A) and (B), the Trust shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Trust);

                  (G) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by THE WALL STREET JOURNAL is less than 5,000;

                  (H) the Trust will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;

                  (I) the Trust will engage in Moody's Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date for such type of futures contract or option, or the settlement date immediately thereafter;

                  (J) the Trust will not engage in options and futures transactions for leveraging or speculative purposes unless Moody's shall advise the Trust that to do so would not adversely affect Moody's' then current rating of the shares of RP; provided, however, that the Trust will not be deemed to have engaged in a futures or options transaction for leveraging or speculative purposes so long as it has done so otherwise in accordance with this paragraph 12; and

                  (K) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows (unless the Trust receives written confirmation to the contrary from Moody's): (i) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 48 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options written by the Trust shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of such security; and (iv) futures contracts shall be valued at the lesser of (a) settlement price and (b) the Discounted Value of the subject security, provided that, if a contract matures within 48 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the subject securities.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the following amounts shall be added to the RP Basic Maintenance Amount required to be maintained by the Trust under paragraph 8(a) of this Part I (unless the Trust receives written confirmation to the contrary from Moody's): (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract;
(iv) where the Trust is the purchaser under a futures contract, the settlement price of assets to be purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

         (c) For so long as any shares of RP are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 12(b) of this Part I), except that the Trust may enter into such contracts to purchase newly-issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:

                  (A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed income securities rated P-1, MIG-1 or VMIG-1 by Moody's and maturing prior to the date of the Forward Commitment with a face value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party; and

                  (L) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

         13. CERTAIN OTHER RESTRICTIONS. For so long as any shares of RP are outstanding,

         (a) the Trust will not, unless it has received written confirmation from Moody's and S&P that any such action would not impair the ratings then assigned by Moody's and S&P to shares of RP, engage in any one or more of the following transactions:

                  (i) borrow any money except as may be necessary for the clearance of purchases and sales of portfolio securities and which borrowings shall be repaid within 60 days and not be extended or renewed (provided that no such borrowing will be permitted unless the Trust, after giving effect to such borrowing, maintains S&P Eligible Assets at least equal to the RP Basic Maintenance Amount);

                  (ii) lend portfolio securities;

                  (iii) designate a new Pricing Service;

                  (iv) engage in short sales;

                  (v) merge or consolidate with any other entity;

                  (vi) engage in reverse repurchase agreements; or

                  (vii) issue a class or series of shares of beneficial interest ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation.

         (b) For so long as shares of RP are rated by Moody's or S&P, the Trust shall give to Moody's or S&P, as the case may be, prompt written notice of the following circumstances:

                  (i) any change to the Declaration of Trust or Article 12 of the By-laws;

                  (ii) any failure to declare or pay any dividend on the shares of RP;

                  (iii) any mandatory or optional redemption of the shares of RP;

                  (iv) any assumption of control of the Trustees by the Holders of shares of RP pursuant to Section 6(b) of this Part I;

                  (v) in the event the Trust shall not be a party to a pricing services agreement and dealer quotes on assets are not available;

                  (vi) in the event that the Applicable Dividend Rate equals or exceeds 95% of the applicable Reference Rate;

                  (vii) any person owning of record more than 5% of the Trust's Common Shares;

                  (viii) a change in Internal Revenue Service rules on Additional Dividends relating to the operation of the Trust; and

                  (ix) The Putnam Management Company, Inc. is no 1onger the Trust's investment manager.

         14. LEGALLY AVAILABLE FUNDS. For purposes of this Section 12.1, funds shall not be "legally available" for the payment of dividends or the redemption price with respect to any share of RP if the Trust is insolvent at the time such payment would be made or to the extent that such payment cannot be made without rendering the Trust insolvent.

                                     PART II

                             REMARKETING PROCEDURES


         The provisions of this Part II and other provisions of these By-laws describe the procedures pursuant to which the Applicable Dividend Rate shall, except as otherwise provided in these By-laws, be determined for any Dividend Period. In the event that any of the Remarketing Agents, Paying Agent, Securities Depository, Agent Members and Beneficial Owners fail for any reason to perform any of the acts or obligations to be performed by him or it as described herein, then no Holder or Beneficial Owner of any shares of RP shall have any right in respect thereof against the Trust or any Trustee or officer of the Trust, and the sole obligation of the Trust in respect of the determination of the amount and the payment of any dividend shall be to pay to the Holders of the RP as shown on the share transfer books of the Trust from time to time dividends at the Applicable Dividend Rate as determined in accordance with the terms of this Part II and any other applicable provisions of these By-laws. Notwithstanding any provision of these By-laws, the Trust shall have no obligation at any time to provide notice (other than to the Remarketing Agents, the Paying Agent, the Securities Depository, S&P and Moody's), or to make any payment (in respect of any dividend or otherwise), to any person other than the Holders of the shares of RP shown on the share transfer books of the Trust from time to time, and the providing of any notice or the payment of any amount to such Holders (or to such other entities) shall discharge in full for all purposes (including without limitation as against all Beneficial Owners of any shares of RP) the Trust's obligation to provide any notice or to make any payment.

         1. REMARKETING SCHEDULE. Each Remarketing shall take place over a two-Business Day period consisting of the Remarketing Date and the Settlement Date. Such dates or the method of establishing such dates shall be determined by the Trustees from time to time.

         2. PROCEDURE FOR TENDERING. (a) Each share of a series of RP is subject to Tender and Dividend Reset at the end of each Dividend Period for such series and may be tendered in the Remarketing which commences on the Remarketing Date immediately prior to the end of the current Dividend Period. By 9:00 a.m., New York City time, on each such Remarketing Date, the Remarketing Agents shall, after canvassing the market and considering prevailing market conditions at the time for shares of RP and similar securities, provide Beneficial Owners non-binding indications of the Applicable Dividend Rate for the next succeeding 28-day Dividend Period or, if applicable, a Special Dividend Period; provided that, if the Trust has designated the next Dividend Period as a Special Dividend Period, the Remarketing Agents will provide to Beneficial Owners a non-binding indication only of the Applicable Dividend Rate for such Special Dividend Period. The actual Applicable Dividend Rate for such Dividend Period may be greater than or less than the rate per annum indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate). By 12:00 noon, New York City time, on such Remarketing Date, each Beneficial Owner of a share of the relevant series of RP must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $50,000 per share or to continue to hold such share for the next 28-day Dividend Period or, if applicable, the next Special Dividend Period. Beneficial Owners who do not provide such notice shall be deemed to have elected (i) to hold all their shares of RP if each of the current Dividend Period and succeeding Dividend Period is a 28-day Dividend Period or a Special Dividend Period of 60 days or less, and (ii) to tender all their shares of RP if the current Dividend Period or succeeding Dividend Period is a Special Dividend Period of more than 60 days. Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate is established. A Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner's tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for the next 28-day Dividend Period or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agents' ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner's election with respect thereto, such waiver to be contingent upon the Remarketing Agents' ability to remarket all shares of RP tendered in such Remarketing.

         (b) The ability of each Beneficial Owner to tender shares of RP in a Remarketing shall be limited to the extent that (i) the Remarketing Agents conduct a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) shares tendered have not been called for redemption and (iii) the Remarketing Agents are able to find a purchaser or purchasers for tendered shares of RP at an Applicable Dividend Rate for the next applicable Dividend Period that is not in excess of the Maximum Dividend Rate for such Dividend Period.

         (3) DETERMINATION OF APPLICABLE DIVIDEND RATES. (a) By 3:00 p.m., New York City time, on each Remarketing Date, the Remarketing Agents shall determine the Applicable Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum for the next 28-day Dividend Period, or, if designated, Special Dividend Period. The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agents determine, in their sole judgment, to be the lowest rate that will enable them to remarket on behalf of the Beneficial Owners thereof all shares of RP subject to Tender and Dividend Reset in such Remarketing and tendered to them on such Remarketing Date at a price of $50,000 per share.

         (b) If no Applicable Dividend Rate shall have been established on a Remarketing Date in a Remarketing for the next 28-day Dividend Period, or Special Dividend Period, if any, for any reason (other than because there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agents are unable to remarket on the Remarketing Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share), then the Remarketing Agents, in their sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate that would be the rate per annum that would be the initial dividend rate fixed in an offering on such Remarketing Date, assuming in each case a comparable dividend period, issuer and security. If there is no Remarketing because there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the Remarketing Agents are unable to remarket on the Remarketing Date all shares of a series of RP tendered (or deemed tendered) to them at a price of $50,000 per share, then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period for such series and for each subsequent Dividend Period for such series for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 28-day Dividend Period and the next Dividend Period for such series and each such subsequent Dividend Period shall be a 28-day Dividend Period.

         (c) In determining such Applicable Dividend Rate, the Remarketing Agents shall, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock determined for the purpose of providing non-binding indications of the Applicable Dividend Rate to Beneficial Owners and potential purchasers of shares of RP,

(i) consider the number of shares of RP tendered and the number of shares of RP potential purchasers are willing to purchase and (ii) contact by telephone or otherwise current and potential Beneficial Owners of shares of RP subject to Tender and Dividend Reset to ascertain the dividend rates at which they would be willing to hold shares of RP.

         (d) The Applicable Dividend Rate shall be determined as aforesaid by the Remarketing Agents in their sole discretion (except as otherwise provided in this Section 12.1 with respect to an Applicable Dividend Rate that shall be the Non-Payment Period Rate or the Maximum Dividend Rate) and shall be conclusive and binding on Holders and Beneficial Owners.

         (e) Except during a Non-Payment Period, the Applicable Dividend Rate for any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

         (4) ALLOCATION OF SHARES; FAILURE TO REMARKET AT $50,000 PER SHARE. (a) If the Remarketing Agents are unable to remarket by 3:00 p.m., New York City time, on a Remarketing Date all shares of RP tendered (or deemed tendered) to them in the related Remarketing at a price of $50,000 per share, (i) each Beneficial Owner that tendered or was deemed to have tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agents in their sole discretion, based on the number of orders to purchase shares of RP in such Remarketing, and (ii) the Applicable Dividend Rate for the next Dividend Period for such series, which shall be a 28-day Dividend Period, shall be the Maximum Dividend Rate for such 28-day Dividend Period.

         (b) If the allocation procedures described above would result in the sale of a fraction of a share of RP, the Remarketing Agents shall, in their sole discretion, round up or down the number of shares of RP sold by each Beneficial Owner on the applicable Remarketing Date so that each share sold by a Beneficial Owner shall be a whole share of RP, and the total number of shares sold equals the total number of shares purchased on such Remarketing Date.

         (5) NOTIFICATION OF RESULTS; SETTLEMENT. (a) By telephone at approximately 3:30 p.m., New York City time, on each Remarketing Date, the Remarketing Agents shall advise each Beneficial Owner of tendered shares and each purchaser thereof (or the Agent Member thereof) (i) of the number of shares such Beneficial owner or purchaser is to sell or purchase and (ii) to give instructions to its Agent Member to deliver such shares against payment therefor or to pay the purchase price against delivery as appropriate. The Remarketing Agents will also advise each Beneficial Owner or purchaser that is to continue to hold, or to purchase, shares with a Dividend Period beginning on the Business Day following such Remarketing Date of the Applicable Dividend Rate for such shares.

         (b) In accordance with the Securities Depository's normal procedures, on the Settlement Date, the transactions described above with respect to each share of RP shall be executed through the Securities Depository, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, and the accounts of the respective Agent Members of the Securities Depository shall be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of shares of RP in the related Remarketing. Purchasers of shares of RP shall make payment to the Paying Agent in same-day funds against delivery to such purchasers or their nominees of one or more certificates representing shares of RP, or, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, through their Agent Members in same-day funds to the Securities Depository against delivery by book entry of shares of RP through their Agent Members. The Securities Depository shall make payment in accordance with its normal procedures.

         (c) If any Beneficial Owner selling shares of RP in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased shares of RP in such Remarketing may deliver to any such other person a number of whole shares of RP that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of shares of RP to be so delivered shall be determined by such Agent Member. Delivery of such lesser number of shares of RP shall constitute good delivery.

         (d) The Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided that, in the event that there is a delay in the occurrence of any delivery or other event connected with a Remarketing, the Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to accommodate such delivery in furtherance of the Remarketing.

         (e) Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agents may, in their sole discretion, modify the settlement procedures set forth above with respect to any Remarketing, provided any such modification does not adversely affect the Beneficial Owners or the Holders of RP or the Trust.

         (f) Neither the Trust, the Paying Agent nor any of the Remarketing Agents shall be obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner's tender of its shares of RP in a Remarketing, unless, in each case, such shares of RP were acquired for the account of the Trust, the Paying Agent or any of the Remarketing Agents.

         (6) PURCHASE OF SHARES OF RP BY REMARKETING AGENTS. The Remarketing Agents may purchase for their own account shares of RP in a Remarketing, provided that they purchase all tendered (or deemed tendered) shares of RP not sold in such Remarketing to other purchasers. If the Remarketing Agents hold shares of RP for their own account upon completion of a Remarketing, they must establish an Applicable Dividend Rate with respect to such shares in such Remarketing that is not higher than the Applicable Dividend Rate that would have been established if the Remarketing Agents did not hold or had not purchased such shares. Except as provided in the first sentence of this paragraph 6, the Remarketing Agents shall not be obligated to purchase any shares of RP that would otherwise remain unsold in a Remarketing. If the Remarketing Agents hold for their own account any shares of RP subject to a Remarketing immediately prior to such Remarketing and if all other shares subject to such Remarketing and tendered for sale by other Beneficial Owners of shares of RP (including circumstances where any of the Remarketing Agents hold such shares as nominee) have been sold in such Remarketing, then the Remarketing Agents may sell such number of their shares in such Remarketing as there are outstanding orders to purchase that have not been filled by shares tendered for sale by other Beneficial Owners.

         (7) APPLICABLE DIVIDEND RATE DURING A NON-PAYMENT PERIOD. So long as a Non-Payment Period shall continue, paragraphs 1, 2, 3, 4, 5 and 6 of this Part II shall not be applicable to any of the shares of RP and the shares of RP shall not be subject to Tender and Dividend Reset.

         (8) TRANSFERS. Unless the Trust has elected, during a Non-Payment Period, to waive this requirement, ownership of shares of RP will be maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser's beneficial ownership.

         (9) MISCELLANEOUS. (a) To the extent permitted by applicable law, the Trustees may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, or to remedy any formal defect.

         (b) Notwithstanding any provision of these By-laws, (i) no Remarketing Agent, Paying Agent, Securities Depository or Agent Member shall have any obligation in respect of any person having any interest in any share of RP other than the Beneficial Owner thereof, and the Paying Agent shall have no obligation to record any transfer of beneficial ownership in any share unless and until it shall have received proper notice and evidence of such transfer and the right of the transferee in accordance with its procedures in effect from time to time, and (ii) the record books of the Trust as kept by the Paying Agent shall be conclusive as to who is the Holder of any share of RP and as to the number of shares of RP held from time to time by any Holder, and the Trust shall have no obligation in respect of any share of RP to any person other than such Holder.

         (10) SECURITIES DEPOSITORY; SHARES CERTIFICATES. (a) If there is a Securities Depository, one certificate for all of the shares of a series of RP shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Any such certificate shall bear a legend to the effect that such certificate is issued subject to the provisions contained in this Section 12.1. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to this effect to the Paying Agent for the shares of RP. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

         (b) If the Applicable Dividend Rate applicable to all shares of RP shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10(a) of this Part II) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 10(a) of this Part II with respect to such shares.

         12.2 STATEMENT CREATING MUNICIPAL INCOME PREFERRED SHARES.

                                     PART I

                                   DESIGNATION

         PREFERRED MERGER SHARES: A class of 200 shares or preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Municipal Income Preferred Shares". Each Preferred Merger Share shall be issued on a date to be determined by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Period and an Initial Dividend Payment Date to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 13.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $50,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 13.1.

         1. DEFINITIONS. Unless the context or use indicates another or different meaning or intent, in this Section 13.1 the following terms have the following meanings, whether used in the singular or plural:

         "'AA' Composite Commercial Paper Rate", on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Remarketing Agent for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period days (in each case determined without regard to any adjustment in the length of a Dividend Period or in the remarketing schedule in respect of non-Business Days, as provided herein) shall be (i) 7 or more days but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more days but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper;
         (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

         "Accountant's Confirmation" has the meaning set forth in paragraph 8(g) of this Part I.

         "Additional Dividend" has the meaning set forth in paragraph 3(k) of this Part I.

         "Adviser" means the Trust's investment manager which is Putnam Investment Management, Inc.

         "Agent Member" means a member of the Securities Depository that will maintain records for a Beneficial Owner of one or more Municipal Income Preferred Shares.

         "Alternate Treasury Bill Rate" has the meaning set forth under "U.S. Treasury Bill Rate" below.

         "Alternate Treasury Note Rate: has the meaning set forth under "U.S. Treasury Note Rate" below.

         "Anticipation Notes" shall mean the following Municipal Bonds: revenue anticipation notes, tax anticipation notes, tax and revenue anticipation notes, grant anticipation notes and bond anticipation notes.

         "Applicable Dividend Rate" means, with respect to the Initial Dividend Period, the rate of dividends per annum established by the Trustees, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust and, for each subsequent Dividend Period, means the rate of dividend per annum that (i) except for a Dividend Period commencing during a Non-Payment Period, will be equal to the lower of the rate of dividend per annum that the Remarketing Agent advises results on the Remarketing Date immediately preceding the first day of such Dividend Period from implementation of the remarketing procedures set forth in
Part II hereof and the Maximum Dividend Rate or (ii) for each Dividend Period commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate.

         "Applicable Percentage" has the meaning set forth under "Maximum Dividend Rate" below.

         "Authorized Newspaper" means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

         "Beneficial Owner" means a person that is listed as the beneficial owner of one or more Municipal Income Preferred Shares in the records of the Paying Agent or, with respect to any Preferred Merger Share not registered in the name of the Securities Depository on the share transfer books of the Trust, the person in whose name such share is so registered.

         "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading, and which is not a day on which banks in The City of New York are authorized or obligated by law to close.

         "By-laws" means these By-laws of the Trust, as amended from time to time.

         "Certificate of Minimum Liquidity" has the meaning set forth in paragraph 9(b) of this Part I.

         "Closing Transactions" has the meaning set forth in paragraph 12(a) of this Part I.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commercial Paper Dealers" means Smith Barney Shearson Inc. and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or , in lieu of any thereof, their respective affiliates or successors.

         "Common Shares" means the common shares of beneficial interest, without par value, of the Trust.

         "Date of Original Issue" means, with respect to any Preferred Merger Share or Other Preferred Shares, the date on which the Trust originally issues such share.

         "Declaration of Trust" means the Agreement and Declaration of Trust dated September 23, 1993 of the Trust on file with the Secretary of State of The Commonwealth of Massachusetts.

         "Deposit Securities" means cash and Municipal Bonds rated at least AAA, A-1+ or SP-1+ by S&P.

         "Discounted Value" means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody's Eligible Asset, the lower of par and the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor.

          "Dividend Payment Date", with respect to Municipal Income Preferred Shares, means, (i) with respect to the Initial Dividend Period for Municipal Income Preferred Shares, each Initial Dividend Payment Date; (ii) with respect to any 28-day Dividend Period and any Short Term

Dividend Period or 35 or fewer days, the day next succeeding the last day thereof; and (iii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and the day next succeeding the last day of such period (each such date referred to in clause (i), (ii) or (iii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then (a) the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Monday, Tuesday, Wednesday or Thursday, or (b) the Dividend Payment Date shall be the first Business Day next preceding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Friday, and in each case the length of the current Dividend Period will be adjusted accordingly, if necessary. If, however, in the case of clause (b) in the preceding sentence, the Securities Depository shall make available to its participants and members in funds immediately available in New York City on dividend Payment Dates the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Trust), and if the Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day and the length of the current Dividend Period will be adjusted accordingly, if necessary. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Trustees shall fix the Dividend Payment Date and the length of the current Dividend Period will be adjusted accordingly, if necessary. The Initial Dividend Period, 28-day Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as "Dividend Periods". Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date".

         "Dividend Period" means with respect to any Preferred Merger Share, the Initial Dividend Period for such share and thereafter a period which shall commence on each (but not the final) Dividend Payment Date for such share; PROVIDED, HOWEVER, that any Dividend Payment Date occurring after commencement of and during a Special Dividend Period of more than 35 days, other than the last Dividend Payment Date during such Dividend Period, will not give rise to a new Dividend Period. Subject to the adjustment of Dividend Payment Dates as provided elsewhere herein, each such subsequent Dividend Period for such share will be comprised of, beginning with and including the day upon which it commences, 28 consecutive days; or in the case of a Special Dividend Period, the number of consecutive days as shall be specified by the Trustees in accordance with the provisions set forth in paragraph 3(j) of this Part I at the time the Trustees designate a Special Dividend Period. Notwithstanding the foregoing, any adjustment of the remarketing schedule or the length of a Dividend Period as provided herein shall also cause an adjustment of the relevant Settlement Date, if necessary, so that such Settlement Date will be the first day of the next Dividend Period.

         "First Initial Dividend Payment Date" means March 1, 1994.

         "Forward Commitments" shall have the meaning specified in paragraph 12(c) of this Part I.

         "Gross-Up Tax Rate" has the meaning set forth in paragraph 3(k) of this
Part I.

         "Holder" means, with respect to any Preferred Merger Share, the person whose name appears on the share transfer books of the Trust as the registered holder of such share.

         "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant firm of independent public accountants under the Securities Act of 1933, as amended.

         "Initial Dividend Payment Date" means each of the First Initial Dividend Payment Date, the Last Initial Dividend Payment Date and the first day of each calendar month during the Initial Dividend Period.

         "Initial Dividend Period" means, with respect to a Preferred Merger Share, the period commencing on and including the Date of Original Issue of such share and ending on and including the day prior to the Last Initial Dividend Payment Date.

         "Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract or an option thereon.

         "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

         "Kenny Index" has the meaning set forth under "Taxable Equivalent of the Short-Term Municipal Bond Rate".

         "Last Initial Dividend Payment Date" means February 1995.

         "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

         "Mandatory Redemption Price" means $50,000 per Preferred Merger Share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

         "Marginal Tax Rate" means the maximum marginal regular Federal individual income tax rate applicable to ordinary income (including any surtax but without regard to any phase-out of personal exemptions on any limitation on itemized deductions) or the maximum marginal regular Federal corporate income tax rate (without regard to the phase-out of graduated rates), whichever is greater.

         "Market Value" of any asset of the Trust means the market value thereof determined by the Pricing Service. The Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Trustees.

         "Maximum Dividend Rate" for any Dividend Period shall be the Applicable Percentage of the Reference Rate determined as of the relevant Remarketing Date or the Date of Original Issue, as the case may be. The Applicable Percentage on any date will be determined based on the lower of the credit rating or ratings assigned on such date to Municipal Income Preferred Shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either of both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

                                                                                         Applicable Percentage of
         Credit Ratings                           S & P                                  Reference Rate -
         Moody's                                                                         No Notification
         "aa3" or higher                          AA- or higher                                   110%
         "a3" to "a1"                             A- to A+                                        125%
         "baa3" to "baa1"                         BBB- to BBB+                                    150%
         "ba3" to "ba1"                           BB- to BB+                                      200%
         Below "ba3"                              Below BB-                                       250%

         provided, however, that in the event the Trust has notified the Paying Agent and the Remarketing Agent of its intent to allocate income taxable for federal income tax purposes to the Municipal Income Preferred Shares prior to the Remarketing Agent establishing the applicable Dividend Rate for such shares, the applicable percentage in the foregoing table shall be divided by the quantity 1 minus the Gross-Up Tax Rate. If the ratings for the Municipal Income Preferred Shares are split between two of the foregoing credit rating categories, the lower rating will determine the prevailing rating.

         The Remarketing Agent shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agent shall not round the Reference Rate as part of its calculation of any Maximum Dividend Rate.

         "Marketing Potential Additional Dividend Liability", as of any Valuation Date, means the aggregate amount of Additional Dividends that would be payable with respect to the Municipal Income Preferred Shares if the Trust were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gain and other income subject to regular Federal income tax earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Additional Dividends are fully taxable.

         "Moody's means Moody's Investors Service, Inc. or its successors.

         "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Municipal Bond which constitutes a Moody's Eligible Asset, the percentage determined by reference to (a) the rating by Moody's or S&P on such Bond and (b) the Moody's Exposure Period, in accordance with the table set forth below:

---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
Moody's          Aaa(1)         Aa(1)         A(1)           Baa(1)        Other (2)      VMIG-1(1)      SPP-1(4)
Exposure Period
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
7 weeks or less  151%           159%          168%           202%          229%            136%          148%
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
8 weeks or       154%           164%          173%           205%          235%            137%          149
less but                                                                                                 %
greater than 7
weeks
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
9 weeks or       158%           169%          179%           209%          242%            138%          150%
less but
greater than 8
weeks
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

(1)      Moody's rating
(2) Municipal Bonds not rated by Moody's but rated BBB-, BBB or BBB+ by S&P.
(3) Municipal Bonds rated MIG-1, VMIG-1 or P-1 by Moody's which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a long-term rating. For the purpose of the definition of Moody's Eligibility Assets, these securities will have an assumed rating of `A' by Moody's.
(4) Municipal Bonds rated SP-1+ or A-1+ by S&P which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a long-term rating. For the purposes of the definition of Moody's Eligible Assets, these securities will have an assumed rating of `A' by Moody's.


         Notwithstanding the foregoing, (i) no Moody's Discount Factor will be applied to short-term Municipal Bonds, so long as such Municipal Bonds are rated at least MIC-1, VMIG-1 or P-1 by Moody's and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and the Moody's Discount Factor for such Bonds will be 125% if such Bonds are not rated by Moody's but are rated A-1+ or SP-1+ or AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and (ii) no Moody's Discount Factor will be applied to cash or to Receivables for Municipal Bonds Sold. "Receivables for Municipal Bonds Sol, for purposes of calculating Moody's Eligible Assets as of any Valuation Date, means the aggregate of the following:
(i) the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date, and if the trades which generates such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's or (y) with counterparties having a Discounted Value of Municipal Bonds sold (applying the relevant Moody's Discount Factor to such Bonds) as of or prior to such Valuation Date which generated such receivables, if such receivables are due within five Business Days of such Valuation Date but do not comply with either of conditions (x) or (y) or the preceding clause (i).

         "Moody's Eligible Asset" means cash, Receivables for Municipal Bonds Sold, a short-term Municipal Bonds Sold, a short-term Municipal Bond rated VMIG-1, MIG-1 or P-1 by Moody's or SP-1+ or A-1+ by S&P or a Municipal Bond that
(i) pays interest in cash; (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB- by S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Municipal Bond, such Municipal Bond (excluding any short-term Municipal Bond and any Municipal Bond rated BBB-, BBB or BBB+) will be deemed to have a Moody's rating which is one full rating category lower than its S&P rating); (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Municipal Bonds of at least $10,000,000. In addition, Municipal Bonds in the Trust's portfolio will be included as Moody's Eligible Assets only to the extent they meet the following diversification requirements:

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                          Maximum State or Territory
Rating                          Minimum Issue Size           Maximum Underlying Obligor   Concentration
                                ($ Millions)                 (%)(1)                       (%) (1) (3)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Aaa                                         10                           100                          100
Aa                                          10                            20                           60
A                                           10                            10                           40
Baa                                         10                             6                           20
Other (2)                                   10                             4                           12
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.
(2) Municipal Bonds not rated by Moody's but rated BBB-, BBB or BBB+ by S&P.
(3) Territorial bonds (other than those issued by Puerto Rico and counted collectively) of any territory are limited to 10% of Moody's Eligible Assets.

         an issue of Municipal Bonds of at least $10,000,000. In addition, Municipal Bonds in the Trust's portfolio will be included as Moody's Eligible Assets only to the extent they meet the following diversification requirements:

------------------------------- -------------------------- ------------------------- ---------------------------------
                                         Minimum                   Maximum                    Maximum State
                                       Issue Size                 Underlying                   or Territory
Rating                                 ($Millions)             Obligor (%) (1)          Concentration (%) (1) (3)
------------------------------- -------------------------- ------------------------- ---------------------------------
Aaa......................                  10                        100                           100
------------------------------- -------------------------- ------------------------- ---------------------------------
Aa.......................                  10                         20                            60
------------------------------- -------------------------- ------------------------- ---------------------------------
A........................                  10                         10                            40
------------------------------- -------------------------- ------------------------- ---------------------------------
Baa......................                  10                          6                            20
------------------------------- -------------------------- ------------------------- ---------------------------------
Other (2) ...............                  10                          4                            12
------------------------------- -------------------------- ------------------------- ---------------------------------

--------------------------------------------------------------------------------
(1) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.
(2) Municipal Bonds not rated by Moody's but rated BBB-, BBB or BBB+ by S&P.

(3) Territorial bonds (other than those issued by Puerto Rico and counted collectively) of any territory are limited to 10% of Moody's Eligible Assets.

         For purposes of the maximum underlying obligor requirement described above, any such Bond backed by a guaranty, letter of credit or insurance issued by a third party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Bond.

         When the Trust sells a Municipal Bond and agrees to repurchase it as a future date, such Bond will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such Bond will count as a liability for purposes of calculating the Municipal Income Preferred Shares Basic Maintenance Amount. When the Trust purchases a Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Trust in connection therewith will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise such Bond will constitute a Moody's Eligible Asset.

         Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Trust for the payment of dividends or redemption.

         "Moody's Exposure Period" means the period commencing on and including a given Valuation Date and ending 48 days thereafter.

         "Moody's Hedging Transaction" has the meaning set forth in paragraph 12(b) of this Part I.

         "Moody's Volatility Factor" means 302% as long as there has not been enacted an increase to the Marginal Tax Rate. If an increase is enacted to the Marginal Tax Rate but not yet implemented, the Moody's Volatility Factor shall be as follows:

                                % Change in                             Moody's Volatility
                             Marginal Tax Rate                               Factor
                            LESS THAN OR EQUAL TO 5%                          323%
                        >5% but LESS THAN OR EQUAL TO 10%                     347%
                        >10% but LESS THAN OR EQUAL TO 15%                    373%
                        >15% but LESS THAN OR EQUAL TO 20%                    402%
                        >20% but LESS THAN OR EQUAL TO 25%                    436%
                        >25% but LESS THAN OR EQUAL TO 30%                    474%
                        >30% but LESS THAN OR EQUAL TO 35%                    518%
                        >35% but LESS THAN OR EQUAL TO 40%                    570%

         Notwithstanding the foregoing, the Moody's Volatility Factor may mean such other potential dividend rate increase factor as Moody's advises the Trust in writing is applicable.

         "Municipal Bonds" means obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of bond counsel or other counsel to the issuer of such securities, is at the time of issuance not includable in gross income for Federal income tax purposes.

         "Municipal Index" has the meaning set forth in paragraph 12(a) of this
Part I.

         "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

         "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act Preferred Shares Asset Coverage (as required by paragraph 7 of this Part I) as of the last Business Day of each month, means the last Business Day of the following month.

         "1940 Act Preferred Shares Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares, including all outstanding Municipal Income Preferred Shares and Other Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of paying dividends on its common shares).

         "Non-Call Period" has the meaning described under "Specific Redemption Provisions" below.

         "Non-Payment Period" means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to 12:00 noon, New York City time, on any Dividend Payment Date for Municipal Income Preferred Shares, for payment on or (to the extent permitted below) within three Business Days after such Dividend Payment Date to the Holders of such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or (to the extent permitted below) within three Business Days after any Dividend Payment Date for any Municipal Income Preferred Shares the full amount of any dividend on such shares (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or (to the extent permitted below) within three Business Days after any redemption date for any Municipal Income Preferred Shares called for redemption, the Mandatory Redemption Price or Optional Redemption Price, as the case may be, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period shall not end during the first seven days thereof unless the Trust shall have given at least three days' written notice to the Paying Agent, the Remarketing Agent and the Securities Depository and thereafter shall not end unless the Trust shall have given at least fourteen days' written notice to the Paying Agent, the Remarketing Agent, the Securities Depository and all Holders. Any dividend on Municipal Income Preferred Shares due on any Dividend Payment Date for such shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such

Dividend Payment Date to the Holders who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to Municipal Income Preferred Shares not paid to Holders when due may (if such non-payment occurs because the Trust is prevented from doing so by these By-laws or applicable law) be paid pro rata to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.

         "Non-Payment Period Rate" means 250% of the applicable Reference Rate (or 300% of such rate if the Trust has provided notification to the Remarketing Agent prior to the Remarketing Date establishing the Applicable Dividend Rate for the relevant dividend pursuant to paragraph 3(m) hereof that net capital gain or other income subject to regular Federal income tax will be included in such dividend on Municipal Income Preferred Shares), provided that the Trustees shall have the authority to adjust, modify, alter or change from time to time the Non-Payment Period Rate if the Trustees determine and Moody's and S&P (or any Substitute Rating Agency in lieu of Moody's or S&P in the event either of such parties shall not rate the Municipal Income Preferred Shares) advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect the then-current ratings of the Municipal Income Preferred Shares.

         "Normal Dividend Payment Date" has the meaning set forth under "Dividend Payment Date."

         "Notice of Redemption" means any notice with respect to the redemption of Municipal Income Preferred Shares pursuant to paragraph 4 of this Part I.

         "Notice of Revocation" has the meaning set forth in paragraph 3(j) of this Part I.

         "Notice of Special Dividend Period" has the meaning set forth in paragraph 3(j) of this Part I.

         "Optional Redemption Price" shall mean $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium per share attributable to the designation of a Premium Call Period.

         "Other Preferred Shares" means the preferred shares of the Trust which periodically adjust their dividend rate pursuant to periodic remarketings, other than the Municipal Income Preferred Shares.

         "Paragraph 3(a) Dividend" has the meaning set forth in paragraph 3(k) of this Part I.

         "Paying Agent" means IBJ Schroeder Bank & Trust Company, or any successor company or entity, which has entered into a Paying Agent Agreement with the Trust to act for the Trust, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications in connection with the Municipal Income Preferred Shares in accordance with such agreement.

         "Paying Agent Agreement" means an agreement to be entered into between the Trust and the Paying Agent.

         "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of Municipal Income Preferred Shares and Other Preferred Shares outstanding on such Valuation Date multiplied by the sum of (a) $50,000 and (b) any applicable redemption premium per share attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each Preferred Merger Share and Other Preferred Shares outstanding, in each case, to (but not including) the end of the Dividend Period for Municipal Income Preferred Shares and Other Preferred Shares in which such Valuation Date occurs or to (but not including) the 49th day after such Valuation Date, whichever is sooner; (C) the aggregate amount of cash dividends that would accumulate at the Maximum Dividend Rate applicable to a Dividend Period of 28 days on any Municipal Income Preferred Shares and Other Preferred Shares outstanding from the end of such Dividend Period through the 49th day after such Valuation Date, multiplied by the larger of the Moody's Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody's and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trust's Maximum Potential Additional Dividend Liability as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any amounts due and payable by the Trust pursuant to repurchase agreements and any payables for Municipal Bonds purchased as of such Valuation Date) less (ii) either (A) the Discounted Value of any of the Trust's assets, or (B) the face value of any of the Trust's assets if such assets mature prior to or on the date of redemption of Municipal Income Preferred Shares or payment of a liability and are either securities issued or guaranteed by the United States Government or, with respect to Moody's, have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 and, with respect to S&P, have a rating assigned by S&P of at least AAA, SP-1+ or A-1+, in both cases irrevocably deposited by the Trust for the payment of the amount needed to redeem Municipal Income Preferred Shares subject to redemption or any of (i)(B) through (i)(F).

         "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by paragraph 8(a) of this Part I) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

         "Preferred Shares Basic Maintenance Report" means a report signed by the President, Treasurer or any Executive Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in the aggregate), and the Preferred Shares Basic Maintenance Amount.

         "Premium Call Period" has the meaning specified in "Specific Redemption Provisions," below.

         "Pricing Service" means Muller Investdata Corp., or any successor company or entity, or any other entity designated from time to time by the Trustees. Notwithstanding the foregoing, the Trustees will not designate a new Pricing Service unless the Trust has received a written confirmation from Moody's and S&P that such action would not impair the ratings then assigned by Moody's and S&P to Municipal Income Preferred Shares.

         "Quarterly Valuation Date" means the last Business Day of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing April 30, 1994.

         "Receivables for Municipal Bonds Sold" for Moody's has the meaning set forth under the definition of Moody's Discount Factor, and for S&P has the meaning set forth under the definition of S&P Discount Factor.

         "Reference Rate" means: (i) with respect to a Dividend Period having 28 or fewer days, the higher of the applicable "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate, (ii) with respect to any Short Term Dividend Period having more than 28 but fewer than 183 days, the applicable "AA" Composite Commercial Paper Rate, (iii) with respect to any Short Term Dividend Period having 183 or more but fewer than 365 days, the U.S. Treasury Bill Rate and (iv) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

         "Remarketing" means each periodic operation of the process for remarketing Municipal Income Preferred Shares as described in Part II hereof.

         "Remarketing Agent" means Smith Barney Shearson Inc. and any additional or successor companies or entities, if any, which have entered into an agreement with the Trust to follow the remarketing procedures for the purpose of determining the Applicable Dividend Rate.

         "Remarketing Agreement" means an agreement to be entered into between the Trust and the Remarketing Agent.

         "Remarketing Date" means any date on which (i) each Beneficial Owner of Municipal Income Preferred Shares must provide to the Remarketing Agent irrevocable telephonic notice of intent to tender shares in a Remarketing and
(ii) the Remarketing Agent (A) determines the Applicable Dividend Rate for the ensuing Dividend Period, (B) notifies Holders, purchasers and tendering Beneficial Owners of Municipal Income Preferred Shares by telephone, telex or otherwise of the results of the Remarketing and (C) announces the Applicable Dividend Rate.

         "Request for Special Dividend Period" has the meaning set forth in paragraph 3(j) of this Part I.

         "Response" has the meaning set forth in paragraph 3(j) of this Part I.

         "Retroactive Taxable Allocation" has the meaning set forth in paragraph 3(k) of this Part I.

         "Right" has the meaning set forth in paragraph 3(k) of this Part I.

         "S&P" means Standard & Poor's Corporation or its successors.

         "S&P" Discount Factor" means, for purposes of determining the Discounted Value of any Municipal Bond which constitutes an S&P Eligible Asset, the percentage determined by reference to (a) the rating by S&P or Moody's on such Bond and (b) the S&P Exposure Period, in accordance with the table set forth below:

                                                       S&P Rating Category
                                                       -------------------

S&P Exposure Period                                    AAA               AA               A              BBB
-------------------                                    ---               --               -              ---
40 Business Days...........                            190%              195%            210%            250%
22 Business Days...........                            170               175             190             230
10 Business Days...........                            155               160             175             215
7 Business Days............                            150               155             170             210
3 Business Days............                            130               135             150             190


Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Bonds will be 115%, so long as such Municipal Bonds are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, 125% if such Municipal Bonds are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's, and such short-term Municipal Bonds referred to in this clause
(i) shall qualify as S&P Eligible Assets; provided, however, such short-term Municipal Bonds rated by Moody's but not rated by S&P having a demand feature exercisable in 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution having a short-term rating of at least A-1+ from S&P; and further provided that such short-term Municipal Bonds rated by Moody's but not rated by S&P may comprise no more than 50% of short-term Municipal Bonds that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash or to Receivables for Municipal Bonds Sold. "Receivables for Municipal Bonds Sold," for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date. For purposes of the foregoing, Anticipation Notes rated SP-1+ or, if not rated by S&P, rated VMIG-1 by Moody's, whether or not they mature or have a demand feature exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Bonds and shall qualify as S&P Eligible Assets.

         "S&P Eligible Asset" means cash, Receivables for Municipal Bonds Sold or a Municipal Bond that (i) is issued by any of the 50 states, any territory or possession of the United States, the District of Columbia, and any political subdivision, instrumentality, county, city, town, village, school district or agency (such as authorities and special districts created by the states) of any of the foregoing, and certain federally sponsored agencies such as local housing authorities; (ii) is interest bearing and pays interest at least semi-annually;
(iii) is payable with respect to principal and interest in United States Dollars; (iv) is publicly rated BBB or higher by S&P or, except in the case of Anticipation Notes that are grant anticipation notes or bond anticipation notes which must be rated by S&P to be included in S&P Eligible Assets, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that such Moody's-rated Municipal Bonds will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Municipal Bond, such Municipal Bond will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (v) is not of a private placement of Municipal Bonds; and (vi) is part of an issue of Municipal Bonds with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:

                  (1) Municipal Bonds of any one issuer will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Bonds exceeds 5% of the aggregate Market Value of the S&P Eligible Assets; and

                  (2) Municipal Bonds issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets.

         "S&P Exposure Period" means the maximum period of time following a Valuation Date, including the Valuation Date and the Preferred Shares Basic Maintenance Cure Date, that the Trust has under this Section 12.1 to cure any failure to maintain, as of such Valuation Date, a Discounted Value of its portfolio at least equal to the Preferred Shares Basic Maintenance Amount (as described in paragraph 8(a) of this Section 12.1).

         "S&P Hedging Transactions" has the meaning set forth in paragraph 12(a) of this Section 12.1

         "S&P Volatility Factor" means 198% during the Initial Dividend Period. Thereafter, "S&P Volatility Factor" means, depending on the applicable Reference Rate, the following:


                                            REFERENCE RATE
                                            --------------

           Taxable Equivalent of the Short-Term Municipal Bond Rate........            277%
           30-day "AA" Composite Commercial Paper Rate.....................            228%
           60-day "AA" Composite Commercial Paper Rate.....................            228%
           90-day "AA" Composite Commercial Paper Rate.....................            222%
           120-day "AA" Composite Commercial Paper Rate....................            222%
           180-day "AA" Composite Commercial Paper Rate....................            217%
           1-year U.S. Treasury Bill Rate..................................            198%


           2-year U.S. Treasury Bill Rate..................................            185%
           3-year U.S. Treasury Bill Rate..................................            178%
           4-year U.S. Treasury Bill Rate..................................            171%
           5-year U.S. Treasury Bill Rate..................................            169%


Notwithstanding the foregoing, the S&P Volatility Factor may mean such other potential dividend rate increase factor as S&P advises the Trust in writing is applicable.

         "Securities Depository" means The Depository Trust Company or any successor company or other entity selected by the Trust as securities depository of the Municipal Income Preferred Shares that agrees to follow the procedures required to be followed by such securities depository in connection with the Municipal Income Preferred Shares.

         "Service" means the Internal Revenue Service.

         "Settlement Date" means the first Business Day after a Remarketing Date applicable to a Preferred Merger Share.

         "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than 28), evenly divisible by seven or not fewer than seven or more than 364.

         "Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than 28), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided herein).

         "Specific Redemption Provisions" means, with respect to a Special Dividend Period of 365 or more days, either, or any combination of, the designation of (i) a period (a "Non-Call Period") determined by the Trustees, after consultation with the Remarketing Agent, during which the Municipal Income Preferred Shares subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Trustees, after consultation with the Remarketing Agent, during each year of which the Municipal Income Preferred Shares subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus an applicable premium, as determined by the Trustees after consultation with the Remarketing Agent.

         "Substitute Commercial Paper Dealers" means such substitute commercial paper dealer or dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

         "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by the Trust to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the Municipal Income Preferred Shares.

         "Taxable Equivalent of the Short-Term Municipal Bond Rate" on any date means 90% of the quotient of (A) the per annum rate expressed on an Interest Equivalent basis equal to the Kenny S&P 30-day High Grade Index or any comparable index based upon 30-day yield evaluations at par of bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny Information Systems Inc. (or any successor thereto from time to time selected by the Trust in its discretion), which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the "alternative minimum tax," (as defined in the Code) (the "Kenny Index"), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. (or any such successor), divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. (or any such successor), the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an Interest Equivalent basis equal to the most recent Kenny Index so made available, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal). No successor to Kenny Information Systems Inc. shall be chosen without first obtaining written confirmation from Moody's and S&P that the choice of such successor would not impair the rating then assigned to the Municipal Income Preferred Shares by Moody's or S&P.

         "Tender and Dividend Reset" means the process pursuant to which Municipal Income Preferred Shares may be tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate determined by the Remarketing Agent in such Remarketing.

         "Treasury Bonds" shall have the meaning set forth in paragraph 12(a) of this Part I.

         "28-day Dividend Period" means, with respect to Municipal Income Preferred Shares, a Dividend Period consisting of 28 days.

         "Trust" means Putnam Investment Grade Municipal Trust II, a Massachusetts business trust.

         "Trustees" means the Trustees of the Trust.

         "U.S. Treasury Bill Rate" on any date of determination means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Remarketing Agent.

         "U.S. Treasury Note Rate" on any date of determination means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Remarketing Agent.

         "Valuation Date" means, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day commencing with the Date of Original Issue.

         "Voting Period" has the meaning set forth in paragraph 6(b) of this
Part I.

         "Variation Margin" means, in connection with an outstanding futures contract or option thereon owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract or option fluctuates.

         2. FRACTIONAL SHARES. No fractional Municipal Income Preferred Shares shall be issued.

         3. DIVIDENDS.

                  (a) The Holders of Municipal Income Preferred Shares as of 12:00 noon, New York City time, on the Business Day preceding the applicable Dividend Payment Date, shall be entitled to receive, when, as and if declared by the Trustees, out of funds legally available therefor, (i) cumulative dividends, at the Applicable Dividend Rate, (ii) a Right (as defined in paragraph 3(k)) to receive an Additional Dividend or Additional Dividends in certain circumstances, and (iii) any additional amounts as set forth in paragraph 3(m). Dividends on the Municipal Income Preferred Shares so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares.

                  (b) Dividends on each Preferred Merger Share shall accumulate from its Date of Original Issue and will be payable, when, as and if applicable to such Municipal Income Preferred Shares.

                  (c) Each declared dividend shall be payable on the applicable Dividend payment Date to the Holder or Holders of such Municipal Income Preferred Shares as set forth in paragraph 3(a). Dividends on Municipal Income Preferred Shares in arrears with respect to any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, pro rata to the Holders of such shares as of a date not exceeding five Business Days preceding the date of payment thereof as may be fixed by the Trustees. Any dividend payment made on any Preferred Merger Share shall be first credited against the dividends accumulated but unpaid (whether or not earned or declared) with respect to the earliest Dividend payment Date on which dividends were not paid.

                  (d) Neither Holders nor Beneficial Owners of Municipal Income Preferred Shares shall be entitled to any dividends on the Municipal Income Preferred Shares, whether payable in cash, property or stock, in excess of full cumulative dividends thereon (which include any amounts actually due and payable pursuant to paragraph 3(k), 3(l) or 3(m) of this Part I). Except as provided in paragraph 3(h) of this Part I, neither Holders nor Beneficial Owners of Municipal Income Preferred Shares shall be entitled to any interest, or other additional amount, on any dividend payment on any Preferred Merger Share which may be in arrears.

                  (e) Except as otherwise provided herein, the Applicable Dividend Rate on each Preferred Merger Share for each Dividend Period with respect to such share shall be equal to the lower of the rate per annum that results from implementation of the remarketing procedures described in Part II hereof and the Maximum Dividend Rate.

                  (f) The amount of declared dividends for each Preferred Merger Share payable on each Dividend Payment Date for each 28-day Dividend Period and the Dividend Payment Date or Dates for each Short-Term Dividend Period shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days in such Dividend Period such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the day preceding such Dividend Payment Date, and the denominator of which shall be 365, then multiplying the amount so obtained by $50,000 and rounding the amount so obtained to the nearest cent. During the Initial Dividend Period and any Long Term Dividend Period, the amount of dividends per share payable on any Dividend Payment Date shall be computed by multiplying the Applicable Dividend Period Rate by a fraction, the numerator of which shall be the number of days from either the Date of Original Issue, with respect to the First Initial Dividend payment Date, or otherwise from the last Dividend Payment Date, and the denominator of which is 360, multiplying the amount so obtained by $50,000, and rounding the amount so obtained to the nearest cent.

                  (g) No later than 12:00 noon, New York City time, on each Dividend Payment Date, the Trust shall deposit in same-day funds with the Paying Agent the full amount of any dividend declared and payable on such Dividend Payment Date on any Preferred Merger Share.

                  (h) The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate and any Preferred Merger Share for which a Special Dividend Period would otherwise have commenced on the first day of or during a Non-Payment Period shall have a 28-day Dividend Period. Any amount of any dividend due on any Dividend Payment Date for any Municipal Income Preferred Shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such Municipal Income Preferred Shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any Municipal Income Preferred Shares not paid to Holders when due but paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, shall incur a late charge to be paid therewith to such Holders and calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. If the Trust fails to pay a dividend on a Dividend Payment Date or to redeem any Municipal Income Preferred Shares on the date set for such redemption (otherwise than because it is prevented from doing so by these By-laws or by applicable law), the preceding sentence shall not apply and the Applicable Dividend Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing and paragraphs 3(g) and 4(g) of this Part I, payment to a person in New York Clearing House (next-day) funds on any Business Day at any time shall be considered equivalent to payment to such person in same-day funds at the same time on the next Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

                  (i) Except during a Non-Payment Period, by 12:00 noon, New York City time, on the Remarketing Date in the Remarketing at the end of the Initial Dividend Period applicable to a Preferred Merger Share, and by 12:00 noon, New York City time, on the Remarketing Date in the Remarketing at the end of each subsequent Dividend Period applicable to a Preferred Merger Share, the Beneficial Owner of such Preferred Merger Share may elect to tender such share or hold such share for the next Dividend Period to the extent provided in Part II hereof.

                  (j) The Trust may, at its sole option and to the extent permitted by law, by telephonic or written notice (a "Request for Special Dividend Period") to the Remarketing Agent, request that the next succeeding Dividend Period for the Municipal Income Preferred Shares be the number of days (other than 28) evenly divisible by seven, and not fewer than seven or more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless the Trust has given written notice thereof to Moody's and S&P and unless, with respect to the Municipal Income Preferred Shares, full cumulative dividends, any amounts due with respect to redemptions, and any Additional Dividends payable prior to such date have been paid in full and, for any Remarketing occurring after the initial Remarketing, all shares tendered were remarketed in the last occurring Remarketing. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the fourth Business Day but not more than seven Business Days prior to a Remarketing Date and, in the case of a Long Term Dividend Period, shall be given on or prior to the 14th day but not more than 28 days prior to a Remarketing Date. Upon receiving such Request for a Special Dividend Period, the Remarketing Agent shall determine (i) whether, given the factors set forth below, it is advisable that the Trust issue a Notice of Special Dividend Period for Municipal Income Preferred Shares as contemplated by such Request for Special Dividend Period, (ii) the Optional Redemption Price of the Municipal Income Preferred Shares during such Special Dividend Period and (iii) the Specific Redemption Provisions and shall give the Trust written notice (a "Response") of such determination by no later than the third Business Day prior to such Remarketing Date. In making such determination the Remarketing Agent shall consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the Municipal Income Preferred Shares,
(4) industry and financial conditions which may affect the Municipal Income Preferred Shares, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential Beneficial Owners of Municipal Income Preferred Shares would remain or become Beneficial Owners. If the Remarketing Agent does not give the Trust a Response by such third Business Day or if the Response states that given the factors set forth above it is not advisable that the Trust give a Notice of Special Dividend Period, the Trust may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Trust give a Notice of Special Dividend Period, the Trust may by no later than the second Business Day prior to such Remarketing Date give a notice (a "Notice of Special Dividend Period") to the Remarketing Agent, the Paying Agent and to the Securities Depository which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic or written notice of its revocation (a "Notice of Revocation") to the Remarketing Agent (in the case of clauses (x) and (y)) and the Securities Depository (in the case of clauses (x) and (y) and (z)) on or prior to the Business Day prior to the relevant Remarketing Date if (x) either the 1940 Act Preferred Shares Asset Coverage is not satisfied or the Trust shall fail to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, in each case on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Remarketing Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Remarketing Agent shall advise the Trust is an approximately equal rate for securities similar to the Municipal Income Preferred Shares with an equal dividend period), provided that (unless Moody's advises the Trust to the contrary), in calculating the aggregate Discounted Value of Moody's Eligible Assets for this purpose, the Moody's Exposure Period shall be deemed to be one week longer than the Moody's Exposure Period that would otherwise apply as of the date of the Notice of Special Dividend Period, (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date for Municipal Income Preferred Shares have not been irrevocably deposited with the Paying Agent by the close of business on the third Business Day preceding the relevant Remarketing Date or (z) the Remarketing Agent advises the Trust that after consideration of the factors listed above, it is advisable to give a Notice of Revocation. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) of the prior sentence or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for Municipal Income Preferred Shares, the next succeeding Dividend Period for Municipal Income Preferred Shares will be a 28-day Dividend Period, provided that if the then current Dividend Period for Municipal Income Preferred Shares is a Special Dividend Period of less than 28 days, the next succeeding Dividend Period will be the same length as the current Dividend Period. In addition, in the event all Municipal Income Preferred Shares tendered for which the Trust has given a Notice of Special Dividend Period are not remarketed or a Remarketing for Municipal Income Preferred Shares is not held for any reason, the Trust may not again give a Notice of Special Dividend Period with respect to Municipal Income Preferred Shares (and any such attempted notice shall be null and void) until all Municipal Income Preferred Shares tendered in a subsequent Remarketing with respect to a 28-day Dividend Period have been Remarketed.

                  (k) Simultaneously with the declaration of each dividend at the Applicable Dividend Rate to a Holder determined as set forth in paragraph 3(a) above (each, a "Paragraph 3(a) Dividend"), the Trustees shall also declare a dividend to the same Holder consisting of one right (a "Right") to receive an Additional Dividend in respect of such Paragraph 3(a) Dividend. If, after the close of its fiscal year, the Trust characterizes all or a portion of a Paragraph 3(a) Dividend paid on Municipal Income Preferred Shares during such previous fiscal year as consisting of net capital gain or other income subject to regular Federal income tax, without having either given advance notice to the Remarketing Agent of the inclusion of such taxable income in such Paragraph 3(a) Dividend prior to the setting of the Applicable Dividend Rate for such Paragraph 3(a) Dividend or included an additional amount in the Paragraph 3(a) Dividend to offset the tax effect of the inclusion therein of such taxable income, in each case as provided in paragraph 3(m) hereof, and the Trust so characterizes all or a portion of the Paragraph 3(a) Dividend solely because (i) the Trust has redeemed all or a portion of the outstanding Municipal Income Preferred Shares or the Trust has liquidated and (ii) the Trust, in its judgment, believes it is required, in order to comply with a published position of the Internal Revenue Service concerning the allocation of different types of income between different classes and series of shares, Rev. Rul. 89-81, 1989-1 C.B. 226, to allocate such taxable income to the Municipal Income Preferred Shares (the amount so characterized referred to herein as a "Retroactive Taxable Allocation"), the Trust will, within 90 days after the end of such fiscal year, provide notice of the Retroactive Taxable Allocation made with respect to the Paragraph 3(a) Dividend to the Paying Agent and to each Holder who received such Paragraph 3(a) Dividend and the corresponding Right, at such Holder's address as the same appears or last appeared on the share books of the Trust. The Trust will, within 30 days after such notice is given to the Paying Agent, pay to the Paying Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate of the Additional Dividends payable in respect of such Retroactive Taxable Allocation. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities (provided that such Deposit Securities are also rated at least P-1, MIG-1, or VMIG-1 by Moody's) provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such Additional Dividends. All such funds (to the extent necessary to pay the full amount of such Additional Dividends) shall be held in trust for the benefit of the holders of Rights. An Additional Dividend or Additional Dividends declared in respect of a Right shall be paid to the Holder that received such Right, whether or not such Holder continues to own the

Municipal Income Preferred Shares in respect of which such Right was issued. Rights shall be nontransferable except by operation of law, and no purported transfer of a Right will be recognized by the Trust. No certificates will be issued evidencing Rights.

         An "Additional Dividend" in respect of any Paragraph 3(a) Dividend means payment to a present or former Holder of a Preferred Merger Share of an amount which, giving effect to the Retroactive Taxable Allocation made with respect to such Paragraph 3(a) Dividend, would cause such Holder's after-tax return (taking into account both the Paragraph 3(a) Dividend and the Additional Dividend and assuming such Holder is taxable at the Gross-Up Tax Rate) to be equal to the after-tax return which the Holder would have realized if the retroactive allocation of taxable income had not been made. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder or former Holder of Municipal Income Preferred Shares is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that the Holder of the Preferred Merger Share in respect of which a Retroactive Taxable Allocation was made is taxable at the Gross-Up Tax Rate. An Additional Dividend will not include an amount to compensate for the fact that the Additional Dividend or the retroactive allocation of taxable income may be subject to state and local taxes. The Gross-Up Tax Rate shall be equal to the sum of (i) the percentage of the taxable income included in the Paragraph 3(a) Dividend that is taxable for Federal income tax purposes as ordinary income, multiplied by the greater of (A) the highest marginal Federal corporate income tax rate (without regard to the phase-out of graduated rates) applicable to ordinary income and
(B) the highest marginal Federal individual income tax rate applicable to ordinary income (including any surtax but without regard to any phase-out of personal exemptions or any limitation on itemized deductions), and (ii) the percentage of the taxable income included in the Paragraph 3(a) Dividend that is taxable for Federal income tax purposes as long-term capital gain, multiplied by the greater of (A) the highest marginal Federal corporate income tax rate (without regard to the phase-out of graduated rates) applicable to long-term capital gain and (B) the highest marginal Federal individual income tax rate applicable to long-term capital gain (including any surtax but without regard to any phase-out of personal exemptions or any limitation on itemized deductions).

         Except as provided above, no Additional Dividend shall for any reason be payable in respect of any Paragraph 3(a) Dividend previously paid to a Holder. In particular, and without limiting the generality of the foregoing, no Additional Dividend shall be payable as a result of any Internal Revenue Service Challenge to, among other things, the characterization of the Municipal Income Preferred Shares as equity, the Trust's method of allocating various types of income between dividends paid on different classes or series of shares or between dividends paid on the same class or series of shares, or the designations made by the Trust relating to distributions made with respect to an earlier taxable year.

                  (l) The Trustees may in their sole discretion from time to time declare a special dividend (each, a "special dividend") in an amount determined in their sole judgment to be necessary or desirable to cause the Trust to comply with any distribution requirements of the Code and thereby to avoid the incurrence by the Trust of any income or excise tax under the Code, provided that the Trustees shall not declare a special dividend if the declaration thereof causes the Trust to fail to maintain the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset Coverage. Any such special dividend shall be payable on a date specified by the Trustees to Holders of record on a date specified by the Trustees consistent with these By-laws. The Trust shall deposit with the Paying Agent sufficient funds for the payment of any such special dividend not later than noon on the Business Day immediately preceding the date on which such special dividend becomes payable and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to payment of such special dividends. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities (provided that such Deposit Securities are also rated at least P-1, MIG-1 or VMIG-1 by Moody's) provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such special dividend. All such funds (to the extent necessary to pay the full amount of such special dividend) shall be held in trust for the benefit of the Holders.

                  (m) Whenever the Trust intends to include any net capital gain or other income subject to regular Federal income tax in a dividend on Municipal Income Preferred Shares solely because the Trust, in its judgment, believes it is required, in order to comply with Rev. Rul. 89-81 described in paragraph 3(k), to allocate taxable income to Municipal Income Preferred Shares, the Trust may notify the Remarketing Agent of the amount to be so included at least five Business Days prior to the Remarketing Date on which the Applicable Dividend Rate for such dividend is to be established. In the event the Trust has provided such notice to the Remarketing Agent, yet, after giving such notice the Trust intends to include additional income subject to regular Federal income tax beyond the amount set forth in such Notice in such dividend because the Trust, its sole judgment, believes it is required, in order to comply with such Rev. Rul. 89-81, to allocate such additional income to such Municipal Income Preferred Shares, the Trust will W increase the dividend by an amount such that the return to a Holder of Municipal Income Preferred Shares with respect to such dividend (as so increased and after giving effect to Federal income tax at the Gross-Up Tax Rate) shall equal the return such Holder of Municipal Income Preferred Shares would have received, after application of Federal income tax (at the greater of the maximum regular Federal individual or corporate income tax rate applicable to the character of income reflected in such notice), if such additional amount of taxable income had not been included in such dividend (and such dividend had not been increased to take account of any additional amount of taxable income) and (ii) notify the Paying Agent of the additional amount to be included in the dividend at least five Business Days prior to the applicable Dividend Payment Date. Alternatively, if the Trust has not provided the notice referred to in the second preceding sentence, and nevertheless intends to include income subject to regular Federal income tax in a dividend on Municipal Income Preferred Shares solely because the Trust, in its judgment, believes it is required, in order to comply with such Rev. Rul. 89-81, to allocate such income to Municipal Income Preferred Shares, the Trust will (i) increase the dividend by an amount such that the return to a Holder of Municipal Income Preferred Shares with respect to such dividend (as so increased and after giving effect to tax at the Gross-Up Tax Rate) equals the Applicable Dividend Rate and (ii) notify the Paying Agent of the additional amount to be included in the dividend at least five Business Days prior to the applicable dividend Payment Date. The Trust will not be required to notify any Holder of Municipal Income Preferred Shares of the prospective inclusion of, or to increase any dividend as a result of the inclusion of, any taxable income in any dividend other than as provided in this paragraph 3(m) or in paragraph 3(k) of this Part I.

         4. REDEMPTION. Municipal Income Preferred Shares shall be redeemable by the Trust as provided below:

                  (a) To the extent permitted under the 1940 Act, upon giving a Notice of Redemption, the Trust at its option may redeem Municipal Income Preferred Shares, in whole or in part, on the next succeeding scheduled Dividend Payment Date applicable to those Municipal Income Preferred Shares called for redemption, out of funds legally available therefor, at the Optional Redemption Price per share; provided that no Preferred Merger Share shall be subject to redemption pursuant to this paragraph 4(a) on any Dividend Payment Date during
(A) the Initial Dividend Period with respect to such share or (B) a Non-Call Period to which such share is subject; and provided further that the Trust shall effect no redemption pursuant to this paragraph 4(a) if as a result of such redemption the Trust shall have failed to maintain S&P Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount or to maintain the 1940 Act Preferred Shares Asset Coverage. For so long as S&P rates the Municipal Income Preferred Shares, the Trust may not give a Notice of Redemption relating to an optional redemption as described in paragraph 4(a) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Discounted Value not less than the amount due to Holders by reason of the redemption of Municipal Income Preferred Shares on such redemption date.

                  (b) The Trust shall redeem, out of funds legally available therefor, at the mandatory Redemption Price per share, certain of the Municipal Income Preferred Shares, to the extent permitted under the 1940 Act, if the Trust fails to maintain S&P Eligible Assets and Moody's Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount or to maintain the 1940 Act Preferred Shares Asset Coverage and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date (each herein referred to as a "Cure Date"), as the case may be. The number of Municipal Income Preferred Shares to be redeemed shall be equal to the lesser of (i) the minimum number of Municipal Income Preferred Shares the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Municipal Income Preferred Shares subject to redemption or retirement, would result in the satisfaction of the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of Municipal Income Preferred Shares and Other Preferred Shares the redemption of which would have such result, all Municipal Income Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of Municipal Income Preferred Shares, together with all other Municipal Income Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor. In determining the number of Municipal Income Preferred Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among Municipal Income Preferred Shares, Other Preferred Shares and other Preferred Shares subject to redemption provisions similar to those contained in this paragraph 4(b). The Trust shall effect such redemption not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of Municipal Income Preferred Shares and other

Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those Municipal Income Preferred Shares and other Municipal Income Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

         Any Preferred Merger Share shall be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period, provided that Municipal Income Preferred Shares subject to a Non-Call Period will only be subject to redemption to the extent that the other Municipal Income Preferred Shares are not available to satisfy the number of shares required to be redeemed. In such event, such shares subject to a Non-Call Period will be selected for redemption in an ascending order of outstanding Non-Call Period (with shares with the lowest number of days remaining in the period to be called first) and by lot in the event of equal outstanding Non-Call Periods.

                  (c) Subject to paragraph 4(d) of this Part I, if fewer than all the outstanding Municipal Income Preferred Shares are to be redeemed pursuant to this paragraph 4, the number of such Municipal Income Preferred Shares so to be redeemed shall be a whole number of shares and shall be determined by the Trustees, and the Trust shall give a Notice of Redemption as provided in paragraph 4(e) of this Part I, provided that no such Preferred Merger Share will be subject to optional redemption on any Dividend Payment Date during a Non-Call Period to which it is subject and Municipal Income Preferred Shares subject to a Non-Call Period will be subject to mandatory redemption only on the basis described under paragraph 4(b) of this Part I. Unless certificates representing Municipal Income Preferred Shares are held by Holders other than the Securities Depository or its nominee, the Securities Depository, upon receipt of such notice, shall determine by lot (or otherwise in accordance with procedures in effect at the time which shall be consistent with the 1940 Act) the number of Municipal Income Preferred Shares to be redeemed from the account of each Agent Member (which may include an Agent Member, including a Remarketing Agent, holding shares for its own account)-and notify the Paying Agent of such determination. The Paying Agent, upon receipt of such notice, shall in turn determine by lot the number of Municipal Income Preferred Shares to be redeemed from the accounts of the Beneficial Owners of the Municipal Income Preferred Shares whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agent. In doing so, the Paying Agent may determine that Municipal Income Preferred Shares shall be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agent, without Municipal Income Preferred Shares being redeemed from the accounts of other Beneficial Owners.

                  (d) Notwithstanding paragraph 4(c) of this Part I, if any certificates representing Municipal Income Preferred Shares are held by Holders other than the Securities Depository or its nominee, then the Municipal Income Preferred Shares to be redeemed shall be selected by the Paying Agent by lot.

                  (e) Any Notice of Redemption with respect to Municipal Income Preferred Shares shall be given (A) in the case of a redemption pursuant to paragraph 4(a) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agent, by telephone, not later than 1:00 p.m. New York City time (and later confirmed in writing) not less than 20 nor more than 30 days prior to the earliest date upon which any such redemption may occur and (B) in the case of a mandatory redemption pursuant to paragraph 4(b) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agent, by telephone,-not later than 1:00 p.m., New York City time (and later confirmed in writing) not less than 20 nor more than 30 days prior to the redemption date established by the Trustees and specified in such notice. In the case of a partial redemption of the Municipal Income Preferred Shares, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of Municipal Income Preferred Shares called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in paragraphs 4(c) and 4(d) of this Part I (or, during a Non-Payment Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the Trust). Such telephonic notice shall be confirmed promptly in writing to the Remarketing Agent, the Securities Depository and each Beneficial Owner of Municipal Income Preferred Shares called for redemption not later than the close of business on the Business Day immediately following the day on which the Paying Agent determines the shares to be redeemed. In the case of a redemption in whole of the Municipal Income Preferred Shares, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of Municipal Income Preferred Shares called for redemption not later than the close of business on the Business Day immediately following the day on which it receives a Notice of Redemption from the Trust. Such telephonic notice shall be confirmed promptly in writing to each Beneficial Owner of Municipal Income Preferred Shares called for redemption, the Remarketing Agent and the Securities Depository not later than the close of business on the second Business Day following the day on which the Paying Agent receives a Notice of Redemption.

                  (f) Every Notice of Redemption and other redemption notice shall state: (i) the redemption date; (ii) the number of Municipal Income Preferred Shares to be redeemed; (iii) the redemption price; (iv) that dividends on the Municipal Income Preferred Shares to be redeemed shall cease to accumulate as of such redemption date; and (v) the provision of the Declaration of Trust or the By-laws pursuant to which such shares are being redeemed. In addition, notice of redemption given to a Beneficial owner by the Paying Agent shall state the CUSIP number, if any, of the Municipal Income Preferred Shares to be redeemed and the manner in which the Beneficial Owners of such shares may obtain payment of the redemption price. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. The Paying Agent shall use its reasonable efforts to cause the publication of a Notice of Redemption in an Authorized Newspaper within two Business Days of the date of the Notice of Redemption, but failure so to publish such notification shall not affect the validity or effectiveness of any such redemption proceedings.

                  (g) On any redemption date, the Trust shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, the Optional Redemption Price or Mandatory Redemption Price, as the case may be, for-each Preferred Merger Share called for redemption.

                  (h) In connection with any redemption, upon the giving of a Notice of Redemption and the deposit of the funds necessary for such redemption with the Paying Agent in accordance with this paragraph 4, Municipal Income Preferred Shares so called for redemption shall no longer be deemed outstanding for any purpose and all rights of the Holders of Municipal Income Preferred Shares so called for redemption shall cease and terminate, except the right of the Holders thereof to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, but without any interest or other additional amount (except as provided in paragraph 3(k) of this Part I). The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent as aforesaid in excess of the sum of (i) the aggregate redemption price of the Municipal Income Preferred Shares called for redemption on such date and (ii) all other amounts to which Holders of Municipal Income Preferred Shares called for redemption may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on any funds deposited in respect of such redemption. Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time Holders of Municipal Income Preferred Shares so called for redemption shall only to the Trust for payment of the redemption price and all the look other amounts to which they may be entitled. For so long as S&P rates the Municipal Income Preferred Shares, if any such unclaimed funds are repaid to the Trust, the Trust shall invest such unclaimed funds in Deposit Securities with a maturity of no more than one Business Day until such time as there are no unclaimed funds.

                  (i) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem Municipal Income Preferred Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4(g) of this Part I with respect to any shares for which such Notice of Redemption has been given.

                  (j) Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agent may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption, provided that any such modification does not adversely affect any Holder of Municipal Income Preferred Shares or materially alter the obligations of the Paying Agent; and further provided that the Trust receives written confirmation from S&P that any such modification would not impair the ratings then assigned by S&P to Municipal Income Preferred Shares.

                  (k) In effecting any redemption pursuant to this paragraph 4, the Trust shall use all reasonable efforts to satisfy all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law.

                  (l) Notwithstanding the foregoing, (i) no Preferred Merger Share may be redeemed pursuant to paragraph 4(a) of this Part I unless the full amount of accumulated but unpaid dividends to the date fixed for redemption for each such Preferred Merger Share called for redemption shall have been declared, and (ii) no Preferred Merger Share may be redeemed unless all outstanding Municipal Income Preferred Shares are simultaneously redeemed, nor may any Municipal Income Preferred Shares be purchased or otherwise acquired by the Trust except in accordance with a purchase offer made on substantially equivalent terms by the Trust for all outstanding Municipal Income Preferred Shares, unless, in each such instance, dividends (other than dividends, if any, to be paid pursuant to paragraph 3(k) or 3(l) of this Part I which have not yet become due and payable) on all outstanding Municipal Income Preferred Shares through the most recent Dividend Payment Date shall have been paid or declared and sufficient funds for the payment thereof deposited with the Paying Agent.

                  (m) Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(l) hereof, nothing contained herein shall limit any legal right of the Trust or any affiliate to purchase or otherwise acquire any Preferred Merger Share at any price. Any Municipal Income Preferred Shares which have been redeemed, purchased or other-wise acquired by the Trust or any affiliate thereof may be resold if, after the resale, the Trust has Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount as provided in Paragraph 8
(a) of this Part I. In lieu of redeeming shares called for redemption, the Trust shall have the right to arrange for other purchasers to purchase from Holders all Municipal Income Preferred Shares to be redeemed pursuant to this paragraph 4, except those Municipal Income Preferred Shares to be redeemed pursuant to paragraph 4(b) hereof, by their paying to such Holders on or before the close of business on the redemption date an amount equal to not less than the redemption price payable by the Trust on the redemption of such shares, and the obligation of the Trust to pay such redemption price shall be satisfied and discharged to the extent such payment is so made by such purchasers. Prior to the purchase of such shares by such purchasers, the Trust shall notify each purchaser that such shares have been called for redemption.

         5. LIQUIDATION.

                  (a) Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the Municipal Income Preferred Shares as to liquidation payments, to be paid the amount of $50,000 per Preferred Merger Share, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to but excluding the date of final distribution, in same-day funds. After any such payment, the Holders shall not be entitled to any further participation in any distribution of assets of the Trust, except as provided in paragraph 3(k) of this Part I.

                  (b) If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust shall be insufficient to make such full payments to the Holders and the holders of any Preferred Shares ranking as to liquidation, dissolution or winding up on a parity with the Municipal Income Preferred Shares (including the Other Preferred Shares), then such assets shall be distributed among the Holders and such parity holders ratably in accordance with the respective amounts which would be payable on such Municipal Income Preferred Shares and any other such Preferred Shares if all amounts thereof were paid in full.

                  (c) Neither the consolidation nor the merger of the Trust with or into any other entity or entities nor a reorganization of the Trust alone nor the sale, lease or transfer by the Trust of all or substantially all of its assets shall be deemed to be a dissolution or liquidation of the Trust.

         6. VOTING RIGHTS.

                  (a) GENERAL. Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of Municipal Income Preferred Shares and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding preferred shares, including Municipal Income Preferred Shares, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of Trustees, the holders of preferred shares, including Municipal Income Preferred Shares, present in person or represented by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect two Trustees of the Trust, each preferred share, including Municipal Income Preferred Shares, entitling the holder thereof to one vote. Subject to paragraph 6(b) hereof, the holders of outstanding Common Shares and preferred shares, including Municipal Income Preferred Shares, voting as a single class, shall elect the balance of the Trustees.

                  (b) RIGHT TO ELECT MAJORITY OF TRUSTEES. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period n), the number of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of preferred shares, would constitute a majority of the Trustees as so increased by such smallest number; and the holders of preferred shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                  (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Municipal Income Preferred Shares equal to at least two full years, dividends shall be due and unpaid and sufficient cash or securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

                  (ii) if at any time holders of any preferred shares other than the Municipal Income Preferred Shares are entitled to elect a majority of the Trustees of the Trust.

         Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b). A Voting Period shall terminate when all dividends in arrears shall have been paid or otherwise provided for.

                  (c) OTHER ACTIONS. Except as otherwise provided herein, so long as any Municipal Income Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the Municipal Income Preferred Shares outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (i) authorize, create or issue, or increase or decrease the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to or on a parity with the Municipal Income Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, or increase or decrease the number of authorized Municipal Income Preferred Shares (although the Trust may, to the extent of the amount of Municipal Income Preferred Shares authorized from time to time, issue additional Municipal Income Preferred Shares without such vote or consent); (ii) amend, alter or repeal the provisions of the Declaration of Trust and the By-laws, including this Section 13.1, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of such Municipal Income Preferred Shares or the Holders thereof; or (iii) take any other action (including without limitation bankruptcy proceedings) which pursuant to Section 18(a)(2)(D) of the 1940 Act requires such approval by the Holders; provided that (i) the issuance of not more than the 6,000 Municipal Income Preferred Shares presently authorized, (ii) the authorization and issuance of preferred shares with an aggregate initial liquidation preference of up to $60 million and (iii) the creation and issuance of a series of Preferred Shares ranking junior to the Municipal Income Preferred Shares with respect to payment of dividends and the distribution of assets on liquidation, will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof cause the Trust not to satisfy the 1940 Act Preferred Shares Asset Coverage or the Preferred Shares Basic Maintenance Amount.

         The foregoing voting provisions shall not apply with respect to Municipal Income Preferred Shares if, at or prior to the time when a vote is required, such Municipal Income Preferred Shares shall have been (i) redeemed or
(ii) called for redemption and sufficient funds (in the form of cash or Municipal Bonds rated at least P-1, MIG-1 or VMIG-l by Moody's and which mature prior to the redemption date) shall have been deposited in trust to effect such redemption.

         Notwithstanding the foregoing, the Trustees may, without the vote or consent of the Holders of Municipal Income Preferred Shares, from time to time amend, alter or repeal any or all of the provisions of paragraphs 12(a), 12(b), 12(c), 13(a) and 13(b) of this Part I, as well as any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of Municipal Income Preferred Shares or the Holders thereof, provided the Trustees receive written confirmation from Moody's, in the case of any such action with respect to paragraphs 12(b), 12(c), 13(a) and 13(b), or from S&P, in the case of any such action with respect to paragraphs 12(a), 13(a) and 13(b), or from both Moody's and S&P, in the case of any such action with respect to the definitions of the terms listed below, that any such amendment, alteration or repeal would not impair the ratings then assigned to Municipal Income Preferred Shares by the rating agency providing such confirmation:

Accountant's Confirmation                                    1940 Act Preferred Shares Asset Coverage
Anticipation Notes                                           Municipal Bonds
Certificate of Minimum Liquidity                             Municipal Index
Closing Transactions                                         Quarterly Valuation Date
Deposit Securities                                           Receivables for Municipal Bonds Sold
Discounted Value                                             Preferred Shares Basic Maintenance Amount
Dividend Coverage Amount                                     Preferred Shares Basic Maintenance Cure Date
Dividend Coverage Assets                                     Preferred Shares Basic
Forward Commitments                                          Maintenance Report


Independent Accountant                                       S&P Discount Factor
Initial Margin                                               S&P Eligible Asset
Market Value                                                 S&P Hedging Transaction
Maximum Potential Additional Dividend Liability              S&P Exposure Period
Minimum Liquidity Level                                      S&P Volatility Factor
Moody's Discount Factor                                      Treasury Bonds
Moody's Eligible Asset                                       Valuation Date
Moody's Hedging Transaction                                  Variation Margin
Moody's Exposure Period
Moody's Volatility Factor
1940 Act Cure Date


                  (d) VOTING PROCEDURES.

                  (i) As soon as practicable after the accrual of any right of the holders of shares of preferred shares to elect additional Trustees as described in paragraph 6(b) above, the Trust shall notify the Paying Agent and the Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of Trustees prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

                  (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Section 12.1, by the other provisions of the Declaration of Trust or the By-laws, by statute or otherwise, no Holder shall be entitled to vote and no Preferred Merger Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds (in the form of cash or Municipal Bonds rated at least P-1, MIG-1 or VMIG-l by Moody's and which mature prior to the redemption date) for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I. No Preferred Merger Share held by the Trust or any affiliate of the Trust shall have any voting rights or be deemed to be outstanding for voting purposes.

                  (iii) The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Trustees elected by the Holders and such other holders of preferred shares and the remaining incumbent Trustees elected by the holders of the Common Shares and preferred shares, shall constitute the duly elected Trustees of the Trust.

                  (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional Trustees elected by the Holders and holders of other preferred shares pursuant to paragraph 6(b) above shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders and such other holders to elect additional Trustees pursuant to paragraph 6(b) above shall cease, subject to the provisions of the penultimate sentence of paragraph 6(b).

                  (e) EXCLUSIVE REMEDY. Unless otherwise required by law, the Holders of Municipal Income Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of Municipal Income Preferred Shares shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends-on the Municipal Income Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this paragraph 6. In no event shall the Holders of Municipal Income Preferred Shares have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive any dividends or the proceeds of a redemption.

                  (f) NOTIFICATION TO MOODY'S AND S&P. In the event a vote of Holders of Municipal Income Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's and S&P that such vote is to be taken, the nature of the action with respect to which such vote is to be taken and, not later than 10 Business Days following the vote, the results of the vote.

         7. 1940 ACT PREFERRED SHARES ASSET COVERAGE. The Trust shall maintain, as of the last Business Day of each month in which any Preferred Merger Share is outstanding, the 1940 Act Preferred Shares Asset Coverage.

         8. PREFERRED SHARES BASIC MAINTENANCE AMOUNT.

                  (a) The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date,
(i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to reattain the Preferred Shares Basic Maintenance Amount on or prior to the Preferred

Shares Basic Maintenance Cure Date. If, on any Valuation Date, the Trust shall have Moody's Eligible Assets with a Discounted Value which exceeds the Preferred Shares Basic Maintenance Amount by not more than 5%, the Adviser shall not alter the composition of the Trust's portfolio unless it determines that such action will not cause the Trust to have Moody's Eligible Assets with a Discounted Value less than the Preferred Shares Basic Maintenance Amount.

                  (b) The Trust will deliver a Preferred Shares Basic Maintenance Report to the Remarketing Agent, the Paying Agent, Moody's and S&P as of (i) each Quarterly Valuation Date, (ii) the first day of a Special Dividend Period, and (iii) any other time when specifically requested by either Moody's or S&P, in each case at or before 5:00 p.m., New York City time, on the third Business Day after such day.

                  (c) At or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value which exceeds the Preferred Shares Basic Maintenance Amount by 5% or more or to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agent, the Paying Agent, Moody's and S&P an Preferred Shares -Basic Maintenance Report as of the date of such failure.

                  (d) At or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures any failure to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agent, the Paying Agent, Moody's and S&P an Preferred Shares Basic Maintenance Report as of the date of such cure.

                  (e) A Preferred Shares Basic Maintenance Report or Accountant's Confirmation will be deemed to have been delivered to the Remarketing Agent, the Paying Agent, Moody's and S&P if the Remarketing Agent, the Paying Agent, Moody's and S&P receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Remarketing Agent, the Paying Agent, Moody's and S&P for delivery on the next Business Day the full Preferred Shares Basic Maintenance Report. A failure by the Trust to deliver an Preferred Shares Basic Maintenance Report under subparagraph (b), (c) or (d) of this paragraph 8 shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating that the Discounted Value for all assets of the Trust is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

                  (f) Whenever the Trust delivers a Preferred Shares Basic Maintenance Report to S&P pursuant to subparagraph (b) of this paragraph 8, it shall also deliver a Certificate of Minimum Liquidity to the Remarketing Agent and the Paying Agent.

                  (g) Within ten Business Days after the date of delivery to the Remarketing Agent, the Paying Agent, S&P and Moody's of a Preferred Shares Basic Maintenance Report in accordance with paragraph 8(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Remarketing Agent, the Paying Agent, S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent

Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date); (ii) that, in such Report (and in such randomly selected Report), (a) the Trust determined in accordance with this Section 12.1 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report), S&P Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount and (b) it has obtained confirmation from the Pricing Service that the Market Value of portfolio securities as determined by the Pricing Service equals the mean between the quoted bid and asked prices or the yield equivalent (when quotations are readily available); (iii) that the Trust has excluded from the Preferred Shares Basic Maintenance Report assets not qualifying as Eligible Assets; and
(iv) with respect to such confirmation to Moody's, that the Trust has satisfied the requirements of paragraph 12(b) of this Part I as of the Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report) (such confirmation is herein called the "Accountant's Confirmation). In preparing the Accountant's Confirmation, the Independent Accountant shall be entitled to rely, without further investigation, on such interpretations of law by the Trust as may have been necessary for the Trust to perform the computations contained in the Preferred Shares Basic Maintenance Report.

                  (h) Within ten Business Days after the date of delivery to the Remarketing Agent, the Paying Agent, S&P and Moody's of an Preferred Shares Basic Maintenance Report in accordance with paragraph 8(c) above relating to any Valuation Date on which the Trust failed to satisfy the Preferred Shares Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agent, the Paying Agent, S&P and Moody's an Accountant's Confirmation as to such Preferred Shares Basic Maintenance Report.

                  (i) Within ten Business Days after the date of delivery to the Remarketing Agent, the Paying Agent, S&P and Moody's of a Preferred Shares Basic Maintenance Report in accordance with paragraph 8(d) above relating to any Valuation Date on which the Trust cured any failure to satisfy the Preferred Shares Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agent, the Paying Agent, S&P and Moody's an Accountant's Confirmation as to such Preferred Shares Basic Maintenance Report.

                  (j) If any Accountant's Confirmation delivered pursuant to subparagraph (g), (h) or (i) of this paragraph 8 shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets, as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to the Remarketing Agent, the Paying Agent, S&P and Moody's promptly following receipt by the Trust of such Accountant's Confirmation.

                  (k) At or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the Municipal Income Preferred Shares, the Trust will complete and deliver to Moody's and S&P a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will provide to Moody's and S&P an Accountant's Confirmation as to such Preferred Shares Basic Maintenance Report.

                  (l) At or before 5:00 p.m., New York City time, on the first Business Day following any date on which the Trust repurchases any outstanding Common Shares, the Trust will complete and deliver to Moody's and S&P a Preferred Shares Basic Maintenance Report as of the close of business on the date of the repurchase.

         9. MINIMUM LIQUIDITY LEVEL. Reserved.

         10. RESTRICTIONS ON CERTAIN DISTRIBUTIONS. For so long as any Preferred Merger Share is outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Municipal Income Preferred Shares as to dividends and upon liquidation) in respect of Common Shares or any other shares of the Trust ranking junior-to or on a parity with the Municipal Income Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares or parity shares (except by conversion into or exchange for shares of the Trust ranking junior to the Municipal Income Preferred Shares as to dividends and upon liquidation), unless (i) full cumulative dividends on Municipal Income Preferred Shares and Other Preferred Shares through the most recent Dividend Payment Date shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent, (ii) the Trust has redeemed the full number of Municipal Income Preferred Shares and Other Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto,
(iii) immediately after such transaction the aggregate Discounted Value of Moody's Eligible Assets and S&P Eligible Assets would at least equal the Preferred Shares Basic Maintenance Amount and (iv) the Trust meets the applicable requirements of Section 18(a)(2)(B) of the 1940 Act.

         11. NOTICE. All notices or communications, unless otherwise specified in these By-laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

         12. FUTURES AND OPTIONS TRANSACTIONS; FORWARD COMMITMENTS.

                  (a) For so long as any Municipal Income Preferred Shares are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on the futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the rating then assigned to such Municipal Income Preferred Shares by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or on U.S. Treasury Bonds, Bills or Notes (Treasury Futures") and write, purchase or sell put and call options on such contracts (collectively "S&P Hedging Transactions"), subject to the following limitations:

                           (A) the Trust will not engage in any S&P Hedging
                  Transactions based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust's taking an opposition position thereto ("Closing Transactions")), which would cause the Trust at the time of such transaction to own or have sold (1) 1,001 or more outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average daily open interest in futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by THE WALL STREET JOURNAL;

                           (B) the Trust will not engage in any S&P Hedging
                  Transaction based on Treasury Futures ) other than Closing Transaction) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Futures exceeding in number 50% of the quotient of the Market Value of the Trust's total assets divided by $100,000 ($200,000 in the case of futures on Treasury Bills) or (2) outstanding futures contracts based on a particular Treasury instrument exceeding in number 10% of the average daily open interest in such futures contracts in the thirty days preceding the time of effecting such transaction as reported in THE WALL STREET JOURNAL;

                           (C) the Trust will engage in Closing Transactions to
                  close out any outstanding futures contracts which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event that (1) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Trust is required to pay Variation Margin on the second such Valuation Date; and

                           (D) when the Trust engages in an S&P Hedging
                  Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term securities, at least A in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the following:

         Writing covered call options on futures:

                  the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

         Writing covered put options on futures:

                  the strike price of the options contract.

         Buying futures:

                  the Trust's purchase obligation under the futures contract.

         Selling futures:

                  the higher of the Market Value of the instruments or index underlying the futures contract and the market price at which the futures will settle at expiration.

         For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, amounts deposited as Initial Margin and, for futures contracts only, Variation Margin shall not constitute S&P Eligible Assets and securities held in the segregated account contemplated by paragraph 12(a)(D) above shall have the following Discount Factors.

                  TYPE OF CONTRACT                   DISCOUNTED VALUE
                                                     OF SEGREGATED SECURITIES

         Writing covered put options on futures:

                  The Discounted value of segregated securities is equal to the lower of the strike price of the option or the Discounted Value of the segregated securities.

         Writing covered put options on futures:

                  The Discounted Value of segregated securities is equal to the lower of the Discounted Value of the segregated securities and the Trust's purchase obligation.

         Futures: The Discounted Value of segregated securities is determined by reference to the S&P Exposure Period from the date of calculation to the contract expiration date.

                  (b) For so long as any Municipal Income Preferred Shares are rated by Moody's, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call or put options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to any Municipal Income Preferred Shares by Moody's, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Futures and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively "Moody's Hedging Transactions"), subject to the following limitations:

                           (A) the Trust will not engage in any Moody's Hedging
                  Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by THE WALL STREET JOURNAL;

                           (B) the Trust will engage in Closing Transactions to
                  close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by THE WALL STREET JOURNAL is less than 5,000.

                           (C) the Trust will not enter into an option or
                  futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount; and

                           (D) when the Trust engages in a Moody's Hedging
                  Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term obligations, at least A2 in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the following:

Writing covered call options on futures:

                  the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

Writing covered put options:

                  the strike price of the options contract.

Buying futures:

                  the Trust's purchase obligation under the futures contract.

Selling futures:

                  the higher of the Market Value of the instruments or index underlying the futures contract and the price at which the futures contract will settle at expiration.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver pursuant to an outstanding futures contract or option shall be as follows (unless the Trust receives written confirmation to the contrary from Moody's): (i) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 48 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) shall have no value and (iii) assets subject to put options written by the Trust shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of such security.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be added to the Preferred Shares Basic Maintenance Amount required to be maintained by the Trust under paragraph 8(a) of this Part I of Section 13.1 (unless the Trust receives written confirmation to the contrary from Moody's): (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract which does not settle in cash, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract which does not settle in cash, 10% of the settlement price of assets to be purchased under such futures contract; (v) the settlement price of the underlying futures contracts if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

                  (c) For so long as any Municipal Income Preferred Shares are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transaction that are permitted under paragraph 12(b) of this Part I of Section 13.1) unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to such Municipal Income Preferred Shares by Moody's except that the Trust may enter into such contracts ("Forward Commitments"), subject to the following limitations:

                           (A) the Trust will maintain in a segregated account
                  with its custodian cash, cash equivalents or short-term, fixed income securities rated P-1, MIG-1 or VMIG-1 by Moody's with face value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or longer-term fixed income securities with a Discounted value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party; and

                           (B) the Trust will not enter into a Forward
                  Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

         13. CERTAIN OTHER RESTRICTIONS.

                  (a) For so long as any Municipal Income Preferred Shares are outstanding, the Trust will not, unless it has received written confirmation from Moody's and S&P that any such action would not impair the ratings then assigned by Moody's and S&P to Municipal Income Preferred Shares, engage in any one or more of the following transactions:

(i) borrow any money except as may be necessary for the clearance of purchases and sales of portfolio securities and which borrowings shall be repaid within 60 days and not be extended or renewed (provided that no such borrowing will be permitted unless the Trust, after giving effect to such borrowing, maintains Moody's Eligible Assets and S&P Eligible Assets at least equal to the Preferred Shares Basic Maintenance Amount);

(ii)     lend portfolio securities;

(iii)    designate a new Pricing Service;

(iv)     engage in short sales;

(v)      merge or consolidate with any other entity;

(vi)     engage in reverse repurchase agreements; or

(vii) issue a class or series of shares of beneficial interest ranking prior to or on a parity with the Municipal Income Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation.

                  (b) For so long as Municipal Income Preferred Shares are rated by Moody's or S&P, the Trust shall give to Moody's or S&P, as the case may be, prompt written notice of the following circumstances:

(i)      any change to the Declaration of Trust or Article 12 of the By-laws;

(ii) any failure to declare or pay any dividend on the Municipal Income Preferred Shares;

(iii) any mandatory or optional redemption of the Municipal Income Preferred Shares;

(iv) any assumption of control of the Trustees by the Holders of Municipal Income Preferred Shares pursuant to Section 6(b) of this Part I;

(v) in the event the Trust shall not be a party to a pricing services agreement and dealer quotes on assets are not available;

(vi) in the event that the Applicable Dividend Rate equals or exceeds 95% of the applicable Reference Rate;

(vii)    any person owning of record more than 5% of the Trust's Common Shares;

(viii) a change in Internal Revenue Service rules on Additional Dividends relating to the operation of the Trust; and

(ix) Putnam Investment Management, Inc. is no longer the Trust's investment manager.

         14. LEGALLY AVAILABLE FUNDS. For purposes of this Section 12.1, funds shall not be "legally available" for the payment of dividends or the redemption price with respect to any Preferred Merger Share if the Trust is insolvent at the time such payment would be made or to the extent that such payment cannot be made without rendering the Trust insolvent.

                                    PART II

                             REMARKETING PROCEDURES

         The provisions of this Part II and other provisions of these By-laws describe the procedures pursuant to which the Applicable Dividend Rate shall, except as otherwise provided in these By-laws, be determined for any Dividend Period. In the event that any of the Remarketing Agent, Paying Agent, Securities Depository, Agent Members and Beneficial Owners fail for any reason to perform any of the acts or obligations to be performed by him or it as described herein, then no Holder or Beneficial Owner of any Municipal Income Preferred Shares shall have any right in respect thereof against the Trust or any Trustee or officer of the Trust, and the sole obligation of the Trust in respect of the determination of the amount and the payment of any dividend shall be to pay to the Holders of the Municipal Income Preferred Shares as shown on the share transfer books of the Trust from time to time dividends as determined in accordance with the terms of this Part II and any other applicable provisions of these By-laws. Notwithstanding any provision of these By-laws, the Trust shall have no obligation at any time to provide notice (other than to the Remarketing Agent, the Paying Agent, the Securities Depository, S&P and Moody's), or to make any payment (in respect of any dividend or otherwise), to any person other than the Holders of the Municipal Income Preferred Shares shown on the share transfer books of the Trust from time to time, and the providing of any notice or the payment of any amount to such Holders (or to such other entities) shall discharge in full for all purposes (including without limitation as against all Beneficial Owners of any Municipal Income Preferred Shares) the Trust's obligation to provide any notice or to make any payment.

         1. REMARKETING SCHEDULE. Each Remarketing shall take place over a two-Business Day period consisting of the Remarketing Date and the Settlement Date. Such dates or the method of establishing such dates shall be determined by the Trustees from time to time and until further action by the Trustees, a Remarketing Date shall occur on the last Business Day of a Dividend Period (except for the last Dividend Period for the Municipal Income Preferred Shares) and the related Settlement Date shall occur on the first Business Day of the succeeding Dividend Period.

         2. PROCEDURE FOR TENDERING.

                  (a) Each Preferred Merger Share is subject to Tender and Dividend Reset at the end of each Dividend Period for the Municipal Income Preferred Shares and may be tendered in the Remarketing which commences on the Remarketing Date immediately prior to the end of the current Dividend Period. By 9:00 a.m., New York City time, on each such Remarketing Date, the Remarketing Agent shall, after canvassing the market and considering prevailing market conditions at the time for Municipal Income Preferred Shares and similar securities, provide Beneficial Owners non-binding indications of the Applicable Dividend Rate for the next succeeding 28-day Dividend Period or, if applicable, a Special Dividend Period; provided that, if the Trust has designated the next Dividend Period as a Special Dividend Period, the Remarketing Agent will provide to Beneficial Owners a non-binding indication only of the Applicable Dividend Rate for such Special Dividend Period. The actual Applicable Dividend Rate for such Dividend Period may be greater than or less than the rate per annum, indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate). By 12:00 noon, New York City time, on such Remarketing Date, each Beneficial Owner of a Preferred Merger Share must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such Preferred Merger Share at a price of $50,000 per share or to continue to hold such share for the next 28-day Dividend Period or, if applicable, the next Special Dividend Period. Beneficial Owners who do not provide such notice shall be deemed to have elected (i) to hold all their Municipal Income Preferred Shares if each of the current Dividend Period and succeeding Dividend Period is a 28-day Dividend Period or a Special Dividend Period of 90 days or less, and (ii) to tender all their Municipal Income Preferred Shares if the current Dividend Period or succeeding Dividend Period is a Special Dividend Period of more than 90 days. Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate is established. A Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner's tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for the next 28-day Dividend Period or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agent's ability to remarket all Municipal Income Preferred Shares tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its Municipal Income Preferred Shares, waive such Beneficial Owner's election with respect thereto, such waiver to be contingent upon the Remarketing Agent's ability to remarket all Municipal Income Preferred Shares tendered in such Remarketing.

                  (b) The ability of each Beneficial Owner to tender Municipal Income Preferred Shares in a Remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) shares tendered have not been called for redemption and (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Municipal Income Preferred Shares at an Applicable Dividend Rate for the next applicable Dividend Period that is not in excess of the Maximum Dividend Rate for such Dividend Period.

         3. DETERMINATION OF APPLICABLE DIVIDEND RATES.

                  (a) By 3:00 p.m., New York City time, on each Remarketing Date, the Remarketing Agent shall determine the Applicable Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum for the next 28-day Dividend Period, or, if designated, Special Dividend Period. The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agent determines, in its sole judgment, to be the lowest rate that will enable it to remarket on behalf of the Beneficial Owners thereof all Municipal Income Preferred Shares subject to Tender and Dividend Reset in such Remarketing and tendered to it on such Remarketing Date at a price of $50,000 per share.

                  (b) If no Applicable Dividend Rate shall have been established on a Remarketing Date in a Remarketing for the next 28-day Dividend Period, or Special Dividend Period, if any, for any reason (other than because there is no Remarketing Agent, the

Remarketing Agent is not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agent is unable to remarket on the Remarketing Date all Municipal Income Preferred Shares tendered (or deemed tendered) to it at a price of $50,000 per share), then the Remarketing Agent, in its sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate that would be the rate per annum that would be the initial dividend rate fixed in an offering on such Remarketing Date, assuming in each case a comparable dividend period, issuer and security. If there is no Remarketing because there is no Remarketing Agent or the Remarketing Agent is not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the Remarketing Agent is unable to remarket on the Remarketing Date all Municipal Income Preferred Shares tendered (or deemed tendered) to it at a price of $50,000 per share, then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period for Municipal Income Preferred Shares and for each subsequent Dividend Period for Municipal Income Preferred Shares for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 28-day Dividend Period and the next Dividend Period for Municipal Income Preferred Shares and each such subsequent Dividend Period shall be a 28-day Dividend Period.

                  (c) In determining such Applicable Dividend Rate, the Remarketing Agent shall, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock determined for the purpose of providing non-binding indications of the Applicable Dividend Rate to Beneficial Owners and potential purchasers of Municipal Income Preferred Shares, (i) consider the number of Municipal Income Preferred Shares tendered and the number of Municipal Income Preferred Shares potential purchasers are willing to purchase and (ii) contact by telephone or otherwise current and potential Beneficial Owners of Municipal Income Preferred Shares subject to Tender and Dividend Reset to ascertain the dividend rates at which they would be willing to hold Municipal Income Preferred Shares.

                  (d) The Applicable Dividend Rate shall be determined as aforesaid by the Remarketing Agent in its sole discretion (except as otherwise provided in this Section 12.1 with respect to an Applicable Dividend Rate that shall be the Non-Payment Period Rate or the Maximum Dividend Rate) and shall be conclusive and binding on Holders and Beneficial Owners.

                  (e) Except during a Non-Payment Period, the Applicable Dividend Rate for any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

         4. ALLOCATION OF SHARES; FAILURE TO REMARKET AT $50,000 PER SHARE.

                  (a) If the Remarketing Agent is unable to remarket by 3:00 p.m., New York City time, on a Remarketing Date all Municipal Income Preferred Shares tendered (or deemed tendered) to it in the related Remarketing at a price of $50,000 per share, (i) each Beneficial Owner that tendered or was deemed to have tendered Municipal Income Preferred Shares for sale shall sell a number of Municipal Income Preferred Shares on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agent in its sole discretion, based on the number of orders to purchase Preferred Merger Shares in such Remarketing, and (ii) the Applicable Dividend Rate for the next Dividend Period for Municipal Income Preferred Shares, which shall be a 28-day Dividend Period, shall be the Maximum Dividend Rate for such 28-day Dividend Period.

                  (b) If the allocation procedures described above-would result in the sale of a fraction of a Preferred Merger Share, the Remarketing Agent shall, in its sole discretion, round up or down the number of Municipal Income Preferred Shares sold by each Beneficial Owner on the applicable Remarketing Date so that each share sold by a Beneficial Owner shall be a whole Preferred Merger Share, and the total number of shares sold equals the total number of shares purchased on such Remarketing Date.

         5. NOTIFICATION OF RESULTS; SETTLEMENT.

                  (a) By telephone at approximately 3:30 p.m., New York City time, on each Remarketing Date, the Remarketing Agent shall advise each Beneficial Owner of tendered shares and each purchaser thereof (or the Agent Member thereof) (i) of the number of shares such Beneficial Owner or purchaser is to sell or purchase and (ii) to give instructions to its Agent Member to deliver such shares against payment therefor or to pay the purchase price against delivery as appropriate. The Remarketing Agent will also advise each Beneficial Owner or purchaser that is to continue to hold, or to purchase, shares with a Dividend Period beginning on the Business Day following such Remarketing Date of the Applicable Dividend Rate for such shares.

                  (b) In accordance with the Securities Depository's normal procedures, on the Settlement Date, the transactions described above with respect to each Preferred Merger Share shall be executed through the Securities Depository, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, and the accounts of the respective Agent Members of the Securities Depository shall be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of Municipal Income Preferred Shares in the related Remarketing. Purchasers of Municipal Income Preferred Shares shall make payment to the Paying Agent in same-day funds against delivery to such purchasers or their nominees of one or more certificates representing Municipal Income Preferred Shares, or, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, through their Agent Members in same-day funds to the Securities Depository against delivery by book entry of Municipal Income Preferred Shares through their Agent Members. The Securities Depository shall make payment in accordance with its normal procedures.

                  (c) If any Beneficial Owner selling Municipal Income Preferred Shares in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased Municipal Income Preferred Shares in such Remarketing may deliver to any such other person a number of whole Municipal Income Preferred Shares that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of Municipal Income Preferred Shares to be so delivered shall be determined by such Agent Member. Delivery of such lesser number of Municipal Income Preferred Shares shall constitute good delivery.

                  (d) The Remarketing Agent, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided that, in the event that there is a delay in the occurrence of any delivery or other event connected with a Remarketing, the Remarketing Agent, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to accommodate such delivery in furtherance of the Remarketing.

                  (e) Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing, provided any such modification does not adversely affect the Beneficial Owners or the Holders of Municipal Income Preferred Shares or the Trust.

                  (f) Neither the Trust, the Paying Agent nor the Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner's tender of its Municipal Income Preferred Shares in a Remarketing, unless, in each case, such Municipal Income Preferred Shares were acquired for the account of the Trust, the Paying Agent or the Remarketing Agent, as the case may be.

         6. PURCHASE OF MUNICIPAL INCOME PREFERRED SHARES BY REMARKETING AGENT. The Remarketing Agent may purchase for its own account Municipal Income Preferred Shares in a Remarketing, provided that it purchases all tendered (or deemed tendered) Municipal Income Preferred Shares not sold in such Remarketing to other purchasers. If the Remarketing Agent holds Municipal Income Preferred Shares for its own account upon completion of a Remarketing, it must establish an Applicable Dividend Rate with respect to such shares in such Remarketing that is not-higher than the Applicable Dividend Rate that would have been established if the Remarketing Agent did not hold or had not purchased such shares. Except as provided in the first sentence of this paragraph 6, the Remarketing Agent shall not be obligated to purchase any Municipal Income Preferred Shares that would otherwise remain unsold in a Remarketing. If the Remarketing Agent holds for its own account any Municipal Income Preferred Shares subject to a Remarketing immediately prior to such Remarketing and if all other shares subject to such Remarketing and tendered for sale by other Beneficial Owners of Municipal Income Preferred Shares (including circumstances where the Remarketing Agent holds such shares as nominee) have been sold in such Remarketing, then the Remarketing Agent may sell such number of its shares in such Remarketing as there are outstanding orders to purchase that have not been filled by shares tendered for sale by other Beneficial Owners.

         7. APPLICABLE DIVIDEND RATE DURING A NON-PAYMENT PERIOD. So long as a Non-Payment Period shall continue, paragraphs 1, 2, 3, 4, 5 and 6 of this Part II shall not be applicable to any of the Municipal Income Preferred Shares and the Municipal Income Preferred Shares shall not be subject to Tender and Dividend Reset.

         8. TRANSFERS. Unless the Trust has elected, during a Non-Payment Period, to waive this requirement, ownership of Municipal Income Preferred Shares will be maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser's beneficial ownership.

         9. MISCELLANEOUS.

                  (a) To the extent permitted by applicable law, the Trustees may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, or to remedy any formal defect.

                  (b) Notwithstanding any provision of these By-laws, (i) no Remarketing Agent, Paying Agent, Securities Depository or Agent Member shall have any obligation in respect of any person having any interest in any Preferred Merger Share other than the Beneficial Owner thereof, and the Paying Agent shall have no obligation to record any transfer of beneficial ownership in any share unless and until it shall have received proper notice and evidence of such transfer and the right of the transferee in accordance with its procedures in effect from time to time, and (ii) the record books of the Trust as kept by the Paying Agent shall be conclusive as to who is the Holder of any Preferred Merger Share and as to the number of Municipal Income Preferred Shares held from time to time by any Holder, and the Trust shall have no obligation in respect of any Preferred Merger Share to any person other than such Holder.

         10. SECURITIES DEPOSITORY; SHARES CERTIFICATES.

                  (a) If there is a Securities Depository, one certificate for all of the Municipal Income Preferred Shares shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Any such certificate shall bear a legend to the effect that such certificate is issued subject to the provisions contained in this Section 12.1. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to this effect to the Paying Agent for the Municipal Income Preferred Shares. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

                  (b) If the Applicable Dividend Rate applicable to all Municipal Income Preferred Shares shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10(a) of this Part II) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 10(a) of this Part II with respect to such shares.

                                   ARTICLE 13
             Advance Notice of Shareholder Nominees for Trustee and
                     Proposals to Fix the Number of Trustees

         13.1. ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS OF TRUSTEES AND PROPOSALS TO FIX THE NUMBER OF TRUSTEES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before a meeting of shareholders or otherwise transacted unless in accordance with the following procedures, except as may be otherwise provided in the Bylaws with respect to the right of holders of preferred shares, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

                  (a) MEETINGS OF SHAREHOLDERS.

                           (1) Nominations of persons for election to the Board of Trustees and proposals to fix the number of Trustees may be made at an annual meeting of shareholders or at a special meeting of shareholders in lieu of an annual meeting only (i) pursuant to the notice of meeting given by or at the direction of the Trustees pursuant to Article V, Section 2 of the Declaration of Trust, (ii) by or at the direction of the Trustees (or any duly authorized committee thereof) or the Chairman of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the time the notice provided for in this Section 13.1 is delivered to the Clerk of the Trust, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraph (2) of this paragraph (a) of this
         Section 13.1.

                           (2) For such nominations or proposals to be properly brought before a meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this Section 13.1, the shareholder must have given timely notice thereof in writing to the Clerk of the Trust in accordance with paragraph (b) of this Section 13.1. The shareholder's notice shall contain, at a minimum, the information set forth in paragraph (c) of this Section 13.1.

                  (b) TIMELY NOTICE.

                           (1) ANNUAL MEETING. To be timely, a shareholder's notice required by subparagraph (2) of paragraph (a) of this Section
         13.1 in respect of an annual meeting shall be delivered to the Clerk at the principal executive offices of the Trust not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; PROVIDED, HOWEVER, that with respect to the annual meeting to be held in the calendar year 2001, notice by the shareholder in order to be timely must be so received not less than thirty (30) days prior to such anniversary date; PROVIDED FURTHER, HOWEVER, if and only if the annual meeting is not scheduled to be held on a date that is within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the annual meeting was mailed and the date on which public announcement of the date of the annual meeting was first made.

                           (2) SPECIAL MEETING IN LIEU OF ANNUAL MEETING. To be timely, a shareholder's notice required by subparagraph (2) of paragraph (a) of this Section 13.1 in respect of a special meeting in lieu of an annual meeting shall be delivered to the Clerk at the principal executive offices of the Trust not less than the close of business on the tenth (10th) day following the date on which public announcement was first made of the date of the special meeting.

                           (3) GENERAL. In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described in this paragraph (b) of this Section 13.1.

                  (c) CONTENT OF SHAREHOLDER'S NOTICE.

                           (1) Any shareholder's notice required by this Section
         13.1 shall set forth as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a Trustee (i) the person's name, age, date of birth, business address, residence address and nationality; (ii) any other information regarding the person required by each of paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K and paragraph (b) of Item 22 of Rule 14a-101 (Schedule
         14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) any other information regarding the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iv) whether the shareholder believes the person is or will be an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person," information regarding the person that will be sufficient for the Trust to make such determination; (v) the written consent of the person to being named as a nominee and to serve as a Trustee if elected and (vi) the class or series and number of all shares of beneficial interest of the Trust owned beneficially or of record by the person. Any shareholder's notice required by this Section 13.1 in respect of a proposal to fix the number of Trustees shall also set forth a description and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with the Bylaws and the Declaration of Trust.

                           (2) Such shareholder's notice further shall set forth as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder and such beneficial owner, as they appear on the Trust's books; (ii) the class or series and number of all shares of beneficial interest of the Trust owned beneficially and of record by the shareholder and such beneficial owner; (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder; (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to, as the case may be, (A) nominate each person named in its notice and (B) make the proposal to fix the number of Trustees as stated in its notice; and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

                           (3) The Trustees may require any proposed nominee to furnish such other information as they may reasonably require to determine the eligibility of such proposed nominee to serve as a Trustee.

                  (d) AUTHORITY TO DETERMINE COMPLIANCE WITH PROCEDURES. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal was made in compliance with the procedures set forth in this Article 13 and elsewhere in the Bylaws and in the Declaration of Trust and (ii) if any nomination or proposal is not so in compliance to declare that such nomination or proposal shall be disregarded.

                            AMENDMENT NO. 6 TO BYLAWS

         WHEREAS, Section 1 of Article III of the Amended and Restated Agreement and Declaration of Trust dated July 23, 2001 (the "Declaration of Trust") of Putnam Municipal Bond Fund (the "Trust"), a copy which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, provides that the trustees of the Trust (the "Trustees") may, without shareholder approval, authorize one or more classes of shares (which classes may be divided into two or more series), shares of each such class or series having such preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as the Trustees may determine and as shall be set forth in the Bylaws of the Trust;

         WHEREAS, Section 3 of Article IV of the Declaration of Trust provides that the Trustees may amend and repeal the Bylaws of the Trust to the extent that such Bylaws do not reserve that right to the shareholders of one or more classes or series of shares of the Trust;

         WHEREAS, Article 12, Section 12.1, Part I, paragraph 6(c) and
Article 12, Section 12.2, Part I, paragraph 6(c) of the Bylaws of the Trust prohibit the Trust from authorizing any class or series of shares of beneficial interest ranking prior to or on parity with the Trust's Remarketed Preferred Shares, Series A; Remarketed Preferred Shares, Series B and Municipal Income Preferred Shares (the "Existing Preferred Shares") without the affirmative vote or consent of holders of at least a majority of the Existing Preferred Shares;

         WHEREAS, Article 12, Section 12.1, Part I, paragraph 6(c) and
Article 12, Section 12.2, Part I, paragraph 6(c) of the Bylaws of the Trust provide that the Trust may not amend, alter or repeal the provisions of the Bylaws, except where such amendment does not affect materially and adversely any preference, right or power of the Existing Preferred Shares or the holders thereof;

         WHEREAS, Article 12, Section 12.1, Part I, paragraph 4(e) and
Article 12, Section 12.2, Part I, paragraph 4(e) of the Bylaws of the Trust provide that, in the case of an optional redemption with respect to the Existing Preferred Shares, any notice of redemption shall be given to the Paying Agent, the Securities Depository and the Remarketing Agent not less than 20 nor more than 30 days prior to the earliest date upon which any such optional redemption may occur;

         WHEREAS, Article 12, Section 12.1, Part I, paragraph 4(h) and
Article 12, Section 12.2, Part I, paragraph 4(h) of the Bylaws of the Trust provide that, upon giving a notice of redemption with respect to the Existing Preferred Shares and depositing with the Paying Agent the funds necessary to effect such redemption, the Existing Preferred Shares shall no longer be deemed outstanding for any purpose and all rights of the holders of the Existing Preferred Shares other than the right to receive the redemption price will cease and terminate;

         WHEREAS, Article 12, Section 12.1, Part I, paragraph 4(a) and
Article 12, Section 12.2, Part I, paragraph 4(a) of the Bylaws of the Trust permit the Trust to redeem the Existing Preferred Shares of the Trust, in whole or in part, out of funds legally available therefor; and

         WHEREAS, pursuant to authority expressly vested in the Trustees of the Trust by Section 1 of Article III of the Declaration of Trust, the Trustees have authorized, in addition to the Trust's common shares and subject to the redemption of all of the Existing Preferred Shares, a class of 5,320 preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends thereon, if any (whether or not earned or declared), divided into one series of 2,920 preferred shares and one series of 2,400 preferred shares, designated respectively Auction Rate Municipal Preferred Shares, Series A and Auction Rate Municipal Preferred Shares, Series B.

     NOW, THEREFORE, the Bylaws of the Trust are hereby amended as follows:

     1. Article 12, Section 12.1, Part I, paragraph 4(f) and Article 12,
Section 12.2, Part I, paragraph 4(f) are hereby amended by adding at the end thereof the following:

"The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph 4(a) of this Section that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption."

     2. Article 12, Section 12.1, Part I, paragraph 4(i) and Article 12,
Section 12.2, Part I, paragraph 4(i) are hereby amended by adding at the end thereof the following:

"; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Paying Agent the funds necessary for a redemption with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption."

     3. Article 12, Section 12.1, Part I, paragraph 4(a) and Article 12,
Section 12.2, Part I, paragraph 4(a) are hereby amended by deleting therefrom the last sentence thereof.

     4. Article 12, Section 12.1, Part I, paragraph 4(e)(A) and Article 12,
Section 12.2, Part I, paragraph 4(e)(A) are hereby amended by deleting subparagraph (A) thereof and by adding, in its place, the following:

"(A) in the case of a redemption pursuant to paragraph 4(a) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agent, by telephone, not later than 1:00 p.m. New York City time (and later confirmed in writing) not less than three (3) days prior to the earliest date upon which any such redemption may occur and."

     5. Effective upon and subject to the redemption of all of the Existing Preferred Shares:

         a.  ARTICLE 12 of the Bylaws is hereby deleted.

         b.  A new ARTICLE 12 shall be added as follows:

                                   ARTICLE 12

                          Shares of Beneficial Interest

12. The Trust has an unlimited number of Common Shares, without part value, which may be issued from time to time by the Trustees of the Trust.

         12.1 STATEMENT CREATING TWO SERIES OF AUCTION RATE MUNICIPAL PREFERRED SHARES.

                                   DESIGNATION

         SERIES A: A series of 2,920 shares of preferred shares of beneficial interest, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Rate Municipal Preferred Shares, Series A" and is referred to below as "Series A AMPS(R)." Each of the 2,920 shares of Series A AMPS issued on __________, 2001 shall, for purposes hereof, be deemed to have a Date of Original Issue of __________, 2001; have an Applicable Rate for its Initial Rate Period equal to ____% per annum; have an initial Dividend Payment Date of ________, 2001; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Declaration of Trust, as amended and restated, applicable to the Series A AMPS, as set forth in Part I and Part II of this Article 12. Any shares of Series A AMPS issued thereafter shall be issued on the first day of a Rate Period of the then outstanding shares of Series A AMPS, shall have, for such Rate Period, an Applicable Rate equal to the Applicable Rate for shares of such series established in the first Auction for shares of such series preceding the date of such issuance; and shall have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to the Series A AMPS, as set forth in Part I and Part II of this Article 12. The Series A AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series A AMPS shall be identical except as provided in this Section 12.1.

         SERIES B: A series of 2,400 shares of preferred shares, of beneficial interest without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Rate Municipal Preferred Shares, Series B" and is referred to below as "Series B AMPS," and, together with the Series A AMPS, the "Preferred Shares." Each of the 2,400 shares of Series B AMPS issued on __________, 2001 shall, for purposes hereof, be deemed to have a Date of Original Issue of __________, 2001; have an Applicable Rate for its Initial Rate Period equal to ____% per annum; have an initial Dividend Payment Date of ________, 2001; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Declaration of Trust, as amended and restated, applicable to the Series B AMPS, as set forth in Part I and Part II of this Article 12. Any shares of Series B AMPS issued thereafter shall be issued on the first day of a Rate Period of the then outstanding shares of Series B AMPS, shall have, for such Rate Period, an Applicable Rate equal to the Applicable Rate for shares of such series established in the first Auction for shares of such series preceding the date of such issuance; and shall have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to the Series B AMPS, as set forth in Part I and Part II of this Article 12. The Series B AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series B AMPS shall be identical except as provided in this Section 12.1.

                                   DEFINITIONS

         As used in Parts I and II of this Section 12.1, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         (a) "`AA' Composite Commercial Paper Rate," on any date for any Rate Period of shares of a series of Preferred Shares, shall mean (i) (A) in the case of any Minimum Rate Period or any Special Rate Period of fewer than 49 Rate Period Days, the interest equivalent of the 30-day rate; provided, however, that if such Rate Period is a Minimum Rate Period and the "AA" Composite Commercial Paper Rate is being used to determine the Applicable Rate for shares of such series when all of the Outstanding shares of such series are subject to Submitted Hold Orders, then the interest equivalent of the seven-day rate, and (B) in the case of any Special Rate Period of (1) 49 or more but fewer than 70 Rate Period Days, the interest equivalent of the 60-day rate; (2) 70 or more but fewer than 85 Rate Period Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates;
(3) 85 or more but fewer than 99 Rate Period Days, the interest equivalent of the 90-day rate; (4) 99 or more but fewer than 120 Rate Period Days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates; (5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120-day rate; (6) 141 or more but fewer than 162 Rate Period Days, the arithmetic average of the 120-day and 180-day rates; and (7) 162 or more but fewer than 183 Rate Period Days, the interest equivalent of the 180-day rate, in each case on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day next preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Trust does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of the discount rate times the number of days until such commercial paper matures and the denominator of which shall be 360.

         (b) "Accountant's Confirmation" shall have the meaning specified in paragraph 7(c) of Part I of this Section 12.1.

         (c) "Additional Dividend" means payment to a Holder of Preferred Shares of an amount equal to the amount of Federal income taxes payable by a Holder of Preferred Shares on a Retroactive Taxable Allocation. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder of Preferred Shares is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Retroactive Taxable Allocation and each Additional Dividend (except to the extent such Additional Dividend is designated as an exempt-interest dividend under
Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Holder of Preferred Shares at the maximum marginal regular Federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, which ever is greater, in effect at the time such Additional Dividend is made.

         (d) "Affected Series" shall have the meaning specified in paragraph 5(c)(i) of Part I of this Section 12.1.

         (e) "Affiliate" shall mean, for purposes of the definition of "Outstanding," any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation one of the trustees, directors or executive officers of which is a trustee of the Trust be deemed to be an Affiliate solely because such trustee, director or executive officer is also a trustee of the Trust.

         (f) "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

         (g) "Annual Valuation Date" shall mean the last Business Day of each April of each year.

         (h) "Applicable Rate" shall have the meaning specified in paragraph 2(e)(i) of Part I of this Section 12.1.

         (i) "Auction" shall mean each periodic implementation of the Auction Procedures.

         (j) "Auction Agency Agreement" shall mean the agreement between the Trust and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for shares of a series of Preferred Shares so long as the Applicable Rate for shares of such series is to be based on the results of an Auction.

         (k) "Auction Agent" shall mean the entity appointed as such by a resolution of the Trustees in accordance with paragraph 6 of Part II of this Section 12.1.

         (l) "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

         (m) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II of this Section 12.1.

         (n) "Available Preferred Shares" shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

         (o) "Benchmark Rate" shall have the meaning specified in paragraph 3(b)(iii) of Part II of this Section 12.1.

         (p) "Beneficial Owner," with respect to shares of a series of Preferred Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

         (q) "Bid" and "Bids" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

         (r) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1; provided, however, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

         (s) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of this Section 12.1, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

         (t) "Broker-Dealer Agreement" shall mean an agreement among the Trust, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this
Section 12.1.

         (u) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

         (v) "Closing Transaction" shall have the meaning specified in paragraph 13(a)(i)(A) of Part I of this Section 12.1.

         (w)      "Code" means the Internal Revenue Code of 1986, as amended.

         (x) "Commercial Paper Dealers" shall mean Lehman Commercial Paper Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and any other commercial paper dealer selected by the Trust as to which Moody's, Fitch or any substitute rating agency then rating the Preferred Shares shall not have objected or, in lieu of any thereof, their respective affiliates or successors, if such entity is a commercial paper dealer.

         (y) "Common Shares" shall mean the common shares of beneficial interest of the Trust.

         (z) "Cure Date" shall mean the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

         (aa) "Date of Original Issue," with respect to shares of a series of Preferred Shares, shall mean the date on which the Trust initially issued such shares.

         (bb) "Declaration of Trust" shall have the meaning specified on the first page of this Section 12.1.

         (cc) "Deposit Securities" shall mean cash and Municipal Obligations rated at least P-1, MIG-1 or VMIG-1 by Moody's or _______ by Fitch.

         (dd)     "Discounted Value," as of any Valuation Date, shall mean,
(i) with respect to a Fitch Eligible Asset or Moody's Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the Fitch Discount Factor for a Fitch Eligible Asset or the Moody's Discount Factor for a Moody's Eligible Asset; or (ii) with respect to a Fitch Eligible Asset or Moody's Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by
(2) the Fitch Discount Factor for Fitch Eligible Assets or the Moody's Discount Factor for Moody's Eligible Assets.

         (ee) "Dividend Payment Date," with respect to shares of a series of Preferred Shares, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph 2(d) of Part I of this Section 12.1.

         (ff) "Dividend Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the Date of Original Issue of shares of such series to but excluding the initial Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series.

         (gg) "Existing Holder," with respect to shares of a series of Preferred Shares, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of shares of such series.

         (hh) "Exposure Period" shall mean the period commencing on a given Valuation Date and ending 56 days thereafter.

         (ii) "Failure to Deposit," with respect to shares of a series of Preferred Shares, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after Notice of Redemption is mailed pursuant to paragraph 11(c) of
Part I of this Section 12.1; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (jj) "Federal Tax Rate Increase" shall have the meaning specified in the definition of "Volatility Factor."

         (kk)     "Fitch" shall mean Fitch IBCA, Inc. and its successors.

         (ll) "Fitch Discount Factor" shall mean, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Exposure Period, in accordance with the table set forth below:

--------------------- -------------------------------------------------------------------------------------------
                                                           RATING CATEGORY
--------------------- -------------------------------------------------------------------------------------------
  EXPOSURE PERIOD        AAA*         AA*         A*         BBB*       ____**      SP-1+***      UNRATED****
--------------------- ------------ ----------- ---------- ----------- ------------ ----------- ------------------
7 weeks..............    151%         159%       166%        173%        136%         148%           225%
--------------------- ------------ ----------- ---------- ----------- ------------ ----------- ------------------
8 weeks or less but
greater than 7 weeks.    154%         161%       168%        176%        137%         149%           231%
--------------------- ------------ ----------- ---------- ----------- ------------ ----------- ------------------
9 weeks or less but
greater than 8 weeks.    158%         163%       170%        177%        138%         150%           240%
--------------------- ------------ ----------- ---------- ----------- ------------ ----------- ------------------

         *        Fitch rating.

         ** Municipal Obligations rated _____ by Fitch (or, if not rated by Fitch, rated MIG-1 or VMIG-1 by Moody's), which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

         *** Municipal Obligations not rated by Fitch or Moody's but rated SP-1+ by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

         **** Municipal Obligations rated less than BBB or not rated by Fitch, rated less than Baa3 by Moody's or not rated by Moody's, not to exceed 10% of Fitch Eligible Assets.

         Notwithstanding the foregoing, (i) the Fitch Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least _______ by Fitch (or, if not rated by Fitch, rated MIG-1, VMIG-l or P-1 by Moody's) and mature or have a demand feature at par exercisable in 30 days or less, or 125%, as long as such Municipal Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less, and (ii) no Fitch Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold.

         Notwithstanding the foregoing, inverse floating rate structured securities, including primary market and secondary market residual interest bonds, may constitute no more than 10% the Discounted Value of Fitch Eligible Assets. The Fitch Discount Factor for such securities shall be the product of
(x) the percentage determined by reference to the rating on the security underlying such inverse floating rate structured securities multiplied by (y) 1.25.

         (mm) "Fitch Eligible Asset" shall mean cash, Receivables for Municipal Obligations Sold or a Municipal Obligation that (i) pays interest in cash, (ii) does not have its Fitch rating, as applicable, suspended by Fitch, and (iii) is part of an issue of Municipal Obligations of at least $10,000,000. Municipal Obligations issued by any one issuer and rated BB or B (for the purposes of this definition only, "Other Securities") may comprise no more than 4% of total Fitch Eligible Assets; such Other Securities, if any, together with any Municipal Obligations issued by the same issuer and rated BBB by Fitch may comprise no more than 6% of total Fitch Eligible Assets; such Other Securities and BBB-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Fitch, may comprise no more than 10% of total Fitch Eligible Assets; and such Other Securities, and BBB and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated AA by Fitch, may comprise no more than 20% of total Fitch Eligible Assets. For purposes of the foregoing sentence any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Municipal Obligation. Other Securities issued by issuers located within a single state or territory may comprise no more than 12% of total Fitch Eligible Assets; such Other Securities, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated BBB by Fitch, may comprise no more than 20% of total Fitch Eligible Assets; such Other Securities, BBB-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Fitch, may comprise no more than 40% of total Fitch Eligible Assets; and such Other Securities and BBB and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated AA by Fitch, may comprise no more than 60% of total Fitch Eligible Assets. For purposes of applying the foregoing requirements, a Municipal Obligation not rated by Fitch will be deemed to have the Fitch rating equivalent to its Moody's rating, if rated by Moody's, or the Fitch rating equivalent to its S&P rating, if not rated by Fitch and Moody's; Fitch Eligible Assets shall be calculated without including cash; and Municipal Obligations rated ___ by Fitch or, if not rated by Fitch, rated MIG-1, VMIG-1 or P-1 by Moody's; or, if not rated by Moody's, rated A-1+/AA or SP-1+/AA by S&P; shall be considered to have a long-term rating of A. When the Trust sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Fitch Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Preferred Shares Basic Maintenance Amount. When the Trust purchases a Fitch Eligible Asset and agrees to sell it at a future date, such Fitch Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A by Fitch and the transaction has a term of no more than 30 days, otherwise, such Fitch Eligible Asset shall be valued at the Discounted Value of such Fitch Eligible Asset.

         Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset for purposes of determining the Preferred Shares Basic Maintenance Amount to the extent it is (i) subject to any material lien, mortgage pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Fitch (if Fitch is then rating the Preferred Shares) has indicated to the Trust will not affect the status of such asset as a Fitch Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by the Trust's investment adviser, custodian or the Auction Agent, (d) Liens by virtue of any repurchase agreement, and (e) Liens in connection with any futures margin account; or (ii) deposited irrevocably for the payment of any liabilities.

         (nn) "Fitch Hedging Transaction" shall have the meaning specified in paragraph 13(b)(i) of Part I of Section 12.1.

         (oo) "Fitch Volatility Factor" shall mean, as of any Valuation Date, (i) in the case of any Minimum Rate Period, any Special Rate Period of 28 Rate Period Days or fewer, or any Special Rate Period of 57 Rate Period Days or more, a multiplicative factor equal to 275%, except as otherwise provided in the last sentence of this definition; (ii) in the case of any Special Rate Period of more than 28 but fewer than 36 Rate Period Days, a multiplicative factor equal to 203%; (iii) in the case of any Special Rate Period of more than 35 but fewer than 43 Rate Period Days, a multiplicative factor equal to 217%; (iv) in the case of any Special Rate Period of more than 42 but fewer than 50 Rate Period Days, a multiplicative factor equal to 226%; and (v) in the case of any special Rate Period of more than 49 but fewer than 57 Rate Period Days, a multiplicative factor equal to 235%. If, as a result of the enactment of changes to the Code, the greater of the maximum marginal Federal individual income tax rate applicable to ordinary income and the maximum marginal Federal corporate income tax rate applicable to ordinary income will increase, such increase being rounded up to the next five percentage points (the "Federal Tax Rate Increase"), until the effective date of such increase, the Fitch Volatility Factor in the case of any Rate Period described in (i) above in this definition instead shall be determined by reference to the following table:

------------------------------------------------------------ ---------------------------------------------------------
                 FEDERAL TAX RATE INCREASE                                   FITCH VOLATILITY FACTOR
------------------------------------------------------------ ---------------------------------------------------------
                            5%                                                         295%
------------------------------------------------------------ ---------------------------------------------------------
                            10%                                                        317%
------------------------------------------------------------ ---------------------------------------------------------


                                      10

------------------------------------------------------------ ---------------------------------------------------------
                            15%                                                        341%
------------------------------------------------------------ ---------------------------------------------------------
                            20%                                                        369%
------------------------------------------------------------ ---------------------------------------------------------
                            25%                                                        400%
------------------------------------------------------------ ---------------------------------------------------------
                            30%                                                        436%
------------------------------------------------------------ ---------------------------------------------------------
                            35%                                                        477%
------------------------------------------------------------ ---------------------------------------------------------
                            40%                                                        525%
------------------------------------------------------------ ---------------------------------------------------------


         (pp) "Forward Commitments" shall have the meaning specified in paragraph 13(a)(iv) of Part I of this Section 12.1.

         (qq) "Holder," with respect to shares of a series of Preferred Shares, shall mean the registered holder of such shares as the same appears on the record books of the Trust.

         (rr) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

         (ss) "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, that is with respect to the Trust an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

         (tt) "Initial Rate Period," with respect to Series A AMPS shall be the period from and including the Date of Original Issue thereof to but excluding _________, 2001, and with respect to Series B AMPS, shall be the period from and including the Date of Original Issue thereof to but excluding _________, 2001.

         (uu) "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

         (vv) "Kenny Index" shall have the meaning specified in the definition of "Taxable Equivalent of the Short-Term Municipal Bond Rate."

         (ww) "Late Charge" shall have the meaning specified in paragraph 2(e)(1)(B) of Part I of this Section 121.

         (xx) "Liens" shall have the meaning specified in the definition of "Fitch Eligible Assets" above.

         (yy) "Liquidation Preference" with respect to a given number of Preferred Shares, means $25,000 times that number.

         (zz) "Market Value" of any asset of the Trust shall be the market value thereof determined by Muller Investdata Corp. services or any other pricing service or services designated by the Trustees of the Trust, provided that the Trust obtains written assurance from Moody's and Fitch, if Moody's and Fitch are then rating the Preferred Shares, and from any substitute rating agency then rating the Preferred Shares that such designation will not impair the rating then assigned by Moody's, Fitch or such substitute rating agency to the Preferred Shares (the "Pricing Service"). Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the lower of the quoted bid price or the mean between the quoted bid and ask price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal obligations of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. If the Pricing Service fails to provide the Market Value of any Municipal Obligation, such Municipal Obligation shall be valued at the lower of two bid quotations (one of which shall be in writing) obtained by the Trust from two dealers who are members of the National Association of Securities Dealers, Inc. and are making a market in such Municipal Obligations. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value as determined by the Pricing Service or if the Pricing Service is not able to value such instruments they shall be valued at fair value on a consistent basis using methods determined in good faith by the Trustees.

         (aaa) "Maximum Potential Additional Dividend Liability," as of any Valuation Date, shall mean the aggregate amount of Additional Dividends that would be due if the Trust were to make Retroactive Taxable Allocations, with respect to any taxable year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such Additional Dividends are fully taxable.

         (bbb) "Maximum Rate," for shares of a series of Preferred Shares on any Auction Date for shares of such series, shall mean:

                  (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Section 12.1, the product of (A) the Reference Rate on such Auction Date for the next Rate Period of shares of such series and (B) the Rate Multiple on such Auction Date, unless shares of such series have or had a Special Rate Period (other than a Special Rate Period of 28 Rate Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period of shares of such series after such Special Rate period, in which case the higher of:

                           (A) the dividend rate on shares of such series for the then-ending Rate Period; and

                           (B) the product of (1) the higher of (x) the
                  Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period Days, and (y) the Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period of shares of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period, if such Special Rate Period was more than 364 Rate Period Days and (2) the Rate Multiple on such Auction Date; or

                  (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Section 12.1, the product of (A) the highest of (1) the Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period Days, (2) the Reference Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is 364 Rate Period Days or fewer or the Treasury Note Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is more than 364 Rate Period Days, and (3) the Reference Rate on such Auction Date for Minimum Rate Periods and (B) the Rate Multiple on such Auction Date.

         (ccc) "Minimum Rate Period" shall mean any Rate Period consisting of 7 Rate Period Days.

         (ddd) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

         (eee) "Moody's Discount Factor" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Exposure Period, in accordance with the table set forth below:

--------------------- ----------------------------------------------------------------------------------------------------
                                                                RATING CATEGORY
--------------------- ----------------------------------------------------------------------------------------------------
  EXPOSURE PERIOD        Aaa*         Aa*         A*         Baa*     Other**   (V)MIG-1***  SP-1+****     UNRATED*****
--------------------- ------------ ----------- ---------- ----------- --------- ------------ ----------- -----------------
7 weeks..............    151%         159%       166%        173%       187%       136%         148%        225%
--------------------- ------------ ----------- ---------- ----------- --------- ------------ ----------- -----------------
8 weeks or less but
greater than 7 weeks.    154%         161%       168%        176%       190%       137%         149%        231%
--------------------- ------------ ----------- ---------- ----------- --------- ------------ ----------- -----------------
9 weeks or less but
greater than 8 weeks.    158%         163%       170%        177%       192%       138%         150%        240%
--------------------- ------------ ----------- ---------- ----------- --------- ------------ ----------- -----------------

         *     Moody's rating.

         **    Municipal Obligations not rated by Moody's but rated BBB by S&P.

         ***   Municipal Obligations rated MIG-1 or VMIG-1, which do not
mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

         **** Municipal Obligations not rated by Moody's but rated SP-1+ by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

         ***** Municipal Obligations rated less than Baa3 by Moody's or less than BBB by S&P or not rated by Moody's or S&P, not to exceed 10% of Moody's Eligible Assets.

         Notwithstanding the foregoing, (i) the Moody's Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least MIG-1, VMIG-l or P-1 by Moody's and mature or have a demand feature at par exercisable in 30 days, or 125%, as long as such Municipal Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less, and
(ii) no Moody's Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold.

         Notwithstanding the foregoing, inverse floating rate structured securities, including primary market and secondary market residual interest bonds, may constitute no more than 10% the Discounted Value of Moody's Eligible Assets. The Moody's Discount Factor for such securities shall be the product of (x) the percentage determined by reference to the rating on the security underlying such inverse floating rate structured securities multiplied by (y) 1.25.

         (fff) "Moody's Eligible Asset" shall mean cash, Receivables for Municipal Obligations Sold or a Municipal Obligation that (i) pays interest in cash, (ii) does not have its Moody's rating, as applicable, suspended by Moody's, and (iii) is part of an issue of Municipal Obligations of at least $10,000,000. Municipal Obligations issued by any one issuer and rated Ba or B by Moody's or rated BBB by S&P or not rated by Moody's and S&P (for the purposes of this definition only, "Other Securities"), may comprise no more than 4% of total Moody's Eligible Assets; such Other Securities, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moody's or A by S&P may comprise no more than 6% of total Moody's Eligible Assets; such Other Securities, Baa and A-rated municipal obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moody's or AA by S&P, may comprise no more than 10% of total Moody's Eligible Assets; and such Baa, A and Aa-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moody's or AAA by S&P, may comprise no more than 20% of total Moody's Eligible Assets. For purposes of the foregoing sentence, any Municipal Obligation backed by the guarantee, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the ratings on such Municipal Obligation. Other Securities issued by issuers located within single state or territory may comprise no more than 12% of total Moody's Eligible

Assets; such Other Securities, if any , together with any Municipal Obligations issued by issuers located within the same state or territory and rated Baa by Moody's or A by S&P may comprise no more than 20% of total Moody's Eligible Assets; such Other Securities, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; and such Other Securities, Baa, A, and Aa-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Aa by Moody's or Aaa by S&P, may comprise no more than 60% of total Moody's Eligible Assets. For purposes of applying the foregoing requirements, if a Municipal Obligation is not rated by Moody's but is rated by S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have the Moody's rating which is one full rating category lower than its S&P rating; a Municipal Obligation shall be deemed to be rated BBB by S&P if rated BBB-, BBB or BBB+ by S&P; Moody's Eligible Assets should be calculated without including cash; and Municipal Obligations rated MIG-1, VMIG-1 or P-1 or, if not rated by Moody's, rated A1+/AA or SP1+/AA by S&P, shall be considered to have a long term rating of A. When the Trust sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Moody's Eligible Assets and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Preferred Shares Basic Maintenance Amount. When the Trust purchases a Moody's Eligible Asset and agrees to sell it at a future date, such Moody's Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A2 from Moody's and the transaction has a term of no more than 30 days, otherwise, such Moody's Eligible Asset shall be valued at the Discounted Value of such Moody's Eligible Asset.

         Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset for purposes of determining the Preferred Shares Basic Maintenance Amount to the extent it is (i) subject to any Liens, except for
(a) Liens which are being contested in good faith by appropriate proceedings and which Moody's (if Moody's is then rating the Preferred Shares) has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by the Trust's investment adviser, custodian or the Auction Agent, (d) Liens by virtue of any repurchase agreement, and (e) Liens in connection with any futures margin account; or (ii) deposited irrevocably for the payment of any liabilities.

         (ggg) "Moody's Hedging Transaction" shall have the meaning specified in paragraph 13(a)(i) of Part I of this Section 12.1.

         (hhh) "Moody's Volatility Factor" shall mean, as of any Valuation Date, (i) in the case of any Minimum Rate Period, any Special Rate Period of 28 Rate Period Days or fewer, or any Special Rate Period of 57 Rate Period Days or more, a multiplicative factor equal to 275%, except as otherwise provided in the last sentence of this definition; (ii) in the case of any Special Rate Period of more than 28 but fewer than 36 Rate Period Days, a multiplicative factor equal to 203%; (iii) in the case of any Special Rate Period of more than 35 but fewer than 43 Rate Period Days, a multiplicative factor equal to 217%; (iv) in the case of any Special Rate Period of more than 42 but fewer than 50 Rate Period Days, a multiplicative factor equal to 226%; and (v) in the case of any special Rate Period of more than 49 but fewer than 57 Rate Period Days, a multiplicative factor equal to 235%. If, as a result of the enactment of changes to the Code, the greater of the maximum marginal Federal individual income tax rate applicable to ordinary income and the maximum marginal Federal corporate income tax rate applicable to ordinary income will increase, such increase being rounded up to the next five percentage points (the "Federal Tax Rate Increase"), until the effective date of such increase, the Moody's Volatility Factor in the case of any Rate Period described in (i) above in this definition instead shall be determined by reference to the following table:


------------------------------------------------------------ ---------------------------------------------------------
                 FEDERAL TAX RATE INCREASE                                  MOODY'S VOLATILITY FACTOR
------------------------------------------------------------ ---------------------------------------------------------
                            5%                                                         295%
------------------------------------------------------------ ---------------------------------------------------------
                            10%                                                        317%
------------------------------------------------------------ ---------------------------------------------------------
                            15%                                                        341%
------------------------------------------------------------ ---------------------------------------------------------
                            20%                                                        369%
------------------------------------------------------------ ---------------------------------------------------------
                            25%                                                        400%
------------------------------------------------------------ ---------------------------------------------------------
                            30%                                                        436%
------------------------------------------------------------ ---------------------------------------------------------
                            35%                                                        477%
------------------------------------------------------------ ---------------------------------------------------------
                            40%                                                        525%
------------------------------------------------------------ ---------------------------------------------------------

         (iii) "Municipal Index" shall have the meaning specified in paragraph 13(a)(i) of Part I of this Section 12.1.

         (jjj) "Municipal Obligations" shall mean any and all instruments that pay interest or make other distributions that are exempt from regular Federal income tax and in which the Trust may invest consistent with the investment policies and restrictions contained in its registration statement on Form N-2 (333-68370) ("Registration Statement"), as the same may be amended from time to time.

         (kkk) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

         (lll) "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act Preferred Shares Asset Coverage (as required by paragraph 6 of Part I of this Section 12.1) as of the last Business Day of each month, shall mean the last Business Day of the following month.

         (mmm) "1940 Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest including all outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

         (nnn) "Notice of Redemption" shall mean any notice with respect to the redemption of Preferred Shares pursuant to paragraph 11(c) of Part I of this Section 12.1.

         (ooo) "Notice of Special Rate Period" shall mean any notice with respect to a Special Rate Period of Preferred Shares pursuant to paragraph 4(d)(i) of Part I of this Section 12.1.

         (ppp) "Order" and "Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

         (qqq) "Other Securities" shall have the meaning specified, as applicable, in the definitions of "Fitch Eligible Assets" and "Moody's Eligible Assets" above.

         (rrr) "Outstanding" shall mean, as of any Auction Date with respect to shares of a series of Preferred Shares, the number of shares of such series theretofore issued by the Trust except, without duplication, (i) any shares of such series theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Trust, (ii) any shares of such series as to which the Trust or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

         (sss) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         (ttt) "Potential Beneficial Owner," with respect to shares of a series of Preferred Shares, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

         (uuu) "Potential Holder," with respect to shares of a series of Preferred Shares, shall mean a Broker-Dealer (or any such other person as may be permitted by the Trust) that is not an Existing Holder of shares of such series or that is an Existing Holder of shares of such series that wishes to become the Existing Holder of additional shares of such series.

         (vvv) "Preferred Shares" shall have the meaning set forth under "Designation" above.

         (www) "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)(A) the product of the number of Preferred Shares outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the Preferred Shares (or other preferred shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for the Preferred Shares outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of the Preferred Shares outstanding from such first respective Dividend Payment Date therefor through the 56th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment Date) for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to paragraph 4(d)(i) of this Part I with respect to shares of such series, such Maximum Rate shall be the higher of (a) the Maximum Rate for the Special Rate Period of shares of such series to commence on such Dividend Payment Date and (b) the Maximum Rate for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, multiplied by the greater of the Moody's Volatility Factor (if Moody's is then rating the Preferred Shares) and the Fitch Volatility Factor (if Fitch is then rating the Preferred Shares) applicable to a Minimum Rate Period, or, in the event the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to paragraph 4(d)(i) of this Part I with respect to shares of such series designating a Special Rate Period consisting of 56 Rate Period Days or more, the Moody's Volatility Factor and Fitch Volatility Factor applicable to a special Rate Period of that length (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other preferred shares outstanding from such respective dividend payment dates through the 56th day after such Valuation Date, as established by or pursuant to the respective paragraphs of the Bylaws establishing and fixing the rights and preferences of such other preferred shares) (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of preferred shares other than the Preferred Shares, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and
(2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than the Preferred Shares, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trust's Maximum Potential Additional Dividend Liability in respect of Preferred Shares (and similar amounts payable in respect of other preferred shares pursuant to provisions similar to those contained in paragraph 3 of
Part I of this Section 12.1) as of such Valuation Date; (F) the amount of any indebtedness or obligations of the Trust senior in right of payment to the Preferred Shares; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(F) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., for purposes of current Moody's guidelines, the face value of cash, short-term Municipal Obligations rated MIG-1, VMIG-1 or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i) (A) through (i) (G) become payable, otherwise the Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of
(i)(A) through (i)(G).

         (xxx) "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by paragraph 7(a) of Part I of this Section 12.1) as of a given Valuation Date, shall mean the seventh Business Day following such Valuation Date.

         (yyy) "Preferred Shares Basic Maintenance Report" shall mean a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

         (zzz) "Pricing Service" shall have the meaning specified in the definition of "Market Value" above.

         (aaaa) "Quarterly Valuation Date" shall mean the last Business Day of each January, April, July and October of each year, commencing on December 31, 2001.

         (bbbb) "Rate Multiple," for shares of a series of Preferred Shares on any Auction Date for shares of such series, shall mean the percentage, determined as set forth in the columns below (depending on whether the Trust has notified the Auction Agent of its intent to allocate income taxable for Federal income tax purposes to shares of such series prior to the Auction establishing the Applicable Rate for shares of such series as provided in this Section 12.1) and based on the lower of the credit rating or ratings assigned, at the close of business on the Business Day next preceding such Auction Date, to shares of such Preferred Shares by Moody's or Fitch (or if Moody's and Fitch shall not make such rating available, the equivalent of either or both of such ratings by S&P or a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) that acts as a substitute rating agency in respect of shares of Series A AMPS and Series B AMPS) (the Trust taking all reasonable action to enable such rating agency to provide a rating for such shares):

------------------------------------------------------ -------------------------- -------------------------
                    CREDIT RATING                      APPLICABLE PERCENTAGE NO    APPLICABLE PERCENTAGE
                                                             NOTIFICATION               NOTIFICATION
------------------------------------------------------
          MOODY'S                     FITCH
---------------------------- ------------------------- -------------------------- -------------------------
       Aa3 or higher              AA- or higher                  110%                       150%
---------------------------- ------------------------- -------------------------- -------------------------
         A3 to A1                    A- to A+                    125%                       160%
---------------------------- ------------------------- -------------------------- -------------------------
       Baa3 to Baa1                BBB- to BBB+                  150%                       250%
---------------------------- ------------------------- -------------------------- -------------------------
        Ba3 to Ba1                  BB- to BB+                   200%                       275%
---------------------------- ------------------------- -------------------------- -------------------------
         Below Ba3                  Below BB-                    250%                       300%
---------------------------- ------------------------- -------------------------- -------------------------

         (cccc) "Rate Period," with respect to shares of a series of Preferred Shares, shall mean the Initial Rate Period of shares of such series that have a Moody's rating of [____] (if Moody's is then rating the Preferred Shares) and a Fitch long-term debt rating of [___] (if Fitch is then rating the Preferred Shares) and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

         (dddd) "Rate Period Days," for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph 2(d) of Part I of this Section
12.1 or paragraph 4(b) of Part I of this Section 12.1.

         (eeee) "Receivables for Municipal Obligations Sold" shall mean for purposes of calculation of Moody's Eligible Assets and Fitch Eligible Assets as of any Valuation Date, no more than the aggregate of the following: (i) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) or (y) with counterparties having a Moody's long-term debt rating of at least Baa3 (if Moody's is then rating the Preferred Shares) and a Fitch long-term debt rating of [____] (if Fitch is then rating the Preferred Shares); and (ii) the Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five business days of such Valuation Date but do not comply with either of the conditions specified in (i) above.

         (ffff) "Redemption Price" shall mean the applicable redemption price specified in paragraph 11 of Part I of this Section 12.1.

         (gggg) "Reference Rate" shall mean (i) the higher of the Taxable Equivalent of the Short-Term Municipal Bond Rate and the "AA" Composite Commercial Paper Rate in the case of Minimum Rate Periods and Special Rate Periods of 28 Rate Period Days or fewer; (ii) the "AA" Composite Commercial Paper Rate in the case of Special Rate Periods of more than 28 Rate Period Days but fewer than 183 Rate Period Days; and (iii) the Treasury Bill Rate in the case of Special Rate Periods of more than 182 Rate Period Days but fewer than 365 Rate Period Days.

         (hhhh) "Registration Statement" has the meaning specified in the definition of "Municipal Obligations."

         (iiii) "Retroactive Taxable Allocation" shall have the meaning specified in paragraph 3 of Part I of this Section 12.1.

         (jjjj) "S&P" shall mean Standard & Poor's Rating Group and its successors.

         (kkkk) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

         (llll) "Sell Order" and Sell Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

         (mmmm) "Series A AMPS" shall mean the Auction Rate Municipal Preferred Shares, Series A.

         (nnnn) "Series B AMPS" shall mean the Auction Rate Municipal Preferred Shares, Series B.

         (oooo) "Special Rate Period," with respect to shares of a series of Preferred Shares, shall have the meaning specified in paragraph 4(a) of
Part I of this Section 12.1.

         (pppp) "Special Redemption Provisions" shall have the meaning specified in paragraph 11(a)(i) of Part I of this Section 12.1.

         (qqqq) "Submission Deadline" shall mean 1:30 P.M., New York city time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         (rrrr) "Submitted Bid" and Submitted Bids" shall have the respective meanings specified in paragraph 3(a) of Part II of this Section 12.1.

         (ssss) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this
Section 12.1.

         (tttt) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 3(a) Part II of this Section 12.1.

         (uuuu) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this
Section 12.1.

         (vvvv) "Subsequent Rate Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

         (wwww) "Substitute Commercial Paper Dealer" shall mean Credit Suisse First Boston or Morgan Stanley & Co., Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer; provided, however, that none of such entities shall be a Commercial Paper Dealer.

         (xxxx) "Substitute U.S. Government Securities Dealer" shall mean The First Boston Company or Merrill Lynch, Pierce, Fenner & Smith
Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

         (yyyy) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

         (zzzz) "Taxable Income" shall have the meaning specified in paragraph 3(b)(iii) of Part II of this Section 12.1.

         (aaaaa) "Taxable Equivalent of the Short-Term Municipal Bond Rate," on any date for any Minimum Rate Period or Special Rate Period of 28 Rate Period Days or fewer, shall mean 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the Kenny S&P 30-day High Grade Index or any successor index (the "Kenny Index") (provided, however, that any such successor index must be approved by Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares)), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny S&P Evaluation Services or any successor thereto, based upon 30-day yield evaluations at par of short-term bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny S&P Evaluation Services or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds, but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57 (a)(5) of the Code, or successor provisions, for purposes of the "alternative minimum tax," divided by (B) 1.00 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal), whichever is greater; provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny S&P Evaluation Services or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of
(A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal), whichever is greater.

         (bbbbb) "Taxable Yield Rate" shall have the meaning specified in paragraph 3(b)(iii) of Part II of this Section 12.1.

         (ccccc) "Treasury Bill" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

         (ddddd) "Treasury Bill Rate," on any date for any Rate Period, shall mean (i) the bond equivalent yield, calculated in accordance with prevailing industry convention, of the rate on the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the bond equivalent yield, calculated in accordance with prevailing industry convention, as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Bill Rate or the Treasury Note Rate, the Treasury Bill Rate or the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any substitute U.S. Government Securities Dealers selected by the Trust to provide such rate or rates not being supplied by any U.S. Governmental Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

         (eeeee) "Treasury Futures" shall have the meaning specified in paragraph 13(a)(i) of Part I of Section 12.1.

         (fffff) "Treasury Note" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

         (ggggg) "Treasury Note Rate," on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Bill Rate or the Treasury Note Rate, the Treasury Bill Rate or the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any substitute U.S. Government Securities Dealers selected by the Trust to provide such rate or rates not being supplied by any U.S. Governmental Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

         (hhhhh) "Trust" shall mean Putnam Municipal Bond Fund, which is the issuer of the Preferred Shares.

         (iiiii)  "Trustees" shall mean the trustees of the Trust.

         (jjjjj) "U.S. Government Securities Dealer" shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Trust Company of New York and any other U.S. Government Securities dealer selected by the Trust as to which Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) shall not have objected or their respective affiliates or successors, if such entity is a U.S. Government securities dealer.

         (kkkkk) "Valuation Date" shall mean, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount, each Business Day.

         (lllll) "Voting Period" shall have the meaning specified in paragraph 5(b) of Part I of this Section 12.1.

         (mmmmm) "Winning Bid Rate" shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

                                    PART I.

1.       NUMBER OF AUTHORIZED SHARES.

                  The number of authorized shares constituting Series A AMPS shall be 2,920 shares and Series B AMPS shall be 2,400 shares.

2.       DIVIDENDS.

         (a) RANKING. The shares of a series of the Preferred Shares shall rank on a parity with each other, with shares of any other series of the Preferred Shares and with shares of any other series of preferred shares as to the payment of dividends by the Trust.

         (b) CUMULATIVE CASH DIVIDENDS. The Holders of shares of any series of Preferred Shares shall be entitled to receive, when, as and if declared by the Trustees, out of funds legally available therefor in accordance with the Declaration of Trust and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in paragraph 2(e) of this Part I, and no more (except to the extent set forth in paragraph 3 of this Part I), payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph 2(d) of this Part I. Holders of Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares which may be in arrears, and, except to the extent set forth in paragraph 2(e)(i) of this Part I, no additional sum of money shall be payable in respect of any such arrearage.

         (c) DIVIDENDS CUMULATIVE FROM DATE OF ORIGINAL ISSUE. Dividends on shares of any series of Preferred Shares shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

         (d) DIVIDEND PAYMENT DATES AND ADJUSTMENT THEREOF. Dividends shall be payable on shares of Series A AMPS for the Initial Rate Period on ___________, 2001, and on each [____] day thereafter, and on shares of Series B AMPS for the Initial Rate Period on _______________, 2001, and on each [_____]day thereafter (each date being a "Dividend Payment Date"); provided, however that:

                  (i) if the day on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls after such day; and

                  (ii) notwithstanding this paragraph 2(d), the Trust in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a series of Preferred Shares consisting of more than 28 Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Clerk of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph 4(b) of this Part I.

         (e)      DIVIDEND RATES AND CALCULATION OF DIVIDENDS.

                  (i) DIVIDEND RATES. The dividend rate on Preferred Shares of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth with respect to shares of such series under "Designation" above. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date next preceding such Subsequent Rate Period; provided, however, that if:

                           (A) an Auction for any such Subsequent Rate Period is not held for any reason other than as described below, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date therefor;

                           (B) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph 2(f) of this Part I and the Trust shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph 2(f) of this
                  Part I (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph 11(c) of this Part I, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph 2(f) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period;

                           (C) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph 2(f) or the Trust shall not have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph 2(f) and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody's or Fitch is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the

                  Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the credit rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be Below Ba3 (if Moody's is rating the Preferred Shares) and Below BB- (if Fitch is rating the Preferred Shares); or

                           (D) any Failure to Deposit shall have occurred with respect to shares of such series during a Special Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with paragraph 2(f) or, in the event Moody's or Fitch is then rating such shares, the Trust shall not have paid the applicable Late Charge to the Auction Agent (such Late Charge, for purposes of this subparagraph (D), to be calculated by using, as the Reference Rate, the Reference Rate applicable to a Rate Period (x) consisting of more than 182 Rate Period Days but fewer than 365 Rate Period Days and (y) commencing on the date on which the Rate Period during which Failure to Deposit occurs commenced), no Auction will be held in respect of shares of such series for such Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph 2(f) and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody's or Fitch is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the credit rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be Below Ba3 (if Moody's is rating the Preferred Shares) and Below BB- (if Fitch is rating the Preferred Shares)) (the rate per annum at which dividends are payable on shares of a series of Preferred Shares for any Rate Period thereof being herein referred to as the "Applicable Rate" for shares of such series).

                  (ii) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on shares of a series of Preferred Shares on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period consists of 28 Rate Period Days for Series A
         AMPS and 7 Rate Period Days for Series B AMPS, and 360 for all other Dividend Periods; and applying the rate obtained against $25,000.

         (f) CURING A FAILURE TO DEPOSIT. A Failure to Deposit with respect to shares of a series of Preferred Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payment to the Auction Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in paragraph 2(e)(i), the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and
(B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph 11(c) of Part I of this Section 12.1; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (g) DIVIDEND PAYMENTS BY TRUST TO AUCTION AGENT. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date for shares of a series of Preferred Shares, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

         (h) AUCTION AGENT AS TRUSTEE OF DIVIDEND PAYMENTS BY TRUST. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) or Redemption Price shall be held in trust for the payment of such dividends (and any such Late Charge) or Redemption Price by the Auction Agent for the benefit of the Holders specified in paragraph 2(i). Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

         (i) DIVIDENDS PAID TO HOLDERS. Each dividend on Preferred Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

         (j) DIVIDENDS CREDITED AGAINST EARLIEST ACCUMULATED BUT UNPAID DIVIDENDS. Any dividend payment made on Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Trustees.

         (k) DIVIDENDS DESIGNATED AS EXEMPT-INTEREST DIVIDENDS. Dividends on Preferred Shares shall be designated as exempt-interest dividends up to the amount of tax-exempt income of the Trust, to the extent permitted by, and for purposes of, section 852 of the Code.

3.       ADDITIONAL DIVIDENDS.

         Holders of Preferred Shares shall be entitled to receive, when, as and if declared by the Trustees, out of funds legally available therefor in accordance with the Declaration of Trust and applicable law, dividends in an amount equal to the aggregate Additional Dividends if, and only to the extent that, the Trust allocates any net capital gain or other income taxable for Federal income tax purposes to a dividend paid on Preferred Shares without having given advance notice thereof to the Auction Agent as provided in paragraph 5 of Part II of this Section 12.1 (such allocation being referred to herein as a "Retroactive Taxable Allocation"), solely by reason of the fact that such allocation is made retroactively as a result of the redemption of all or a portion of the outstanding Preferred Shares or the liquidation of the Trust, the Trust shall, during the Trust's fiscal year in which the Retroactive Taxable Allocation was made or within 90 days after the end of such fiscal year, provide notice thereof to the Auction Agent and direct the Trust's dividend disbursing agent to send such notice and an Additional Dividend to each Holder of such shares that was entitled to such dividend payment during such fiscal year at such Holder's address as the same appears or last appeared on the record books of the Trust.

4.       DESIGNATION OF SPECIAL RATE PERIODS.

         (a) LENGTH OF AND PRECONDITIONS FOR SPECIAL RATE PERIOD. The Trust, at its option, may designate any succeeding Subsequent Rate Period of shares of a series of Preferred Shares as a Special Rate Period consisting of a specified number of Rate Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in paragraph 4(b) of this Part
I. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with paragraph 4(c) and paragraph 4(d)(i) of this Part I, (B) an Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, (C) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph 11(c) of this Part I with respect to any shares of such series, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent, and (D) if such redemption is subject to one or more conditions precedent, each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption. In the event the Trust wishes to designate any succeeding Subsequent Rate Period for shares of a series of Preferred Shares as a Special Rate Period consisting of more than 28 Rate Period Days, the Trust shall notify Moody's (if Moody's is then rating such series) and Fitch (if Fitch is then rating such series) in advance of the commencement of such Subsequent Rate Period that the Trust wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide Moody's (if Moody's is then rating such series) and Fitch (if Fitch is then rating such series) with such documents as it may request.

         (b)      ADJUSTMENT OF LENGTH OF SPECIAL RATE PERIOD. In the event
the Trust wishes to designate a Subsequent Rate Period as a Special Rate
Period, but the day following what would otherwise be the last day of such Special Rate Period is not a [WEDNESDAY] that is a Business Day in the case of Series A AMPS and a [INSERT DAY OF WEEK] that is a Business Day in the case of Series B AMPS, then the Trust shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending, in the case of Series A AMPS, on the first [MONDAY] that is followed by a [TUESDAY] that is a Business Day preceding what would
otherwise be such last day, and, in the case of Series B AMPS, the first [     ]
that is followed by a [      ] that is a Business Day preceding what would
otherwise be such last day.

         (c) NOTICE OF PROPOSED SPECIAL RATE PERIOD. If the Trust proposes to designate any succeeding Subsequent Rate Period of shares of a series of Preferred Shares as a Special Rate Period pursuant to paragraph 4(a) of this Part I, not less than 20 (or such lesser number of days as may be agreed to from time to time by the Auction Agent) nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be (i) published or caused to be published by the Trust in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news, and (ii) mailed by the Trust by first-class mail, postage prepaid, to the Holders of shares of such series. Each such notice shall state (A) that the Trust may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof and (B) that the Trust will, by 11:00 A.M., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Trust shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.

         (d) NOTICE OF SPECIAL RATE PERIOD. No later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of Preferred Shares as to which notice has been given as set forth in paragraph 4(c) of this Part I (or such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall deliver to the Auction Agent either:

                  (i)      a notice ("Notice of Special Rate Period") stating
         (A) that the Trust has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or
         (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Rate Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special Rate Period, such notice to be accompanied by a Preferred Shares Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, Moody's Eligible Assets and Fitch Eligible Assets that each have an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (b) the Moody's Discount Factors applicable to Moody's Eligible Assets and the Fitch Discount Factors applicable to Fitch Eligible Assets are determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definitions of Moody's Discount Factor and Fitch Discount Factor herein); or

                  (ii) a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a Minimum Rate Period.

         (e) FAILURE TO DELIVER NOTICE OF SPECIAL RATE PERIOD. If the Trust fails to deliver either of the notices described in paragraphs 4(d)(i) or 4(d)(ii) of this Part I (and, in the case of the notice described in paragraph 4(d)(i) of this Part I, a Preferred Shares Basic Maintenance Report to the effect set forth in such paragraph (if either Moody's or Fitch is then rating the series in question)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in paragraph 4(d)(ii) of this Part I. In the event the Trust delivers to the Auction Agent a notice described in paragraph 4(d)(i) of this Part I, it shall file a copy of such notice with the Clerk of the Trust, and the contents of such notice shall be binding on the Trust. In the event the Trust delivers to the Auction Agent a notice described in paragraph 4(d)(ii) of this Part I, the Trust will provide Moody's (if Moody's is then rating the series in question) and Fitch (if Fitch is then rating the series in question) a copy of such notice.

5.       VOTING RIGHTS.

         (a) ONE VOTE PER SHARE OF PREFERRED SHARES. Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of Preferred Shares shall be entitled to one vote for each share of Preferred Shares held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding preferred shares, including each share of the Preferred Shares, and of Common Shares shall vote together as a single class; provided, however, that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding preferred shares, including the Preferred Shares, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust, each Preferred Share entitling the holder thereof to one vote. Subject to paragraph 5(b) of this Part I, the holders of outstanding Common Shares and Preferred Shares, voting together as a single class, shall elect the balance of the trustees.

         (b)      VOTING FOR ADDITIONAL TRUSTEES.

                  (i) VOTING PERIOD. Except as otherwise provided in the Declaration of Trust or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs
         (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of preferred shares, including the Preferred Shares, would constitute a majority of the Trustees as so increased by such smallest number, and the holders of preferred shares, including the Preferred Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                           (A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                           (B) if at any time holders of preferred shares, including the Preferred Shares, are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

         Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

                  (ii) NOTICE OF SPECIAL MEETING. As soon as practicable after the accrual of any right of the holders of preferred shares, including the Preferred Shares, to elect additional trustees as described in paragraph 5(b)(i) of this Part I, the Trust shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares, including the Preferred Shares, held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 5(b)(i) of this Part I on a one-vote-per-share basis.

                  (iii) TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of preferred shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected Trustees of the Trust.

                  (iv) TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 5(b)(i) of this Part I shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 5(b)(i) of this Part I shall cease, subject to the provisions of the last sentence of paragraph 5(b)(i) of this Part I.

         (c)      HOLDERS OF PREFERRED SHARES TO VOTE ON CERTAIN OTHER MATTERS.

                  (i) INCREASE IN CAPITALIZATION. So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the Preferred Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, authorize, create or issue any class or series of shares ranking prior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of Preferred Shares (except that, notwithstanding the foregoing, but subject to the provisions of paragraph 13(c)(ii) of this Part I, the Trustees, without the vote or consent of the Holders of Preferred Shares, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of Preferred Shares or classes or series of other preferred shares ranking on a parity with Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust; provided, however, that if Moody's or Fitch is not then rating the Preferred Shares, the aggregate liquidation preference of all preferred shares of the Trust outstanding after any such issuance, exclusive of accumulated and unpaid dividends, may not exceed $133,000,000. So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the Preferred Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more series (the "Affected Series") of Preferred Shares in a manner different from any other series of Preferred Shares, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

                  (ii) 1940 ACT MATTERS. Unless a higher percentage is provided for in the Declaration of Trust, (A) the affirmative vote of the Holders of at least a majority of the Preferred Shares outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a "majority of the outstanding Preferred Shares," voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the holders of a "majority of the outstanding Preferred Shares," voting as a separate class, shall be required to approve any action not described in the first sentence of this paragraph 5(c)(ii) requiring a vote of security holders of the Trust under section 13(a) of the 1940 Act. For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of Preferred Shares is required pursuant to the provisions of section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) of the results of such vote.

         (d) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL. The Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any provision of this Section 12.1 only if such amendment, alteration or repeal would not adversely affect the preferences, rights or powers of the Preferred Shares or the Holders thereof; provided, however, that the Trustees receive written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is rating the Preferred Shares) or Fitch (such confirmation being required to be obtained only in the event that Fitch is rating the Preferred Shares) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) to Preferred Shares.

         Notwithstanding the foregoing, the Trustees may, without the vote or consent of the Holders of the Preferred Shares, from time to time amend, alter or repeal any or all of the provisions of paragraph 13 of this Part I, as well as any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of the Preferred Shares or the Holders thereof, provided the Trustees receive written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares), that any such amendment, alteration or repeal would not impair the ratings then assigned to the Preferred Shares by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares):

Annual Valuation Date                       Market Value
Accountant's Confirmation                   Maximum Potential Additional Dividend Liability
Annual Valuation Date                       Moody's Discount Factor
Closing Transactions                        Moody's Eligible Assets
Deposit Securities                          Moody's Hedging Transactions
Discounted Value                            Moody's Volatility Factor
Exposure Period                             Municipal Bonds
Fitch Discount Factor                       Municipal Index
Fitch Eligible Assets                       Quarterly Valuation Date
Fitch Hedging Transactions                  Receivables for Municipal Obligations Sold
Fitch Volatility Factor                     Preferred Shares Basic Maintenance Amount


                                      34

Forward Commitments                         Preferred Shares Basic Maintenance Cure Date
Hedging Transactions                        Preferred Shares Basic Maintenance Report
Independent Accountant                      Treasury Futures
1940 Act Preferred Shares Asset Coverage    Valuation Date
1940 Act Cure Date

         (e) VOTING RIGHTS SET FORTH HEREIN ARE SOLE VOTING RIGHTS. Unless otherwise required by law, the Holders of Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

         (f) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING. The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting.

         (g) VOTING FOR TRUSTEES SOLE REMEDY FOR TRUST'S FAILURE TO PAY DIVIDENDS. In the event that the Trust fails to pay any dividends on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 5.

         (h) HOLDERS ENTITLED TO VOTE. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Section 12.1, by the other provisions of the Declaration of Trust, by statute or otherwise, no Holder shall be entitled to vote any Preferred Share and no Preferred Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph 11(c) of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No Preferred Share held by the Trust or any affiliate of the Trust (except for shares held by a Broker-Dealer that is an affiliate of the Trust for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

6.       1940 ACT PREFERRED SHARES ASSET COVERAGE.

         The Trust shall maintain, as of the last Business Day of each month in which any Preferred Shares are outstanding, the 1940 Act Preferred Shares Asset Coverage.

7.       PREFERRED SHARES BASIC MAINTENANCE AMOUNT.

         (a) So long as Preferred Shares are outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Fitch is then rating the Preferred Shares) and Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Moody's is then rating the Preferred Shares).

         (b) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the full Preferred Shares Basic Maintenance Report. The Trust shall also deliver a Preferred Shares Basic Maintenance Report to

                  (i) the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) as of

                           (A) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and

                           (B)      the last Business Day of each month, and

                  (ii) Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) as of any Quarterly Valuation Date, in each case on or before the third Business Day after such day.

         A failure by the Trust to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

         (c) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 7(b) of this Part I relating to a Quarterly Valuation Date that is also an Annual Valuation Date, the Trust shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the Preferred Shares), Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares):

                  (i) the mathematical accuracy of the calculations reflected in such Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Trust during the quarter ending on such Annual Valuation Date),

                  (ii) that, in such Report (and in such randomly selected Report), the Trust determined in accordance with this Section 12.1 whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report), Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount,

                  (iii) that, in such Report (and in such randomly selected Report), the Trust determined in accordance with this Section 12.1 whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report),

         Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount,

                  (iv) that, in such Report (and in such randomly selected Report), the Trust determined whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with this Section 12.1,

                  (v) with respect to the Fitch ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report verified by the Independent Accountant by reference to Bloomberg Financial Services or another independent source approved in writing by Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares), and the Independent Accountant shall provide a listing in its letter of any differences,

                  (vi) with respect to the Moody's ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report notified verified by the Independent Accountant by reference to Bloomberg Financial Services or another independent source approved in writing by Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares), and the Independent Accountant shall provide a listing in its letter of any differences,

                  (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio, that the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and

                  (viii) with respect to such confirmation to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares), that the Trust has satisfied the requirements of paragraph 13 of this Part I of Section 12.1 (such information is herein called the "Accountant's Confirmation").

         (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 7(b) of this Part I relating to any Valuation Date on which the Trust failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to Moody's (if Moody's is then rating the Preferred Shares), Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) an Accountant's Confirmation as to such Preferred Shares Basic Maintenance Report.

         (e) If any Accountant's Confirmation delivered pursuant to paragraph 7(c) or 7(d) of this Part I shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) or Fitch Eligible Assets (if Fitch is then rating the Preferred Shares), as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to Moody's (if Moody's is then rating the Preferred Share), Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) promptly following receipt by the Trust of such Accountant's Confirmation.

         (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of any Preferred Shares, the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue.

         (g) On or before 5:00 p.m., New York City time, on the third Business Day after either:

                  (i)      the Trust shall have redeemed Common Shares,

                  (ii) the ratio of the Discounted Value of Moody's Eligible Assets to the Preferred Shares Basic Maintenance Amount is less than or equal to 110%,

                  (iii) the ratio of the Discounted Value of Fitch Eligible Assets to the Preferred Shares Basic Maintenance Amount is less than or equal to 110%, or

                  (iv)     whenever requested by Moody's or Fitch,

the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such event.

8.       [Reserved.]

9.       RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

         (a) DIVIDENDS ON SHARES OTHER THAN THE PREFERRED SHARES. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the Preferred Shares through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the Preferred Shares through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the Preferred Shares through their most recent respective dividend payment dates, all dividends declared upon the Preferred Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on Preferred Shares and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the Trust and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of Preferred Shares shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

         (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE 1940 ACT. The Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

         (c) OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. For so long as any Preferred Shares are outstanding, and except as set forth in paragraph 9(a) and paragraph 12(c) of this Part I, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of Preferred Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding

up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) would each at least equal the Preferred Shares Basic Maintenance Amount.

10.      [Reserved.]

11.      REDEMPTION.

         (a)      OPTIONAL REDEMPTION.

                  (i) Subject to the provisions of subparagraph (v) of this paragraph (a), Preferred Shares of any series may be redeemed, at the option of the Trust, as a whole or from time to time in part, on the second Business Day preceding any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1) shares of a series of Preferred Shares may not be redeemed in part if after such partial redemption fewer than 300 shares of such series would remain outstanding; (2) unless otherwise provided, shares of a series of Preferred Shares are redeemable by the Trust during the Initial Rate Period thereof only on the second Business Day next preceding the last Dividend Payment Date for such Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of Preferred Shares, as delivered to the Auction Agent and filed with the Clerk of the Trust, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph (iv) of this paragraph (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein ("Special Redemption Provisions").

                  (ii) A Notice of Special Rate Period relating to shares of a series of Preferred Shares for a Special Rate Period thereof may contain Special Redemption Provisions only if the Trustees, after consultation with the Broker-Dealer or Broker-Dealers for such Special Rate Period of shares of such series, determines that such Special Redemption Provisions are in the best interest of the Trust.

                  (iii) If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to subparagraph
         (i) of this paragraph (a), the number of shares of such series to be redeemed shall be determined by the Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

                  (iv) Subject to the provisions of subparagraph (v) of this paragraph (a), shares of any series of Preferred Shares may be redeemed, at the option of the Trust, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Rate Period consisting of more than 364 Rate Period Days if, on the date of determination of the Applicable Rate for shares of such series for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

                  (v) The Trust may not on any date mail a Notice of Redemption pursuant to paragraph 11(c) of this Part I in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of Preferred Shares by reason of the redemption of such shares on such redemption date and
         (b) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) each at least equals the Preferred Shares Basic Maintenance Amount, and each would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. The Trust shall not be required to have available Deposit Securities as described in clause (a) of this subparagraph (v) in respect of a redemption of any series of Preferred Shares, as a whole or in part, contemplated to be effected pursuant to paragraph 11(a) where such redemption is subject to the issuance of shares of any other series of preferred shares of beneficial interest of the Trust. For purposes of determining in clause (b) of this subparagraph (v), whether the Discounted Value of Moody's Eligible Assets and Fitch Eligible Assets each at least equals the Preferred Shares Basic Maintenance Amount, the Moody's Discount Factor applicable to Moody's Eligible Assets and the Fitch Discount Factor applicable to Fitch Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody's Discount Factor and Fitch Discount Factor herein.

         (b) MANDATORY REDEMPTION. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Trustees for redemption, certain of the Preferred Shares, if the Trust fails to have either Moody's Eligible Assets or Fitch Eligible Assets with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or fails to maintain the 1940 Act Preferred Shares Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the Preferred Shares, and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of Preferred Shares to be redeemed shall be equal to the lesser of

                  (i) the minimum number of Preferred Shares, together with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Trust's having Moody's Eligible Assets and Fitch Eligible Assets with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or maintaining the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of

         Preferred Shares and other preferred shares the redemption or retirement of which would have had such result, all Preferred Shares and other Preferred Shares then outstanding shall be redeemed), and

                  (ii) the maximum number of Preferred Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration of Trust and applicable law. In determining the Preferred Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among Preferred Shares and other preferred shares (and, then, pro rata among each series of Preferred Shares) subject to redemption or retirement.

The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of the Preferred Shares and other preferred shares which are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those Preferred Shares and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to this paragraph (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

         (c) NOTICE OF REDEMPTION. If the Trust shall determine or be required to redeem shares of a series of Preferred Shares pursuant to paragraph 11(a) or 11(b) of this Part I, it shall mail a Notice of Redemption with respect to such redemption by first-class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Trust on the record date established by the Trustees. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state:

                  (i)      the redemption date;

                  (ii) the number of Preferred Shares to be redeemed and the series thereof;

                  (iii)    the CUSIP number for shares of such series;

                  (iv)     the Redemption Price;

                  (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price;

                  (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and

                  (vii) the provisions of this paragraph 11 under which such redemption is made.

If fewer than all shares of a series of Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph 11(a) of this Part I that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (d) NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding the provisions of paragraphs 11(a) or 11(b) of this Part I, if any dividends on shares of a series of Preferred Shares (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

         (e) ABSENCE OF FUNDS AVAILABLE FOR REDEMPTION. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of Trust and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem Preferred Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where:

                  (i) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and

                  (ii) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

Notwithstanding the fact that the Trust may not have redeemed Preferred Shares for which a Notice of Redemption has been mailed, dividends may be declared and paid on Preferred Shares and shall include those Preferred Shares for which a Notice of Redemption has been mailed.

         (f) AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY TRUST. All moneys paid to the Auction Agent for payment of the Redemption Price of Preferred Shares called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

         (g) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING. Provided a Notice of Redemption has been mailed pursuant to paragraph 11(c) of this Part I, upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the Preferred Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph 2(e)(i) of this Part I and in paragraph 3 of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of Preferred Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of:

                  (i) the aggregate Redemption Price of the Preferred Shares called for redemption on such date and

                  (ii) all other amounts to which Holders of Preferred Shares called for redemption may be entitled.

Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of Preferred Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

         (h) COMPLIANCE WITH APPLICABLE LAW. In effecting any redemption pursuant to this paragraph 11, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

         (i) ONLY WHOLE PREFERRED SHARES MAY BE REDEEMED. In the case of any redemption pursuant to this paragraph 11, only whole Preferred Shares shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

12.      LIQUIDATION RIGHTS.

         (a) RANKING. The shares of a series of Preferred Shares shall rank on a parity with each other, with shares of any other series of preferred shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

         (b) DISTRIBUTIONS UPON LIQUIDATION. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to paragraph 3 of this Part I in connection with the liquidation of the Trust. After the payment to the Holders of the Preferred Shares of the full preferential amounts provided for in this paragraph (b), the Holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

         (c) PRO RATA DISTRIBUTIONS. In the event the assets of the Trust available for distribution to the Holders of Preferred Shares upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph 12(b) of this Part I, no such distribution shall be made on account of any shares of any other class or series of preferred shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         (d) RIGHTS OF JUNIOR SHARES. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the Preferred Shares as provided in paragraph 12(b) of this Part I, but not prior thereto, any other series or class or classes of shares ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

         (e) CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION. Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any business trust or corporation nor the merger or consolidation of any business trust or corporation into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this paragraph 12.

13.      FUTURES AND OPTIONS TRANSACTIONS: FORWARD COMMITMENTS.

         (a)      If Moody's is rating any Preferred Shares, then:

                  (i) For so long as any Preferred Shares are rated by Moody's, the Trust will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to such

         Preferred Shares by Moody's, except that the Trust may purchase or sell exchange-traded futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or United States Treasury Bonds, Bills or Notes ("Treasury Futures"), and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, "Moody's Hedging Transactions"), subject to the following limitations:

                           (A) the Trust will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust's taking an opposite position thereto ("Closing Transactions")) which would cause the Trust at the time of such transaction to own or have sold outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by THE WALL STREET JOURNAL;

                           (B) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Futures (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold

                                    (I)      outstanding futures contracts based
                                             on Treasury Futures having an
                                             aggregate Market Value exceeding
                                             20% of the aggregate Market Value
                                             of Moody's Eligible Assets owned by
                                             the Trust and rated Aa by Moody's
                                             (or, if not rated by Moody's, rated
                                             AAA by S&P), or

                                    (II)     outstanding futures contracts based
                                             on Treasury Futures having an
                                             aggregate Market Value exceeding
                                             40% of the aggregate Market Value
                                             of all Municipal Bonds constituting
                                             Moody's Eligible Assets owned by
                                             the Trust (other than Moody's
                                             Eligible Assets already subject to
                                             a Moody's Hedging Transaction) and
                                             rated Baa or A by Moody's (or, if
                                             not rated by Moody's, rated A or AA
                                             by S&P) (for purpose of the
                                             foregoing clauses (I) and (II), the
                                             Trust shall be deemed to own
                                             futures contracts that underlie any
                                             outstanding options written by the
                                             Trust);

                           (C)      the Trust will engage in Closing
                  Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by THE WALL STREET JOURNAL is less than 5,000; and

                           (D) the Trust will not enter into an option of futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

                  (ii) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

                           (A) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of:

                                    (I)      Discounted Value and

                                    (II)     the exercise price of the call
                           option written by the Trust;

                           (B) assets subject to call options written by the Trust not meeting the requirements of clause (A) of this sentence shall have no value;

                           (C) assets subject to put options written by the Trust shall be valued at the lesser of:

                                    (I)      the exercise price and

                                    (II)     the Discounted Value of the subject
                           security; and

                           (D) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

                  (iii) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust:

                           (A) 10% of the exercise price of a written call option;

                           (B)      the exercise price of any written put
                  option;

                           (C) where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract;

                           (D) where the Trust is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract;

                           (E) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and

                           (F) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on a futures contract and does not own the underlying contract.

                  (iv) For so long as any Preferred Shares are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 13(a)(ii) of this Part I), except that the Trust may enter into such contracts to purchase newly-issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitation:

                           (A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MTG-1 or MIG-1 by Moody's and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

                           (B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Maintenance Amount.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

         (b)      If Fitch is rating any Preferred Shares, then:

                  (i) For so long as any Preferred Shares are rated by Fitch, the Trust will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Fitch that engaging in such transactions would not impair the ratings then assigned to such Preferred Shares by Fitch, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Futures, and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, "Fitch Hedging Transactions"), subject to the following limitations:

                           (A) the Trust will not engage in any Fitch Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by THE WALL STREET JOURNAL;

                           (B) the Trust will not engage in any Fitch Hedging Transaction based on Treasury Futures (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold

                                    (I)      outstanding futures contracts based
                                             on Treasury Futures having an
                                             aggregate Market Value exceeding
                                             20% of the aggregate Market Value
                                             of Fitch Eligible Assets owned by
                                             the Trust and rated AA by Fitch
                                             (or, if not rated by Fitch, rated
                                             Aa by Moody's; or, if not rated by
                                             Moody's, rated AAA by S&P), or

                                    (II)     outstanding futures contracts based
                                             on Treasury Futures having an
                                             aggregate Market Value exceeding
                                             40% of the aggregate Market Value
                                             of all Municipal Bonds constituting
                                             Fitch Eligible Assets owned by the
                                             Trust (other than Fitch Eligible
                                             Assets already subject to a Fitch
                                             Hedging Transaction) and rated A or
                                             BBB by Fitch (or, if not rated by
                                             Fitch, rated Baa or A by Moody's;
                                             or, if not rated by Moody's, rated
                                             A or AA by S&P) (for purpose of the
                                             foregoing clauses (I) and (II), the
                                             Trust shall be deemed to own
                                             futures contracts that underlie any
                                             outstanding options written by the
                                             Trust);

                           (C)      the Trust will engage in Closing
                  Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by THE WALL STREET JOURNAL is less than 5,000; and

                           (D) the Trust will not enter into an option of futures transaction unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

                  (ii) For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Fitch Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

                           (A) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of:

                                    (I)      Discounted Value and

                                    (II)     the exercise price of the call
                           option written by the Trust;

                           (B) assets subject to call options written by the Trust not meeting the requirements of clause (A) of this sentence shall have no value;

                           (C) assets subject to put options written by the Trust shall be valued at the lesser of:

                                    (I)      the exercise price and

                                    (II)     the Discounted Value of the subject
                           security; and

                           (D) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

                  (iii) For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Fitch Eligible Assets held by the Trust:

                           (A) 10% of the exercise price of a written call option;

                           (B)      the exercise price of any written put
                  option;

                           (C) where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract;

                           (D) where the Trust is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract;

                           (E) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and

                           (F) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on a futures contract and does not own the underlying contract.

                  (iv) For so long as any Preferred Shares are rated by Fitch, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Fitch Hedging Transactions that are permitted under paragraph 13(b)(ii) of this Part I), except that the Trust may enter into Forward Commitments, subject to the following limitation:

                           (A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated ___, ___ or ___ by Fitch (or, if not rated by Fitch, rated P-1, MTG-1 or MIG-1 by Moody's) and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

                           (B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Maintenance Amount.

         For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

         (c) For so long as any Preferred Shares are outstanding and Moody's or Fitch or both is rating such shares, the Trust will not, unless it has received written confirmation from Moody's or Fitch or both, as applicable, that any such action would not impair the rating then assigned by such rating agency to such shares, engage in any one or more of the following transactions:

                  (i) borrow money, except that the Trust may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions if

                           (A) the Preferred Shares Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing and

                           (B)      such borrowing

                                    (I)      is privately arranged with a bank
                                             or other person and is evidenced by
                                             a promissory note or other evidence
                                             of indebtedness that is not
                                             intended to be publicly distributed
                                             or

                                    (II)     is for "temporary purposes," is
                                             evidenced by a promissory note or
                                             other evidence of indebtedness and
                                             is in an amount not exceeding 5% of
                                             the value of the total assets of
                                             the Trust at the time of the
                                             borrowing (for purposes of the
                                             foregoing, "temporary purposes"
                                             means that the borrowing is to be
                                             repaid within sixty days and is not
                                             to be extended or renewed);

                  (ii) except as provided in paragraph 5 of this Part I, issue additional shares of any series of Preferred Shares or any class or series of shares ranking prior to or on a parity with Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolutions, liquidation or winding up of the Trust, or reissue any Preferred Shares previously purchased or redeemed by the Trust;

                  (iii)    engage in any short sales of securities;

                  (iv)     lend securities;

                  (v) merge or consolidate into or with any other corporation or entity;

                  (vi)     change the Pricing Service; and

                  (vii)    enter into reverse repurchase agreements.

         In the event any Preferred Shares are outstanding and another nationally-recognized statistical rating organization is rating such shares in addition to or in lieu of Moody's or Fitch, the Trust shall comply with any restrictions imposed by such rating agency, which restrictions may be more restrictive than those imposed by Moody's or Fitch.

14.      MISCELLANEOUS.

         (a) AMENDMENT OF THIS SECTION TO ADD ADDITIONAL SERIES. Subject to the provisions of paragraph 13(c)(ii) of this Part I, the Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Section 12.1 or required by applicable law), amend this
Section 12.1 to (1) reflect any amendments hereto which the Trustees is entitled to adopt pursuant to the terms of this Section 12.1 without shareholder approval or (2) add additional series of Preferred Shares or additional shares of a series of Preferred Shares (and terms relating thereto) to the series and Preferred Shares theretofore described thereon. Each such additional series and all such additional shares shall be governed by the terms of this section.

         (b) NO FRACTIONAL SHARES. No fractional shares of Preferred Shares shall be issued.

         (c) STATUS OF PREFERRED SHARES REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE TRUST. Preferred Shares which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued preferred shares without designation as to series.

         (d) BOARD MAY RESOLVE AMBIGUITIES. To the extent permitted by applicable law, the Trustees may interpret or adjust the provisions of this
Section 12.1 to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Section 12.1 with respect to any series of Preferred Shares prior to the issuance of shares of such series.

         (e)      HEADING NOT DETERMINATIVE. The headings contained in this
Section 12.1 are for convenience of reference only and shall not affect the meaning or interpretation of this Section 12.1.

         (f) NOTICES. All notices or communications, unless otherwise specified in the Bylaws of the Trust or this Section 12.1, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

                                   PART II.

1.       ORDERS.

         (a) Prior to the Submission Deadline on each Auction Date for shares of a series of Preferred Shares:

                  (i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                           (A) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                           (B) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                           (C) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series;

and

                  (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

         For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i) (A), (i) (B), (i) (C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

         (b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                           (B)      such number or a lesser number of
                  Outstanding shares of such series to be determined as set forth in clause (iv) of paragraph 4(a) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                           (C) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause
                  (iii) of paragraph 4(b) of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

                  (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding shares of such series specified in such Sell Order; or

                           (B)      such number or a lesser number of
                  Outstanding shares of such series as set forth in clause (iii) of paragraph 4(b) of this Part II if Sufficient Clearing Bids for shares of such series do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of Preferred Shares shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 2(c) of this
                  Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of paragraph 7 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such shares.

                  (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                           (A) the number of outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                           (B)      such number or a lesser number of
                  Outstanding shares of such series as set forth in clause (v) of paragraph 4(a) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

         (c) No Order for any number of Preferred Shares other than whole shares shall be valid.

2.       SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

         (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                  (i) the name of the Bidder placing such Order (which shall be the Broker- Dealer unless otherwise permitted by the Trust);

                  (ii) the aggregate number of shares of such series that are the subject of such order;

                  (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

                           (A) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

                           (B) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                           (C) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

                  (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

         (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

         (c) If an Order or Orders covering all of the outstanding Preferred Shares of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate Period Days, the Auction Agent shall deem a Sell order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                  (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

                  (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                           (B) subject to subclause (A), if more than one Bid of
                  an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                           (C) subject to subclauses (A) and (B), if more than
                  one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                           (D) in any such event, the number, if any, of such
                  Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

                  (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

         (e) If more than one Bid for one or more shares of a series of Preferred Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

         (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

         (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

                  (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares" of such series);

                  (ii) from the Submitted Orders for shares of such series whether:

                           (A) the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for shares of such series;

                  exceeds or is equal to the sum of:

                           (B) the number of Outstanding shares of such series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate for shares of such series; and

                           (C) the number of Outstanding shares of such series subject to Submitted Sell Orders

                  (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

                  (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

                           (A) (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                           (B) (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted; would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares of such series.

         (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph 3(a) of this Part II, the Auction Agent shall advise the Trust of the Maximum Rate for shares of the series of Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

                  (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next Succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

                  (ii) if sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

                  (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be equal to the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of
         (A) (I) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period consists of fewer than 183 Rate Period Days; (II) the Treasury Bill Rate on such Auction Date for such Rate Period, if such Rate Period consists of more than 182 but fewer than 365 Rate Period Days; or (III) the Treasury Note Rate on such Auction Date for such Rate Period, if such Rate Period is more than 364 Rate Period Days (the rate described in the foregoing clause
         (A)(I), (II) or (III), as applicable, being referred to herein as the "Benchmark Rate") and (B) 1 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income, whichever is greater; provided, however, that if the Trust has notified the Auction Agent of its intent to allocate to shares of such series in such Rate Period any net capital gains or other income taxable for Federal income tax purposes ("Taxable Income"), the Applicable Rate for shares of such series for such Rate Period will be
         (i) if the Taxable Yield Rate (as defined below) is greater than the Benchmark Rate, then the Benchmark Rate, or (ii) if the Taxable Yield Rate is less than or equal to the Benchmark Rate, then the rate equal to the sum of (x) the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of the Benchmark Rate multiplied by the factor set forth in the preceding clause (B) and (y) the product of the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax applicable to ordinary income, whichever is greater, multiplied by the Taxable Yield Rate.
         For purposes of the foregoing, Taxable Yield Rate means the rate determined by (a) dividing the amount of Taxable Income available for distribution per share of such series of Preferred Shares by the number of days in the Dividend Period in respect of which such Taxable Income is contemplated to be distributed, (b) multiplying the amount determined in (a) above by 365 (in the case of a Dividend Period of 7 Rate Period Days) or 360 (in the case of any other Dividend Period), and (c) dividing the amount determined in (b) above by $25,000.

4. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.

         Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 3(a) of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

         (a) If Sufficient Clearing Bids for shares of a series of Preferred Shares have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs 4(d) and 4(e) of this Part II, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                  (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

                  (ii) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

                  (iii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

                  (iv) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares ("remaining shares") in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Preferred Shares subject to such Submitted Bid, but only in an amount equal to the number of Preferred Shares of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                  (v) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

         (b) If Sufficient Clearing Bids for shares of a series of Preferred Shares have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph 4(d), Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                  (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

                  (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted; and

                  (iii) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

         (c) If all of the Outstanding shares of a series of Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

         (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph 4(a) or clause (iii) of paragraph 4(b) of this Part II, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Preferred Shares.

         (e) If, as a result of the procedures described in clause (v) of paragraph 4(a) of this Part I, any Potential Holder would be entitled or required to purchase less than a whole share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares of such series for purchase among Potential Holders so that only whole shares of Preferred Shares of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares of such series on such Auction Date.

         (f) Based on the results of each Auction for shares of a series of Preferred Shares, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Preferred Shares of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

         (g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver

Preferred Shares of any series or to pay for Preferred Shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

5.       NOTIFICATION OF ALLOCATIONS.

         Whenever the Trust intends to include any net capital gains or other income taxable for Federal income tax purposes in any dividend on Preferred Shares, the Trust may, but shall not be required to, notify the Auction Agent of the amount to be so included not later than the Dividend Payment Date next preceding the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Trust, it will be required in turn to notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will be required to notify its Beneficial Owners and Potential Beneficial Owners of Preferred Shares believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date.

6.       AUCTION AGENT.

         For so long as any Preferred Shares are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its affiliates (which however may engage or have engaged in business transactions with the Trust or its affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Preferred Shares are outstanding, the Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of a series of Preferred Shares shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for a series of Preferred Shares and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealer's inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealer's inquiry.

7.       TRANSFER OF PREFERRED SHARES.

         Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 7 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

8.       GLOBAL CERTIFICATE.

         Prior to the commencement of a Voting Period, (i) all of the shares of a series of Preferred Shares outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of Preferred Shares shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.